As filed with the Securities and Exchange Commission on July 15, 1999
      =====================================================================

                                                 Registration No. 333-75369
___________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              _______________

                           AMENDMENT NUMBER 2 TO
                                  FORM S-3
          Registration Statement Under The Securities Act of 1933

                      PP&L Transition Bond Company LLC
                     (Issuer with respect to the Bonds)
     (Exact name as specified in registrant's Certificate of Formation)

            Delaware                                   23-3004428
 (State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                     PP&L Transition Bond Company LLC,
                  Two North Ninth Street, GENA 9-2, Room 3
                       Allentown, Pennsylvania 18101
                               (610)774-7934

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               James E. Abel
                  Two North Ninth Street, GENA 9-2, Room 3
                       Allentown, Pennsylvania 18101
                               (610) 774-7934

          (Name, address, including zip code, and telephone number including area code, of agent for service)

                                ___________

                                 Copies to:

         Christopher J. Kell                          Dean E. Criddle
 Skadden, Arps, Slate, Meagher & Flom LLP   Orrick, Herrington & Sutcliffe LLP
           919 Third Avenue                           400 Sansome Street
       New York, New York 10022                    San Francisco, CA 94111
           (212) 735-2160                              (415) 773-5783



      Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                     CALCULATION OF REGISTRATION FEE

 ============================================================================================================
                                                   Proposed Maximum     Proposed Maximum          Amount of
 Title of Each Class of          Amount to          Offering Price          Aggregate           Registration
 Securities to be Registered   be Registered         per Unit(1)        Offering Price(1)            Fee
 ------------------------------------------------------------------------------------------------------------
 Transition Bonds Issuable    $ 2,570,000,000            100%            $2,570,000,000          $ 714,460(1)
 in Series
 ------------------------------------------------------------------------------------------------------------
 (1) Estimated solely for the purpose of calculating the registration fee.

 The registrant hereby amends this Registration Statement on any date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
 Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on a date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


 [FLAG]
 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                SUBJECT TO COMPLETION, DATED ________, 1999

                           Prospectus Supplement
                   (To Prospectus dated __________, 1999)

                  $_____ Transition Bonds, Series [1999-1]
                      PP&L Transition Bond Company LLC

                            PP&L, Inc., servicer

 The following securities are being offered in this prospectus supplement*:

                     Principal                         Underwriting Discounts
 Class               Amount          Price             and Commissions
 -----               ---------       ---------         ----------------------
 Class A-1 Bonds     $________       _________%        _______________%
 Class A-2 Bonds     $________       _________%        _______________%
 Class A-3 Bonds     $________       _________%        _______________%
 Class A-4 Bonds     $________       _________%        _______________%
 Class A-5 Bonds     $________       _________%        _______________%
 Class A-6 Bonds     $________       _________%        _______________%
 Class A-7 Bonds     $________       _________%        _______________%
 Class A-8 Bonds     $________       _________%        _______________%

                     Net            Expected Final      Final
 Class               Proceeds       Payment Date        Maturity Date
 -----               --------       --------------      -------------
 Class A-1 Bonds     $________       _____________      _____________
 Class A-2 Bonds     $________       _____________      _____________
 Class A-3 Bonds     $________       _____________      _____________
 Class A-4 Bonds     $________       _____________      _____________
 Class A-5 Bonds     $________       _____________      _____________
 Class A-6 Bonds     $________       _____________      _____________
 Class A-7 Bonds     $________       _____________      _____________
 Class A-8 Bonds     $________       _____________      _____________

-------------------
 (*) These securities will be referred to as the series [1999-1] bonds in this prospectus supplement.


 Interest and principal on the series [1999-1] bonds will be payable quarterly, on the 25th day of March, June and September and on the 26th day of December or the first business day after these dates, beginning December 26, 1999.

 Consider carefully the risk factors beginning on page 13 of the prospectus.

 The series [1999-1] bonds represent obligations of PP&L Transition Bond Company LLC, which is the issuer, and are backed only by the assets of the issuer. Neither PP&L, PP&L Resources, nor any of their affiliates are liable for payments on the bonds.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

           There currently is no secondary market for the series [1999-1] bonds, and there is no assurance that one will develop.

                         Morgan Stanley Dean Witter
                         Credit Suisse First Boston
                            Merrill Lynch & Co.
                            Salomon Smith Barney

                       Banc One Capital Markets, Inc.
                           Chase Securities, Inc.
                     First Union Capital Markets Group
                   Mellon Capital Management Corporation

                        Janney Montgomery Scott Inc.
                  Pryor, McClendon, Counts & Company, Inc.


        The date of this prospectus supplement is __________, 1999.

           This prospectus supplement does not contain complete information about the offering of the series [1999-1] bonds. Additional information is contained in the prospectus. Prospective investors are urged to read both this prospectus supplement and the prospectus in full. Sales of the series [1999-1] bonds may not be consummated unless the purchaser has received both this prospectus supplement and the prospectus.



                             TABLE OF CONTENTS

                           Prospectus Supplement

 WHERE TO FIND INFORMATION IN THESE DOCUMENTS .........................  S-5
 SUMMARY OF TERMS - PROSPECTUS SUPPLEMENT..............................  S-6
 THE SERIES [1999-1] BONDS............................................. S-13
      General.......................................................... S-13
      Interest......................................................... S-14
      Principal........................................................ S-14
      Optional Redemption of the Series [1999-1] Bonds................. S-17
      The Overcollateralization and Capital Amount..................... S-17
      Other Credit Enhancement......................................... S-19
 DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY......................... S-20
 Customer Class Descriptions........................................... S-20
      PP&L Will Assess Intangible Transition Charges on
        Particular Customers........................................... S-20
      PP&L's Intangible Transition Charges............................. S-21
 PP&L May Obtain Adjustments to the Intangible Transition Charges...... S-24
 DESCRIPTION OF PP&L'S BUSINESS........................................ S-24
 PP&L's Operations..................................................... S-24
      Information Which Is Available to the Series [1999-1]
        Bondholders.................................................... S-25
 UNDERWRITING THE SERIES [1999-1] BONDS................................ S-26
 RATINGS FOR THE SERIES [1999-1] BONDS................................. S-27



                WHERE TO FIND INFORMATION IN THESE DOCUMENTS

 This Prospectus Supplement and the attached Prospectus provide information about the Issuer and PP&L, including terms and conditions that apply to the Series [1999-1] Bonds. The specific terms of the [1999-1] Bonds are contained in this Prospectus Supplement. You should rely only on information on the Series [1999-1] Bonds provided in this Prospectus Supplement and the attached Prospectus. We have not authorized anyone to provide you with different information.

 We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the Issuer and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

      o Summary of Terms of the Series [1999-1] Bonds provides information concerning the amounts and the payment terms of each class of Series [1999-1] Bonds.

      o Description of Intangible Transition Property provides information concerning the asset that is the collateral for the Series [1999-1] Bonds.

 Cross references may be contained in the introductory sections which will direct you elsewhere in this Prospectus Supplement or the attached Prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

 You can find the definition of capitalized terms in the "Glossary of Defined Terms" which is Appendix A to the Prospectus. This Glossary may be found after the Section entitled "Various Legal Matters Relating to the Transition Bonds" in the Prospectus.


 SUMMARY OF TERMS - PROSPECTUS SUPPLEMENT

           This summary contains a brief description of the series [1999-1] bonds. You will find a detailed description of the terms of the offering of the series [1999-1] bonds following this summary. The terms that apply to all series of transition bonds appear in the prospectus which follows this prospectus supplement.

 Consider carefully the risk factors beginning on page 14 of the prospectus.

 THE ISSUER OF THE TRANSITION BONDS:    PP&L Transition Bond Company LLC,
                                        a Delaware limited liability company
                                        wholly owned by PP&L.

 Issuer's Address:                      Two North Ninth Street, GENA 9-2,
                                        Room 3; Allentown, PA 18101

 Issuer's Telephone Number:             (610) 774-7934

 Seller of the Intangible Tran-
 sition Property to the Issuer:         CEP Securities, an indirect wholly
                                        owned subsidiary of PP&L.

 Seller's Address:                      3960 Howard Hughes Parkway,
                                        Suite 630 North; Las Vegas, NV 89109

 Seller's Telephone Number:             (702) 866-2202

 Servicer of the Intangible
 Transition Property:                   PP&L, an electric utility serving
                                        approximately 1.3 million customers
                                        in central and eastern  Pennsylvania.

 TRUSTEE:                               The Bank of New York

 Closing Date:                          On or about August __, 1999

 Minimum Denominations:                 $1,000


 The Terms of the Series [1999-1] Bonds

                                      Class A-1 Bonds     Class A-2 Bonds
                                      ---------------     ---------------
 Principal Amount:                         $__________         $__________

 Bond Rate Per Annum:                           _____%              _____%

 Interest Accrual Method:                      30/360              30/360

 Payment Dates:                       March 25, June 25,   March 25, June 25,
                                      September 25 and     September 25 and
                                      December 26          December 26

 First Payment Date:                  December 26, 1999    December 26, 1999

 Expected Final Payment Date:         ____________         ____________

 Final Maturity Date:                 ____________         ____________

 Cusip Number:                        ____________         ____________

 Anticipated Ratings
(Moody's/S&P/Fitch IBCA):             ____________         ____________

                                      Class A-3 Bonds      Class A-4 Bonds
                                      ---------------      ---------------
 Principal Amount:                         $__________         $__________

 Bond Rate Per Annum:                           _____%              _____%

 Interest Accrual Method:                      30/360              30/360

 Payment Dates:                       March 25, June 25,   March 25, June 25,
                                      September 25 and     September 25 and
                                      December 26          December 26

 First Payment Date:                  December 26, 1999    December 26, 1999

 Expected Final Payment Date:         ____________         ____________

 Final Maturity Date:                 ____________         ____________

 Cusip Number:                        ____________         ____________
 Anticipated Ratings
 (Moody's/S&P/Fitch IBCA):            ____________         ____________

                                      Class A-5 Bonds      Class A-6 Bonds
                                      ---------------      ---------------
 Principal Amount:                         $__________         $__________

 Bond Rate Per Annum:                           _____%              _____%

 Interest Accrual Method:                      30/360              30/360

 Payment Dates:                       March 25, June 25,   March 25, June 25,
                                      September 25 and     September 25 and
                                      December 26          December 26

 First Payment Date:                  December 26, 1999    December 26, 1999

 Expected Final Payment Date:         ____________         ____________

 Final Maturity Date:                 ____________         ____________

 Cusip Number:                        ____________         ____________
 Anticipated Ratings
 (Moody's/S&P/Fitch IBCA):            ____________         ____________

                                      Class A-7 Bonds      Class A-8 Bonds
                                      ---------------      ---------------
 Principal Amount:                         $__________         $__________

 Bond Rate Per Annum:                           _____%              _____%

 Interest Accrual Method:                      30/360              30/360

 Payment Dates:                       March 25, June 25,   March 25, June 25,
                                      September 25 and     September 25 and
                                      December 26          December 26

 First Payment Date:                  December 26, 1999    December 26, 1999

 Expected Final Payment Date:         ____________         ____________

 Final Maturity Date:                 ____________         ____________

 Cusip Number:                        ____________         ____________
 Anticipated Ratings
 (Moody's/S&P/Fitch IBCA):            ____________         ____________



The Collateral

PP&L Transition Bond Company LLC will own intangible transition property, a property right created under the Competition Act. In general terms, the intangible transition property represents the right to recover

    o the principal amount of the transition bonds, and

    o the interest, fees, costs, charges, credit enhancement and premiums, if any, associated with the transition bonds.

Those amounts will be recovered through intangible transition charges payable by retail consumers of electricity within PP&L's service territory who access PP&L's transmission and distribution system. The principal amount of the transition bonds is equal to a portion of PP&L's stranded costs. Stranded costs are an electric utility's net electric generation related costs which traditionally would be recoverable under a regulated environment but which may not be recoverable in a competitive electric generation market. The intangible transition property is described in more detail under "The Contribution Agreement--Assignment of the Intangible Transition Property and Related Rights to the Seller" in the prospectus.

In connection with the issuance of the series [1999-1] bonds, CEP Securities will sell intangible transition property to PP&L Transition Bond Company LLC to support the issuance of up to $2.57 billion in principal amount of transition bonds. PP&L, as servicer of the intangible transition property, will collect the intangible transition charges from customers on behalf of PP&L Transition Bond Company LLC. Other entities may be required to collect intangible transition charges from customers and pay the amounts collected to PP&L, as servicer. Since the amount of intangible transition charges collected will depend on the amount of electricity delivered to customers within PP&L's service territory, the amount of intangible transition charges collected may vary substantially from year to year. See "The Servicer of the Intangible Transition Property" in the prospectus.

In order to facilitate the possible issuance of the transition bonds in multiple series on different issuance dates, PP&L arranged for the formation of CEP Securities Co. LLC as a bankruptcy remote special purpose entity for the purpose of holding any remaining intangible transition property not sold to PP&L Transition Bond Company LLC on or before the issuance of the first series of transition bonds. PP&L, CEP Securities Co. LLC and two other affiliates of PP&L entered into a contribution agreement in order to provide for the assignment of the intangible transition property to CEP Securities Co. LLC in accordance with the Competition Act. See "The Contribution Agreement" in the prospectus.

Payment Sources

On each payment date, the trustee will pay amounts owed on the series [1999-1] Bonds from

    o amounts received from the servicer with respect to intangible transition charges during the prior quarter; and

    o amounts available for withdrawal from trust accounts held by the trustee or paid pursuant to contracts pledged to secure one or more series of transition bonds.

The series [1999-1] bonds will not be payable from collateral that is separate from that securing other series of bonds. All series will be payable from the same collateral. If another series of bonds is issued, the principal source of repayment for that series will also be the intangible transition charges collected by the servicer. The issuance of other series of transition bonds is not expected to adversely affect collections of intangible transition charges to make payments on the series [1999-1] bonds. This is because intangible transition charges and adjustments of those charges are generally based on the total principal amount of all transition bonds outstanding. In addition, the issuance of any additional series of transition bonds would be subject to confirmation by the applicable rating agencies that this issuance would not result in a reduction or withdrawal of the current ratings on the outstanding series [1999-1] bonds. See "The Indenture" in the prospectus.

Interest Payments

On each payment date, PP&L Transition Bond Company LLC will pay interest on each class of the series [1999-1] bonds as follows:

Interest accrues on the outstanding principal amount of the series [1999-1] bonds on a quarterly basis. Interest payments for all classes of the series [1999-1] bonds will be made on a pari passu basis. The series [1999-1] bonds will accrue interest on any interest payments which were not made on a timely basis.

Interest means, for any payment date for the series [1999-1] bonds, the sum, without duplication, of:

    o an amount equal to the amount of interest accrued at the applicable interest rates from the prior payment date with respect to the series [1999-1] bonds;

    o any unpaid interest plus any interest accrued on this unpaid interest;

    o if the transition bonds have been declared due and payable, all accrued and unpaid interest thereon; and

    o if the series [1999-1] bonds are to be redeemed, the amount of interest that will accrue on the series [1999-1] bonds to the redemption date.

For the December 26, 1999 payment date, interest will accrue from the closing date.

Principal Payments

On each payment date, the amount required to be paid as principal on the transition bonds, including the series [1999-1] bonds, will equal:

    o the unpaid principal amount of any series due on the final payment date of that series; plus

    o the unpaid principal amount of any transition bonds called for redemption; plus

    o the unpaid principal amount if there is a default on the transition bonds and the trustee or the holders of a majority of the principal amount of the transition bonds declare the transition bonds to be due and payable; plus

    o the principal scheduled to be paid on the transition bonds on that payment date.

            On each payment date, holders of each class of series [1999-1] bonds will be entitled to receive payments of principal in a sequential manner, to the extent funds are available, as follows:

    1. To the holders of the Series [1999-1] Bonds Class A-1, until this class is paid in full;

    2. To the holders of the Series [1999-1] Bonds Class A-2, until this class is paid in full;

    3. To the holders of the Series [1999-1] Bonds Class A-3, until this class is paid in full;

    4. To the holders of the Series [1999-1] Bonds Class A-4, until this class is paid in full;

    5. To the holders of the Series [1999-1] Bonds Class A-5, until this class is paid in full;

    6. To the holders of the Series [1999-1] Bonds Class A-6, until this class is paid in full; 7.To the holders of the Series [1999-1] Bonds Class A-7, until this class is paid in full; and

    8. To the holders of the Series [1999-1] Bonds Class A-8, until this class is paid in full.

Optional Redemption

PP&L Transition Bond Company LLC may redeem the series [1999-1] bonds, at its option, on any payment date if the outstanding principal balance of the series [1999-1] bonds (after giving effect to payments that would otherwise be made on that payment date) is less than five percent of the initial principal balance of the series [1999-1] bonds. In the case of redemption, PP&L Transition Bond Company LLC will pay the outstanding principal amount of the series [1999-1] bonds together with accrued but unpaid interest as of the redemption date. The trustee will give notice of the redemption to series [1999-1] bondholders not less than five days nor more than 45 days prior to the redemption date. The series [1999-1] bonds will not be redeemed in any other circumstances.

Particular Credit Enhancement Features

Credit enhancement for the series [1999-1] bonds includes the following:

    o PP&L, as servicer of the intangible transition property on behalf of PP&L Transition Bond Company LLC, will make adjustments to the intangible transition charges it bills to customers, upon approval by the Pennsylvania PUC. PP&L will make these adjustments if it determines that it is not collecting sufficient intangible transition charges for PP&L Transition Bond Company LLC

      1) to make timely payments on the series [1999-1] bonds,

      2) to pay fees, costs and charges associated with the transition bonds, and

      3) to fund any of the subaccounts to its required level.

The following table summarizes the adjustment frequency of the intangible transition charges with respect to the series [1999-1 bonds]:

                              Adjustment Date
                              ---------------
Annual Adjustments            1/1/00-1/1/08
Quarterly Adjustme            7/1/08 and 10/1/08
Monthly Adjustment            1/1/09-5 /1/09

If the last class of the series [1999-1] bonds is not paid at its final maturity date, the intangible transition charges will continue to be charged but not for service rendered after December 31, 2009. In that case, the final adjustment date will be December 1, 2009. See "The PUC Order and the Intangible Transition Charges" in the prospectus.

    o Collection Account - Under the indenture, the trustee will hold a single collection account, divided into various subaccounts, for all series of transition bonds. The primary subaccounts for credit enhancement purposes are:

      1) Overcollateralization Subaccount -The funding level for the overcollateralization subaccount is 0.5% of the initial principal amount of the series [1999-1] bonds, which will be funded ratably over the life of the transition bonds.

      2) Capital Subaccount - An amount equal to 0.5% of the principal amount of the series [1999-1] bonds will be deposited in the capital subaccount on the closing date.

      3) Reserve Subaccount - Any excess amount of intangible transition charge collections and investment earnings not released to PP&L Transition Bond Company LLC will be held in the reserve subaccount.

The credit enhancement for the series [1999-1] bonds is intended to protect you against losses or delays in scheduled payments on your series [1999-1] bonds.


                         THE SERIES [1999-1] BONDS

           The Series [1999-1] Bonds will be issued under and secured pursuant to the Indenture as supplemented. The following summary describes the material terms of the Series [1999-1] Bonds.

 General

           The Series [1999-1] Bonds will be issued on the Series Issuance Date and will include the following Classes. For information on how the Bond Rate was calculated, see " Interest" below:

                                  TABLE 1

         Initial Class       Expected Final      Final
 Class  Principal Balance     Payment Date    Maturity Date   Bond Rate
 -----  -----------------    --------------   -------------   ----------
 A-1    $_____________      _____________     _____________   [_____________%]
                                (_______)         (_______)

 A-2    $_____________      _____________     _____________   [_____________%]
                                (_______)         (_______)

 A-3    $_____________      _____________     _____________   [_____________%]
                                (_______)         (_______)

 A-4    $_____________      _____________     _____________   [_____________%]
                                (_______)         (_______)

 A-5    $_____________      _____________     _____________   [_____________%]
                                (_______)         (_______)

 A-6    $_____________      _____________     _____________   [_____________%]
                                (_______)         (_______)

 A-7    $_____________      _____________     _____________   [_____________%]
                                (_______)         (_______)

 A-8    $_____________      _____________     _____________   [_____________%]
                                (_______)         (_______)


           How PP&L Transition Bond Company LLC Will Make Series [1999-1] Bond Payments. PP&L Transition Bond Company LLC will pay interest and principal relating to the Series [1999-1] Bonds through DTC or, if the Series [1999-1] Bonds are no longer in book-entry form, at the offices of The Bank of New York at 101 Barclay Street, Floor 12 East, New York, NY 10286, Attention: Asset Backed Finance Unit. PP&L Transition Bond Company LLC will make payments by wire transfer in immediately available funds to the account designated by Cede & Co. as nominee of DTC if the Series [1999-1] are in book-entry form. Otherwise, PP&L Transition Bond Company LLC will make payments by check mailed first-class, postage prepaid to a Series [1999-1] Bondholder's address as it appears as of the record date on the register maintained by the Trustee. After prior notice to the Series [1999-1] Bondholders, PP&L Transition Bond Company LLC will pay the final installment of principal and premium, if any, only upon presentation and surrender of the Series [1999-1] Bonds at a place specified in the notice. A beneficial owner of a Series [1999-1] Bond will receive payments from the securities intermediary through whom it holds the Series [1999-1] Bonds.

 Interest

           Interest on each Class of the Series [1999-1] Bonds will accrue beginning on the Series Issuance Date at the respective Bond Rates indicated above. For each Class of the Series [1999-1] Bonds, interest is payable on each Payment Date, commencing December 26, 1999, to the persons in whose names the Series [1999-1] Bonds of each Class are registered at the close of business on the preceding record date.

           On each Payment Date, each Class of Series [1999-1] Bonds will be entitled to receive payments of interest on a pari-passu basis among all classes. The record date with respect to any Payment Date will be the close of business on the Business Day preceding the Payment Date.

 Principal

           On each Payment Date, holders of each Class of Series [1999-1] Bonds will be entitled to receive payments of principal in a sequential manner, to the extent funds are available, as follows:

    1. To the holders of the Series [1999-1] Bonds Class A-1, until this class is retired in full;

    2. To the holders of the Series [1999-1] Bonds Class A-2, until this class is retired in full;

    3. To the holders of the Series [1999-1] Bonds Class A-3, until this class is retired in full;

    4. To the holders of the Series [1999-1] Bonds Class A-4, until this class is retired in full;

    5. To the holders of the Series [1999-1] Bonds Class A-5, until this class is retired in full;

    6. To the holders of the Series [1999-1] Bonds Class A-6, until this class is retired in full;

    7. To the holders of the Series [1999-1] Bonds Class A-7, until this class is retired in full; and

    8. To the holders of the Series [1999-1] Bonds Class A-8, until this class is retired in full.

 However, the principal payment on any Class on a Payment Date will not be greater than the amount necessary to reduce the Class Principal Balance of the Class to the amount specified in Table 2 for the Class and Payment Date.

           The entire unpaid principal amount of each Class of the Series [1999-1] Bonds will be due and payable on the Final Maturity Date for the Class.

           In the event of an acceleration of payments following a default on the Series [1999-1] Bonds, principal payments on each Class of Series [1999-1] Bonds will be made on a pro-rata basis based on the respective amount of the outstanding principal for each Class as of the prior Payment Date.

           The Expected Amortization Schedule for the Series [1999-1] Bonds. The following table sets forth the Principal Balance that is scheduled to remain outstanding on each Payment Date for each Class of the Series [1999-1] Bonds after giving effect to the payments made on that date. In preparing the table, it has been assumed, among other things, that:

    1. the Series [1999-1] Bonds are issued on August , 1999,

    2. payments on the Series [1999-1] Bonds are made on each Payment Date, commencing on December 26, 1999,

    3. the quarterly Servicing Fee for the Series [1999-1] Bonds equals
       $312,500,

    4. the quarterly fee paid to the Trustee under the Indenture for the Series [1999-1] Bonds equals $ ;

    5. the quarterly fees paid to the Independent Managers equals $1,250;

    6. the quarterly fee paid to the Administrator under the Administration Agreement for the Series [1999-1] Bonds equals $25,000;

    7. there are no net earnings on amounts on deposit in the Collection
       Account;

    8. management fees, trustee fees, administration fees, operating expenses, including all other fees, costs and charges of the Issuer and amounts owed by the Issuer to the Trustee and to the Servicer, are paid in the amount of $_____ in the aggregate for all Series on each Payment Date; and

    9. all ITC Collections are deposited in the Collection Account in accordance with PP&L's forecasts.

                                                 TABLE 2
                                        Expected Amortization Schedule

                    Outstanding Class Principal Balance
 Payment Date  Class A-1  Class A-2  Class A-3  Class A-4  Class A-5  Class A-6  Class A-7  Class A-8
 ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

 12/26/99
 3/25/00
 6/25/00
 9/25/00
 12/26/00
 3/25/01
 6/25/01
 9/25/01
 12/26/01
 3/25/02
 6/25/02
 9/25/02
 12/26/02
 3/25/03
 6/25/03
 9/25/03
 12/26/03
 3/25/04
 6/25/04
 9/25/04
 12/26/04
 3/25/05
 6/25/05
 9/25/05
 12/26/05
 3/25/06
 6/25/06
 9/25/06
 12/26/06
 3/25/07
 6/25/07
 9/25/07
 12/26/07
 3/25/08
 6/25/08
 9/25/08
 12/26/08

      Series [1999-1] Bond Principal Payments May Be Made Later than Scheduled. There can be no assurance that the principal balance of any Class of the Series [1999-1] Bonds will be reduced in the amounts indicated in the foregoing table. The actual principal payments on the Class may be made on a Payment Date later than indicated in the table. The Series [1999-1] Bonds will not be in default if not paid on the dates specified in Table 2.

 Optional Redemption of the Series [1999-1] Bonds

      The Issuer may redeem the Series [1999-1] Bonds, at its option, on any Payment Date if the outstanding principal balance of the Series [1999-1] Bonds (after giving effect to payments that would otherwise be made on that Payment Date) is less than five percent of the initial principal balance of the Series [1999-1] Bonds. In the case of redemption, the Issuer will pay the outstanding principal amount of the Series [1999-1] Bonds together with accrued but unpaid interest as of the redemption date. The Trustee will give notice of the redemption to Series [1999-1] Bondholders not less than five days nor more than 45 days prior to the redemption date. The Series [1999-1] Bonds will not be redeemed in any other circumstances.

 The Overcollateralization and Capital Amount

      The Overcollateralization Subaccount. The Overcollateralization Amount for the Series [1999-1] Bonds is $12.85 million. As shown in Table 3, the Intangible Transition Charges related to the Series [1999-1] Bonds will be calculated at and periodically adjusted to a level that is designed to collect the Overcollateralization Amount in equal amounts over the life of the Series [1999-1] Bonds. The Scheduled Overcollateralization Levels, as of the date of this Prospectus Supplement, for each Payment Date for all outstanding Series of Transition Bonds, including the Series [1999-1] Bonds, are set forth below. See also "The Transition Bonds--Credit Enhancement for the Transition Bonds" and "The Indenture How Funds in the General Subaccount Will be Allocated" in the Prospectus.

                                  TABLE 3

                                                    Scheduled
      Payment Date                          Overcollateralization Level
      ------------                          ---------------------------

 12/26/99
 3/25/00
 6/25/00
 9/25/00
 12/26/00
 3/25/01
 6/25/01
 9/25/01
 12/26/01
 3/25/02
 6/25/02
 9/25/02
 12/26/02
 3/25/03
 6/25/03
 9/25/03
 12/26/03
 3/25/04
 6/25/04
 9/25/04
 12/26/04
 3/25/05
 6/25/05
 9/25/05
 12/26/05
 3/25/06
 6/25/06
 9/25/06
 12/26/06
 3/25/07
 6/25/07
 9/25/07
 12/26/07
 3/25/08
 6/25/08
 9/25/08
 12/26/08


 If amounts available in the General Subaccount and the Reserve Subaccount are not sufficient on any Payment Date to make scheduled payments to the Series [1999-1] Bondholders and to pay the fees, costs and charges specified in the Indenture, the Trustee will draw on amounts in the Overcollateralization Subaccount. See "The Transition Bonds--Credit Enhancement for the Transition Bonds" and "The Indenture How Funds in the General Subaccount Will Be Allocated" in the Prospectus. The Overcollateralization Amount has been set at a level sufficient to obtain the ratings on the Series [1999-1] Bonds which are described above under "Summary of Terms - Prospectus Supplement."

      The Capital Subaccount. Upon the issuance of the Series [1999-1] Bonds, PP&L will deposit the Required Capital Amount for the Series [1999-1] Bonds of $ _____ in the Capital Subaccount. If amounts available in the General Subaccount, the Reserve Subaccount and the Overcollateralization Subaccount are not sufficient on any Payment Date to make scheduled payments to the Series [1999-1] Bondholders and to pay the fees, costs and charges specified in the Indenture, the Trustee will draw on any amounts in the Capital Subaccount in excess of $100,000. An amount in the Capital Subaccount equal to $100,000 will be set aside to cover other operating expenses not funded from ITC Collections. The Required Capital Amount has been set at a level sufficient to obtain the ratings on the Series [1999-1] Bonds which are described above under "Summary of Terms - Prospectus Supplement."

 Other Credit Enhancement

      The Reserve Subaccount for the Series [1999-1] Bonds. ITC Collections plus investment earnings on the Collection Account, except for investment earnings on the Capital Subaccount which will be released to the Issuer if not needed on that Payment Date, will be available on each Payment Date to pay:

    1. the fees and expenses of the Trustee and the Servicer and other fees, costs and charges associated with the transition bonds including operating expenses of the Issuer,

    2. scheduled payments of principal of and interest on each Series of Transition Bonds payable on that Payment Date,

    3. any amount required to replenish the Capital Subaccount, and

    4. the amounts allocable to the Overcollateralization Subaccount,

 all as described under "The Indenture--How Funds in the General Subaccount Will Be Allocated" in the Prospectus. Any ITC Collections and investment earnings in excess of the amounts described, with the exception of investment earnings on the Capital Subaccount, will be allocated to the Reserve Subaccount. If on any Payment Date, amounts available in the General Subaccount are not sufficient to make scheduled payments to the Series [1999-1] Bondholders and to pay the fees, costs and charges specified in the Indenture, the Trustee will draw on any amounts in the Reserve Subaccount.

                  [Any others to be provided at issuance.]

 See "The Indenture--The Collection Account for the Transition Bonds" in the Prospectus.

 Issuance of Other Series

           The Issuer may issue other Series of Transition Bonds without the prior approval of the Transition Bondholders. Those Series may include terms and provisions which are unique to those particular series. A new Series of Transition Bonds may not be issued if it would result in the credit ratings on the Series [1999-1] Bonds being reduced or withdrawn.
 See "Risk Factors Other Risks Associated With an Investment in the Transition Bonds", "The Transition Bonds" and "The Indenture" in the Prospectus.


               DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY

           Intangible transition property is a property right created by the Competition Act. Intangible transition property represents the irrevocable right of an electric utility or assignee to receive through the imposition of intangible transition charges amounts sufficient to recover all of the following:

      1. the transition or stranded costs of an electric utility approved by the PUC for recovery through the issuance of transition bonds;

      2. the costs of retiring existing debt or equity capital of the electric utility or its holding company parent, including accrued interest and acquisition or redemption premium, costs of defeasance, and other related fees, costs and charges, through the issuance of transition bonds or the assignment, sale or other transfer of intangible transition property; and

      3. the costs incurred to issue, service or refinance the transition bonds, including accrued interest and acquisition or redemption premium, and other related fees, costs and charges associated with the transition bonds, or to assign, sell or otherwise transfer intangible transition property.

 In General, each Customer Class is responsible for a fixed percentage of the Intangible Transition Charges. The Intangible Transition Charges will be applied to each Rate Schedule within each Customer Class, and will be adjusted by Customer Class. See "The Competition Act" and "The PUC Order and the Intangible Transition Charges" in the Prospectus.

 Customer Class Descriptions:

           PP&L's Customer Classes. Three Customer Classes make up PP&L's customer base: Residential, Small Commercial and Industrial, and Large Commercial and Industrial. Each Customer Class includes a number of Rate Schedules. Customer Classes and Rate Schedules are created by PP&L and approved by the PUC, and are subject to change. Any changes will be reflected in any Adjustment Request filed with the PUC by PP&L. The current Customer Classes and Rate Schedules were effective on or before November 1, 1997. See "The Servicer of the Intangible Transition Property PP&L's Customer Classes and Rate Schedules" in the Prospectus.

 PP&L Will Assess Intangible Transition Charges on Particular Customers

           PP&L will assess Intangible Transition Charges on the bills of each person that:

      1. was a retail customer of electric service of PP&L located within PP&L's service territory on January 1, 1997 or that became a customer of electric service within PP&L's service territory after January 1, 1997,

      2.   is still located within PP&L's service territory, and

      3.   is receiving electric delivery service from PP&L.

 However, the Intangible Transition Charge is not payable by any person who self-generates electricity with facilities that are not operated in parallel with PP&L's transmission and distribution grid. The Intangible Transition Charges have been allocated among the three Customer Classes as well as the various Rate Schedules within each Customer Class. For a description of the Customer Classes and the Rate Schedules within each Customer Class, see " PP&L's Intangible Transition Charges" below.

 PP&L's Intangible Transition Charges

           The Qualified Transition Expenses authorized in the PUC Order are to be recovered from the Customers in each of PP&L's Customer Classes and Rate Schedules. Each Customer must pay Intangible Transition Charges on all electricity delivered by PP&L, even if the Customer elects to purchase electricity from another supplier or elects to self-generate a portion of its electricity needs. As long as the Customer is located within PP&L's retail electric service area and receives electric distribution service from PP&L or a Successor Servicer, it must pay Intangible Transition Charges, even if some other entity is providing the Customer with electricity generation service.

           Intangible Transition Charges will be allocated among PP&L's Customer Classes and Rate Schedules based on the relative generation-related charges borne by each Customer Class and each Rate Schedule through the electric rates specified in PP&L's electricity rate tariff which became effective on January 1, 1999. From this determination, PP&L will calculate the total amount of Intangible Transition Charges required to be billed to each Customer Class in order to generate ITC Collections sufficient to ensure timely recovery of Qualified Transition Expenses. That amount will be expressed as a charge or charges for each Rate Schedule. Those charges will be reflected in each Customer's bill within each Rate Schedule. The charges will vary among Customer Classes and among Rate Schedules within a Customer Class. The dollar amount of the charge on a Customer's bill is the Intangible Transition Charge payable by the Customer.

           ITC Collections will vary from projections because total electricity generation revenues are affected by changes in usage, number of Customers, rate of delinquencies and write-offs or other factors. PP&L will recalculate the charge applied to Customers' bills to adjust for such variations on each Calculation Date. See Tables 3, 4, 5, 6, 7, 8 and 9 under "The Servicer of the Intangible Transition Property" in the Prospectus.

           On each Remittance Date, the Servicer will remit all ITC Collections to the Trustee under the Indenture for deposit in the Collection Account. ITC Collections remitted by the Servicer to the Trustee will be deposited into the General Subaccount. On each Payment Date, the Trustee will allocate amounts in the General Subaccount as described under "The Indenture--How Funds in the General Subaccount Will Be Allocated" in the Prospectus.

           The Average Intangible Transition Charge for Customers. Initially, the Intangible Transition Charges billed will be approximately $________ per month for an average Customer in the Residential Customer Class; approximately $________ per month for an average Customer in the Small Commercial and Industrial Customer Class; and approximately $________ per month for an average Customer in the Large Commercial and Industrial Customer Class. Intangible Transition Charges will be collected from Customers in accordance with the design of existing Rate Schedules which consist of "block structure" demand per kilowatt and, in the case of most of the Rate Schedules, per kilowatt hour components. The Average ITC Rate tabulated below generally reflects the Rate Schedule ITC Collections divided by Rate Schedule usage in kwh. The average monthly bill for each PP&L Customer Class during 1998 was $70.69, $422.22 and $48,176.10, respectively. The following projected average Intangible Transition Charges will be imposed on Customers in each Customer Class, and the Rate Schedules within each Customer Class, beginning on the Series Issuance Date for the Series [1999-1] Bonds:


                                  TABLE 4

 Projected Average Intangible Transition Charges for the Period From August , 1999 to December 31, 1999

                                Residential

           Rate Schedule                          Average ITC Rate per kwh
           -------------                          ------------------------

           Rate Schedule RS
           Rate Schedule RTS
           Rate Schedule RTD

                      Small Commercial and Industrial

           Rate Schedule                         Average ITC Rate per kwh
           -------------                         ------------------------

           Rate Schedule GS-1
           Rate Schedule GS-3
           Rate Schedule GH-1(R)
           Rate Schedule GH-2(R)
           Rate Schedule IS-1
           Rate Schedule SA
           Rate Schedule SM
           Rate Schedule SHS
           Rate Schedule SE
           Rate Schedule SI-1(R)
           Rate Schedule TS
           Rate Schedule BL

                      Large Commercial and Industrial

           Rate Schedule                         Average ITC Rate per kwh
           -------------                         ------------------------

           Rate Schedule LP-4
           Rate Schedule IS-P
           Rate Schedule LP-5
           Rate Schedule LP-6
           Rate Schedule IS-T
           Rate Schedule LPEP
           Rate Schedule ISM
           Rate Schedule Standby

 PP&L May Obtain Adjustments to the Intangible Transition Charges

           The PUC's Intangible Transition Charge Adjustment Process. The actual ITC Collections are intended to be neither more nor less than the amount necessary to pay the principal of the Transition Bonds of each Series in accordance with the Expected Amortization Schedule, to pay interest on each Series and to fund the related expenses and reserves. In order to enhance the likelihood that the appropriate amount of Intangible Transition Charges will be collected, the Servicing Agreement requires the Servicer to seek, and the Competition Act and the PUC Order require the PUC to approve, annual adjustments to the Intangible Transition Charges on January 1 of each year. These adjustments will be based on actual ITC Collections and updated assumptions by the Servicer as to projected future usage of electricity by Customers, expected delinquencies and write-offs and future expenses relating to the Series [1999-1] Bonds. In addition, the PUC Order provides that, commencing twelve months prior to the Expected Final Payment Date for the last Series or Class of Transition Bonds, adjustments may be made quarterly or monthly. The final Adjustment Date for the Series [1999-1] Bonds will be July 1, 2009. See "The Servicing Agreement The PUC's Intangible Transition Cost Adjustment Process" in the Prospectus.


                       DESCRIPTION OF PP&L'S BUSINESS

           The following is information which supplements that provided under the heading "PP&L" in the Prospectus. For a more complete discussion of the Servicer, see "PP&L" and "The Servicer of the Intangible Transition Property" in the Prospectus.

 PP&L's Operations

           PP&L is an operating electric utility, incorporated under the laws of the Commonwealth of Pennsylvania in 1920. PP&L is the primary subsidiary of PP&L Resources, a holding company formed in 1995. The assets of PP&L equal approximately 92% of PP&L Resources' consolidated assets. The financial condition and results of operation of PP&L are currently the principal factors affecting the financial condition and results of operations of PP&L Resources.

           PP&L reported net income of $120 million on revenue of $ 968 million for the quarter ended March 31, 1999 as compared with net income of $ 109 million on revenue of $ 861 million for the quarter ended March 31, 1998.

           Actual electricity usage is dependent on factors such as weather
 conditions, demographic changes, and economic conditions.   See "Risk
 Factors Unusual Nature of Intangible Transition Property" in the Prospectus. The total annual usage adjusted for weather effects has increased for the past two years. The compounded annual growth rate in usage, adjusted for weather effects, by all Customer Classes from 1994 through 1998 was 1.6%. There can be no assurance that future usage growth rates for PP&L will be similar to historical experience.

           The Percentage Concentration Within PP&L's Large Commercial and Industrial Customers. For the year ended December 31, 1998, the largest Customer represented approximately 3.6%, and the ten largest Customers represented approximately 20.5%, of PP&L's Large Commercial and Industrial Customer Class revenues. There are no material concentrations in either of the other two Customer Classes.

           There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above.

           During the three years ending December 31, 1998, the delinquency experience for all Customers has improved substantially due to more aggressive collection efforts. However, these efforts have also increased the amount of write-offs, because these efforts led PP&L to write-off delinquent accounts at a faster rate. The amount of write-offs is expected, but is not assured, to decline in coming years due to the implementation of a residential security deposit policy which PP&L expects to complete by the end of 1999. Although no assurance can be given, PP&L expects that the delinquency or write-off experience with respect to ITC Collections will be substantially the same as its delinquency and write-off history. See "The Servicer of the Intangible Transition Charges PP&L's Customer Classes and Rate Schedules" in the Prospectus.

 Information That Is Available to the Series [1999-1] Bondholders

           The Issuer Will File Information With the SEC. The Issuer will file with the SEC all periodic reports as are required by the Exchange Act, and the rules, regulations or orders of the SEC thereunder. Copies of the Registration Statement and exhibits thereto may be obtained at the locations specified in the Prospectus under "PP&L" at prescribed rates. Information filed with the SEC can also be inspected at the SEC's site on the World Wide Web at http://www.sec.gov. The Issuer may discontinue filing periodic reports under the Exchange Act with respect to any Series at the beginning of the fiscal year following the issuance of Transition Bonds of that Series if there are fewer than 300 holders of Transition Bonds of that Series.

           Disclaimers About the Prospectus. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the Prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by the Issuer, PP&L, the Underwriters or any dealer, salesperson or other person. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time after the date of this Prospectus Supplement or the Prospectus. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.


                   UNDERWRITING THE SERIES [1999-1] BONDS

           Subject to the terms and conditions set forth in the Underwriting Agreement among the Issuer, PP&L and the Underwriters, for whom Morgan Stanley Dean Witter is acting as the representative, the Issuer has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the principal amount of Series [1999-1] Bonds set forth opposite each Underwriter's name below:

 Name                                       Class[ ]                Total
 ----                                       --------                -----
 Morgan Stanley & Co. Incorporated ......
 Credit Suisse First Boston .............
 Merrill Lynch & Co. ....................
 Salomon Smith Barney ...................

 Banc One Capital Markets, Inc. .........
 Chase Securities, Inc. .................
 First Union Capital Markets Group ......
 Mellon Capital Management Corporation ..

 Janney Montgomery Scott Inc. ...........
 Pryor, McClendon, Counts & Company, Inc.

           Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and to pay for all of the Series [1999-1] Bonds offered hereby, if any are taken.

           The Underwriters' Sales Price for the Series [1999-1] Bonds. The Underwriters propose to offer the Series [1999-1] Bonds in part directly to retail purchasers at the initial public offering prices set forth on the cover page of this Prospectus Supplement, and in part to some securities dealers at a price less a concession not in excess of ____ percent of the principal amount of the Series [1999-1] Class ____ Bonds, ____ percent of the principal amount of the Series [1999-1] Class ____ Bonds and ____ percent of the principal amount of the Series [1999-1] Class ____ Bonds. The Underwriters may allow and the dealers may reallow a concession to some brokers and dealers not in excess of ____ percent of the principal amount of the Series [1999-1] Class ____ Bonds, ____ percent of the principal amount of the Series [1999-1] Class ____ Bonds and ____ percent of the principal amount of the Series [1999-1] Class ____ Bonds. After the Series [1999-1] Bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

           No Assurance as to Resale Price or Resale Liquidity for the Series [1999-1] Bonds. The Series [1999-1] Bonds are a new issue of securities with no established trading market. The Series [1999-1] Bonds will not be listed on any securities exchange. The Underwriters have advised the Issuer that they intend to make a market in the Series [1999-1] Bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series [1999-1] Bonds.

           Various Types of Underwriter Transactions Which May Affect the Price of the Series [1999-1] Bonds. The Underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series [1999-1] Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Series [1999-1] Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series [1999-1] Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Series [1999-1] Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Series [1999-1] Bonds to be higher than they would otherwise be in the absence of these transactions. None of the Seller, PP&L, the Issuer or the Trustee or any of the Underwriters represent that the Underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

           In the ordinary course of business, each Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Issuer and its affiliates, including PP&L. In addition, each Underwriter may from time to time take positions in the Series [1999-1] Bonds.

           Under the terms of the Underwriting Agreement, the Issuer and PP&L have agreed to reimburse the Underwriters for some expenses.

           The Issuer and PP&L have agreed to indemnify the Underwriters against some liabilities, including liabilities under the Securities Act.


                   RATINGS FOR THE SERIES [1999-1] BONDS

           It is a condition of any Underwriter's obligation to purchase the Series [1999-1] Bonds that each Class of the Series [1999-1] be rated "AAA" by S&P, "Aaa " by Moody's and "AAA" by Fitch IBCA.

           Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Series [1999-1] Bond, and, accordingly, there can be no assurance that the ratings assigned to any Class of Series [1999-1] Bonds upon initial issuance will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Series [1999-1] Bonds is revised or withdrawn, the liquidity of the Class of Series [1999-1] Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Series [1999-1] Bonds other than payment in full of each Class of Series [1999-1] Bonds by the applicable Final Maturity Date.






                                 Prospectus

                 PP&L Transition Bond Company, LLC, Issuer

                            PP&L, Inc., Servicer

                              Transition Bonds


 [TEXT BOX]
 Consider carefully the risk factors beginning on page 13 of this Prospectus.

 These securities are backed by an intangible asset and issued by an issuer that has no assets other than the property described in this Prospectus. These securities are not obligations of PP&L or any affiliate other than the issuer.

 This Prospectus may be used to offer and sell a series of transition bonds only if accompanied by the Prospectus Supplement for that series.



      The Issuer

        o may periodically issue transition bonds in one or more series, each with one or more classes;

        o  will own:

           o intangible transition property, which is the right, created by Pennsylvania's Competition Act, to collect intangible transition charges in amounts designed to be sufficient to repay the transition bonds, to pay other expenses specified in the Indenture and to fund or replenish the trust accounts; and

           o  other property described in this Prospectus.

 The Transition Bonds

        o  will be payable only from assets of the Issuer;

        o will be supported by trust accounts held by the trustee for the transition bonds, and, if so stated in the applicable prospectus supplement, other credit enhancement; and

        o will be issued in series, each of which the issuer may issue without the consent of existing transition bondholders.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, nor have they determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 The date of this Prospectus is _______________.



                             TABLE OF CONTENTS

                                                                          Page

 IMPORTANT NOTICE
   ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS  . . . . . . . . . . . .   6

 SUMMARY OF TERMS - PROSPECTUS . . . . . . . . . . . . . . . . . . . . . .   7

 RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Legal, Legislative or Regulatory Action That May Adversely
     Affect Your Investment  . . . . . . . . . . . . . . . . . . . . . . .  13
   Unusual Nature of Intangible Transition Property  . . . . . . . . . . .  15
   Servicing Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   The Risks Associated With Potential Bankruptcy Proceedings  . . . . . .  20
   Other Risks Associated With An Investment In The Transition Bonds . . .  23

 FORWARD-LOOKING INFORMATION . . . . . . . . . . . . . . . . . . . . . . .  27

 PP&L  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

 THE COMPETITION ACT . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

   The Competition Act's General Effect on the Electric Utility Industry
     in Pennsylvania . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   Recovery of Stranded Costs for PP&L and Other Pennsylvania Utilities  .  32
   PP&L and Other Utilities May Securitize Stranded Costs  . . . . . . . .  33
   Only a Pennsylvania Utility May Sue for Nonpayment of Intangible
     Transition Charges  . . . . . . . . . . . . . . . . . . . . . . . . .  35

 PP&L'S RESTRUCTURING PLAN . . . . . . . . . . . . . . . . . . . . . . . .  35
   The History of PP&L's Restructuring Plan  . . . . . . . . . . . . . . .  35
   The PUC Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   How the Electricity Generation Service Provider of Last Resort
     Will Be Determined .  . . . . . . . . . . . . . . . . . . . . . . . .  40
   Other Provisions of PP&L's Restructuring Plan . . . . . . . . . . . . .  41

 THE PUC ORDER AND THE INTANGIBLE TRANSITION CHARGES . . . . . . . . . . .  41
   The PUC Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   PP&L's Intangible Transition Charges  . . . . . . . . . . . . . . . . .  44
   Customers Within PP&L's Service Territory May Choose How Their
     Electricity Consumption is Billed . . . . . . . . . . . . . . . . . .  46
   PP&L's Universal Service Program for Low-Income Customers . . . . . . .  48

 PRIOR LEGAL CHALLENGES TO THE COMPETITION ACT OR THE PUC ORDER  . . . . .  48
   Litigation Relevant to the Competition Act  . . . . . . . . . . . . . .  48
   Legislative Activity  . . . . . . . . . . . . . . . . . . . . . . . . .  50
   Potential Unexpected Regulatory Action by the PUC . . . . . . . . . . .  52

 THE SERVICER OF THE INTANGIBLE TRANSITION PROPERTY  . . . . . . . . . . .  53
   PP&L  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   PP&L Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   PP&L's Customer Classes and Rate Schedules  . . . . . . . . . . . . . .  54
   How PP&L Forecasts the Number of Customers and the Amount of
     Electricity Usage . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   PP&L's Billing Process  . . . . . . . . . . . . . . . . . . . . . . . .  70
   PP&L Maintains Limited Information on its Customers' Creditworthiness . 71 PP&L's Procedures for Collecting Intangible Transition Charges from
   Electric Generation Suppliers and Other Third Party Billers . . . . . .  74
   PP&L's Efforts to Deal With the Year 2000 Computer Issue  . . . . . . .  75

 PP&L TRANSITION BOND COMPANY LLC, THE ISSUER  . . . . . . . . . . . . . .  78

 HOW THE ISSUER WILL USE THE PROCEEDS OF THE TRANSITION BONDS  . . . . . .  81

 INCORPORATION OF DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . .  81

 THE TRANSITION BONDS  . . . . . . . . . . . . . . . . . . . . . . . . . .  82
   General Terms of the Transition Bonds . . . . . . . . . . . . . . . . .  82
   Payments of Interest and Principal on the Transition Bonds  . . . . . .  83
   Redemption of the Transition Bonds  . . . . . . . . . . . . . . . . . .  83
   Credit Enhancement for the Transition Bonds . . . . . . . . . . . . . .  84
   Transition Bonds Will Be Issued in Book-Entry Form  . . . . . . . . . .  85
   Definitive Transition Bonds . . . . . . . . . . . . . . . . . . . . . .  89

 WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
 FOR THE TRANSITION BONDS  . . . . . . . . . . . . . . . . . . . . . . . .  90

 THE CONTRIBUTION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . .  91
   Assignment of the Intangible Transition Property and Related
     Rights to the Seller  . . . . . . . . . . . . . . . . . . . . . . . .  92
   PP&L's Representations and Warranties . . . . . . . . . . . . . . . . .  92
   PP&L's Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
   PP&L's Obligation to Indemnify the Issuer and the Trustee and to
     Take Legal Action . . . . . . . . . . . . . . . . . . . . . . . . . . 102
   Successors to PP&L  . . . . . . . . . . . . . . . . . . . . . . . . . . 103
   The Treatment of the Assignment of Intangible Transition Property . . . 104

 THE SALE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .  . . 104
   CEP Securities' Sale and Assignment of Intangible Transition Property
     and Rights Under the Contribution Agreement . . . . . . . . . . . . . 104

 THE SERVICING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . 106
   PP&L's Servicing Procedures . . . . . . . . . . . . . . . . . . . . . . 106
   Potential Limitations to Collecting Intangible Transition Charges . . . 108
   The PUC's Intangible Transition Charge Adjustment Process . . . . . . . 109
   PP&L May Obtain a Letter of Credit to Ensure Remittances on Each
     Remittance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
   PP&L's Compensation for Its Role as Servicer and Its Release of
     Other Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
   PP&L's Duties as Servicer . . . . . . . . . . . . . . . . . . . . . . . 111
   P&L's Representations and Warranties as Servicer  . . . . . . . . . . . 111
   PP&L, as Servicer, Will Indemnify the Issuer and Other Related
     Entities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
   PP&L, as Servicer, Will Provide Statements to the Issuer and
     to the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
   PP&L to Provide Compliance Reports Concerning the Servicing
     Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
   Matters Regarding PP&L as Servicer  . . . . . . . . . . . . . . . . . . 114
   Events Constituting a Default by PP&L in Its Role as Servicer . . . . . 116
   The Trustee's Rights If PP&L Defaults in Its Role as Servicer . . . . . 117
   The Obligations of a Servicer That Succeeds PP&L  . . . . . . . . . . . 117

 THE INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
   The Security for the Transition Bonds . . . . . . . . . . . . . . . . . 118
   Transition Bonds May Be Issued in Various Series or Classes . . . . . . 118
   The Collection Account for the Transition Bonds . . . . . . . . . . . . 120
   How Funds in the General Subaccount Will Be Allocated . . . . . . . . . 125
   Reports to Holders of the Transition Bonds  . . . . . . . . . . . . . . 127
   The Issuer and the Trustee May Modify the Indenture . . . . . . . . . . 128
   What Constitutes an Event of Default on the Transition Bonds  . . . . . 132
   Covenants of the Issuer . . . . . . . . . . . . . . . . . . . . . . . . 135
   Access to the List of Holders of the Transition Bonds . . . . . . . . . 137
   The Issuer Must File an Annual Compliance Statement . . . . . . . . . . 138
   The Trustee Must Provide an Annual Report to All Transition
     Bondholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 138
   What Will Trigger Satisfaction and Discharge of the Indenture . . . . . 138
   The Issuer's Legal Defeasance and Covenant Defeasance Options . . . . . 138
   The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 140

 HOW A BANKRUPTCY OF PP&L OR THE
 SERVICER MAY AFFECT YOUR INVESTMENT . . . . . . . . . . . . . . . . . . . 141

 MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BOND . . . . . . . . . . . 144
   Consequences to Non-U.S. Holder . . . . . . . . . . . . . . . . . . . . 144
   Taxation of Foreign Transition Bondholders  . . . . . . . . . . . . . . 146
   Material Commonwealth of Pennsylvania Tax Matters . . . . . . . . . . . 148

 ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 148
   Plan Asset Issues For an Investment in the Transition Bonds . . . . . . 149
   Prohibited Transaction Exemptions . . . . . . . . . . . . . . . . . . . 149
   Special Considerations Applicable to Insurance Company General
     Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151
   General Investment Considerations For Prospective Plan Investors
     in the Transition Bonds . . . . . . . . . . . . . . . . . . . . . . . 151

 PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS . . . . . . . . . . . . . . 152

 RATINGS FOR THE TRANSITION BONDS  . . . . . . . . . . . . . . . . . . . . 153

 VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS  . . . . . . . . . 153



                              IMPORTANT NOTICE
               ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

      You should rely only on information on the Transition Bonds provided in this Prospectus and in the related Prospectus Supplement. We have not authorized anyone to provide you with different or additional information.

      We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

      This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make this offer or solicitation.

      You can find a Glossary of the capitalized terms used in this Prospectus and in the Prospectus Supplement in Appendix A to this Prospectus.


                       SUMMARY OF TERMS - PROSPECTUS

      This summary contains a brief description of the transition bonds that applies to all series of transition bonds issued under this prospectus. Information that relates to a specific series of transition bonds can be found in the prospectus supplement related to that series. You will find a detailed description of the terms of the offering of transition bonds following this summary.

 Consider carefully the risk factors beginning on page 14 of this Prospectus.

 The Issuer of the Transition Bonds:     PP&L Transition Bond Company LLC,
                                         a Delaware limited liability
                                         company wholly owned by PP&L. The
                                         issuer was formed solely to
                                         purchase intangible transition
                                         property and to issue one or more
                                         series of transition bonds secured
                                         by the intangible transition
                                         property.

 Issuer's Address:                       Two North Ninth Street GENA 9-2,
                                         Room 3; Allentown, PA 18101

 Issuer's Telephone Number:              (610) 774-7934

 Seller of the Intangible
 Transition Property to the
 Issuer: CEP Securities, an indirect wholly owned subsidiary of PP&L. On May 13, 1999, PP&L assigned its intangible transition property to CEP Securities pursuant to a contribution agreement. CEP
                                         Securities is a special purpose
                                         entity which is not authorized to
                                         conduct any business other than
                                         accepting the assignment of
                                         intangible transition property
                                         from PP&L, and selling this asset
                                         to the issuer.

 Seller's Address:                       3960 Howard Hughes Parkway, Suite
                                         630 North; Las Vegas, NV 89109

 Seller's Telephone Number:              (702) 866-2202

 Servicer of the Intangible
 Transition Property:                    PP&L, an operating electric
                                         utility serving approximately 1.3
                                         million customers in central and
                                         eastern Pennsylvania. PP&L, acting
                                         as servicer, will service the
                                         transferred intangible transition
                                         property pursuant to a servicing
                                         agreement between the issuer and
                                         the servicer.

 Trustee:                                The Bank of New York

 The Assets of the Issuer:               The issuer will own:

                                         o  the intangible transition property
                                            transferred to the Issuer  (See
                                            "The Contribution Agreement--
                                            Assignment of the Intangible
                                            Transition Property and Related
                                            Rights to the Seller" in this
                                            Prospectus);

                                         o  trust accounts held by the trustee;
                                            and

                                         o  other credit enhancement acquired
                                            or held to ensure payment of the
                                            transition bonds.


The Collateral

PP&L Transition Bond Company LLC will own intangible transition property, a property right created under the Competition Act. In general terms, the intangible transition property represents the right to recover

  o  the principal amount of the transition bonds, and

  o the interest, fees, costs, charges, credit enhancement and premiums, if any, associated with the transition bonds.

Those amounts will be recovered through intangible transition charges payable by retail consumers of electricity within PP&L's service territory who access PP&L's transmission and distribution system. The principal amount of the transition bonds is equal to a portion of PP&L's stranded costs. Stranded costs are an electric utility's net electric generation related costs which traditionally would be recoverable under a regulated environment but which may not be recoverable in a competitive electric generation market. The intangible transition property is described in more detail under "The Contribution Agreement --Assignment of the Intangible Transition Property and Related Rights to the Seller" in this prospectus.

On May 13, 1999, PP&L assigned its intangible transition property to the seller pursuant to a contribution agreement. The seller will sell intangible transition property to the issuer to support the issuance of up to $2.57 billion in principal amount of transition bonds. PP&L, as servicer of the intangible transition property, will collect the intangible transition charges from customers within its service territory on behalf of the issuer. Other entities may be required to collect intangible transition charges from customers within PP&L's service territory and pay the amounts collected to the servicer. See "The Servicer of the Intangible Transition Property" in this prospectus.

Payment Sources

On each payment date, the trustee will pay amounts owed on all outstanding series of transition bonds from

  o amounts collected by the servicer for the issuer with respect to intangible transition charges during the prior quarter; and

  o amounts available from trust accounts held by the trustee. These accounts are described in greater detail under "The Indenture-The Collection Account for the Transition Bonds" in this prospectus.

Priority of Distributions

On each payment date specified in the related prospectus supplement, the trustee will pay or allocate remittances by the servicer and all investment earnings on the trust accounts, to the extent funds are available in the collection account, in the following order of priority:

(1) payment of the trustee's fee, which will be a fixed fee in an amount specified in the indenture, plus expenses and indemnity amounts, if any;

(2) payment of fees to the independent managers of the issuer, which will be fixed in an amount to be agreed upon by the issuer and the independent managers;

(3) payment of the servicing fee which will be a fixed fee or percentage in an amount specified in the servicing agreement;

(4) payment of the administration fee, which will be a fixed fee in an amount specified in the administration agreement between the issuer and PP&L;

(5) payment of current operating expenses of the issuer, up to an aggregate of $100,000 for each payment date for all series;

(6) payment of the interest then due on the transition bonds, including payment of any amount payable to the swap counterparty on any interest rate swap;

(7) payment of the principal then legally required to be paid on the transition bonds, including any principal paid at final maturity or upon redemption and acceleration;

(8) payment of the principal then scheduled to be paid on the transition bonds;

(9) payment of any remaining unpaid operating expenses then owed by the issuer;

(10) replenishment of any shortfalls in the capital subaccount;

(11) allocation of any required amount to the overcollateralization subaccount;

(12) release of an amount equal to investment earnings on amounts in the capital subaccount to the issuer;

(13) allocation of the remainder, if any, to the reserve subaccount.

The amount of all fees referenced in clauses (1) through (4) above are described in the prospectus supplement for the related series of transition bonds. The priority of distributions for ITC collections, as well as available amounts in the subaccounts, are described in more detail in "The Indenture-How Funds in the General Subaccount Will Be Distributed" in this prospectus, as well as in the summary for the prospectus supplement for each series of transition bonds. A diagram depicting how the intangible transition charges and investment earnings will be allocated, may be found on page 28 of this prospectus.

Credit Enhancement and Accounts

Unless otherwise specified in any prospectus supplement, credit enhancement for the transition bonds will be as follows:

  o The servicer will make adjustments to the intangible transition charges to make up for any shortfall or reduce any excess in intangible transition charge collections, upon approval of these adjustments by the Pennsylvania PUC. The servicer will make these changes on the dates specified in the related prospectus supplement. See "The PUC Order and the Intangible Transition Charges - The PUC Order" in this Prospectus.

  o Collection Account - Under the indenture, the trustee will hold a single collection account, divided into various subaccounts, for all series of transition bonds. The primary subaccounts for credit enhancement purposes are:

    1) Overcollateralization Subaccount -The prospectus supplement for each series of transition bonds will specify a funding level for the overcollateralization subaccount. That amount will be funded ratably over the term of the transition bonds.

    2) Capital Subaccount - An amount specified in the prospectus supplement for each series of transition bonds will be deposited into the capital subaccount on the date of issuance of that series.

    3) Reserve Subaccount - Any excess amount of intangible transition charge collections and investment earnings not released to the issuer will be held in the reserve subaccount.

Each of the overcollateralization subaccount, the capital subaccount and the reserve subaccount will be available to make payments on all series of transition bonds on each payment date.

Additional credit enhancement for any series may include surety bonds or letters of credit or other forms of credit enhancement. Any additional forms of credit enhancement for each series will be specified in the related prospectus supplement. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

State Pledge

The Commonwealth of Pennsylvania has pledged that it will not limit, alter, impair or reduce the value of the intangible transition property or the intangible transition charges until the transition bonds are fully repaid or discharged. However, the Commonwealth does not have to adhere to its pledge if adequate compensation is provided to the transition bondholders. The competition act does not define adequate compensation. Thus, the amount of this compensation may not be sufficient to protect your transition bond investment.

Optional Redemption

A prospectus supplement may provide for redemption of a series of transition bonds at the option of the issuer at a redemption price not less than the outstanding principal of and accrued interest on the transition bonds.

Payment and Record Dates

The payment and record dates for each series of transition bonds will be specified in the corresponding prospectus supplement.

Expected Final Payment Dates and Final Maturity Dates

Failure to pay the entire outstanding amount of the transition bonds of any class or series by the expected final payment date will not result in a default with respect to that class or series until the final maturity date for the class or series. The expected final payment date and the final maturity date of each series and class of transition bonds will be specified in the corresponding prospectus supplement.

Reports to Transition Bondholders

Pursuant to the indenture, the trustee will provide to the holders of record of the transition bonds regular reports prepared by the servicer containing information concerning, among other things, the issuer and the collateral. Unless and until transition bonds are issued in definitive form, the reports will be provided to Cede. The reports will be available to transition bondholders upon request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion thereon. See "The Indenture --The Trustee Must Provide an Annual Report to All Transition Bondholders" in this prospectus.

Servicing Compensation

The issuer will pay the servicer on each payment date the quarterly servicing fee with respect to all series of transition bonds, solely to the extent that the issuer has funds available to pay this fee. As long as PP&L acts as servicer, this quarterly fee will be $312,500. If a successor servicer is appointed, the quarterly servicing fee will be an amount approved by the PUC, but not in excess of 1.5% of the outstanding principal balance of the transition bonds. The servicer will be entitled to retain as additional compensation net investment income it receives on the intangible transition charges it collects pending remittance to the Trustee, as well as any late fees paid by customers to the servicer which are associated with the intangible transition charges.

Tax Status

The issuer and PP&L have received a private letter ruling from the Internal Revenue Service to the effect that the transition bonds will be classified as obligations of PP&L. In addition, in the opinion of Morgan, Lewis & Bockius LLP, special Pennsylvania tax counsel to PP&L and the Issuer, interest from Transition Bonds received by a person who is not otherwise subject to corporate or personal income tax in Pennsylvania will not be subject to these taxes. Neither residents nor nonresidents of Pennsylvania will be subject to an intangible personal property tax in respect to the Transition Bonds.

If you purchase a transition bond, you agree to treat it as debt of PP&L for U.S. federal, state and local tax purposes.

ERISA Considerations

Pension plans and other investors subject to ERISA may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan, or other investor subject to ERISA, will be deemed to certify that the purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see "ERISA Considerations" in this prospectus.



                                RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase transition bonds.

 Legal, Legislative or Regulatory Action That May Adversely Affect Your
 Investment

 Legal Action May          The intangible transition property is the
 Reduce the Value of       creation of the Competition Act and an order
 Your Investment           issued by the PUC. A court decision or a federal
                           or state law might seek to overturn either the Competition Act or the PUC's order. If this occurs, you may lose some or all of your investment or you may experience delays in recovering your investment.

                           Three lawsuits have challenged the validity of the Competition Act. Two of these alleged that the Pennsylvania legislature did not validly enact the Competition Act. A Pennsylvania court has rejected these claims. The court's decisions in those cases have not been appealed and the period for filing appeals has lapsed.

                           The third lawsuit asserted that the Competition Act provisions allowing the recovery of intangible transition charges violated the Commerce Clause of the U.S. Constitution. The Pennsylvania courts rejected that claim, and the U.S. Supreme Court denied a petition to hear the case. For a more complete description of relevant litigation, see "Prior Legal Activity Challenging the Competition Act or the PUC Order Litigation Relevant to the Competition Act" in this prospectus.

                           In addition to any future direct challenges, a court might overturn a similar statute in another state. Such a decision would not automatically invalidate the Competition Act or the related PUC order, but it might give rise to a challenge to the Competition Act. Therefore, legal activity in other states may indirectly affect the value of your investment. See "Prior Legal Activity Challenging The Competition Act or The PUC Order" in this prospectus.

 Future Legislative        The value of your investment may decline due to
 Action May Reduce the     legislative action. For example:
 Value of Your
 Investment                 o  The Pennsylvania legislature may repeal the
                               Competition Act in order to serve a
                               significant public purpose such as
                               protecting the public health and safety.
                               Under these circumstances, not withstanding the state pledge described above, it may be possible for the Pennsylvania legislature to repeal the Competition Act without providing adequate compensation to holders of transition bonds.

                            o The Pennsylvania legislature may limit or alter the intangible transition property so as to reduce its value if the legislature provides you with an amount deemed to be adequate compensation. However, that compensation ultimately may not be sufficient for you to recover fully your investment.

                            o Congress or a federal agency may decide that it can preempt the Pennsylvania legislature and pass a law or adopt a rule or regulation prohibiting or limiting the collection of intangible transition charges.

                           PP&L will not indemnify you for any changes in the law that may affect the value of your transition bonds. See "Prior Legal Activity Challenging the Competition Act or the PUC Order Legislative Activity" in this prospectus.

The PUC May Take           Apart from key items set forth in the PUC order,
Actions Which May          which are stated to be irrevocable, the PUC
Reduce the Value           retains the power to adopt, revise or rescind
of Your Investment         rules or regulations affecting PP&L or a
                           successor utility. The PUC also retains the power to interpret the irrevocable portions of the PUC order. PP&L has agreed to resist any PUC rule, regulation or decision that would reduce the value of the intangible transition property.
                           However, PP&L may not be successful in its efforts. Thus, future PUC rules, regulations or decisions may materially reduce the value of your investment. In this regard, the PUC currently is considering a request by West Penn
                           Power Co. for the issuance of a supplemental qualified rate order. The West Penn Power Co.
                           request is substantially the same as PP&L's request for a supplemental qualified rate order that the PUC approved on May 21, 1999. A number of parties have intervened in the West Penn
                           Power Co. proceeding, including the Pennsylvania
                           Office of Consumer Advocate, an association of power marketers and an association of industrial customers. Because the West Penn Power Co.
                           request is substantially the same as the PP&L request, an adverse decision by the PUC in the West Penn Power Co. proceeding could adversely affect the interpretation of the PUC order for PP&L, including interpretation of those provisions designed to protect transition bondholder interests. See "Prior Legal Activity
                           Challenging the Competition Act or the PUC Order
                           Potential Unexpected Regulatory Action by the
                           PUC" in this prospectus.

              Unusual Nature of Intangible Transition Property

 A Plant Shutdown by       Under the Competition Act, the issuer's
 PP&L May Reduce the       authority to collect intangible transition
 Value of Your             charges may depend on the continued operation of
 Investment                generation facilities for which the PUC has
                           awarded stranded cost recovery to PP&L. Failure to operate those facilities at reasonable availability levels might adversely affect the issuer's right to collect intangible transition charges. This may materially reduce the value of your investment. See "The Competition
                           Act--Recovery of Stranded Costs for PP&L and
                           Other Pennsylvania Utilities" in this
                           prospectus.

 Revenues to Pay           The primary source of funds to pay principal and
 Principal and Interest    interest on transition bonds and other qualified
 May Be Reduced If         transition expenses is revenue received through
 Customers Reduce          intangible transition charges. Those funds may
 Energy Consumption,       be reduced for various reasons, including
 Move Out of PP&L's        reduction in energy consumption, departures of
 Service Territory or      Customers from PP&L's service territory or the
 Install Alternative       installation of alternative sources of energy by
 Sources of Energy         customers. The Competition Act addresses these
                           possibilities by providing for the adjustment of intangible transition charges on a periodic basis. However, these adjustments may not be adequate if:

                             o  PP&L's projections are inaccurate;

                             o  PP&L requests insufficient adjustments;

                             o the requested adjustments would cause PP&L's rates for electricity generation to exceed the electricity generation rate cap; or

                             o the PUC does not approve PP&L's requested adjustments in a full or timely fashion.

 Adjustments to            PP&L, as servicer, is required to request from
 Intangible Transition     the PUC, on behalf of the issuer, periodic
 Charges May Not Be        adjustments of the intangible transition
 Sufficient to Protect     charges. These adjustments are intended to
 Your Investment           provide, among other things, for timely payment
                           of the transition bonds. However, the frequency of these adjustments is limited. PP&L will generally base its adjustment requests on any shortfalls during the prior adjustment period and on projections of future electricity use and the customers' ability to pay their electric bills in full and on a timely basis. However, unforeseen events, such as weather, changes in technology associated with distributed generation, changes in economic conditions or market changes due to increased competition, may make projections inaccurate. Accordingly, PP&L might request adjustments that are insufficient to provide for timely payment of the transition bonds. Also, the PUC may not approve PP&L's requests in a timely fashion. One or more of these factors may prevent PP&L from collecting a sufficient amount of intangible transition charges to repay the transition bonds on a timely basis. This may materially reduce the value of your investment. See "The Servicing
                           Agreement" in this prospectus.

 Adjustments to            The customers who will be responsible for paying
 Intangible Transition     intangible transition charges are divided into
 Charges by Rate           23 rate schedules. These rate schedules are
 Schedule May Result       grouped among three customer classes. Intangible
 in Insufficient           transition charges will be assessed by rate
 Collections               schedule within each customer class. Adjustments
                           to the intangible transition charges will also be made to each rate schedule within each customer class. A shortfall in collection in one rate schedule must be made up by adjustments to that rate schedule as well as the other rate schedules within that customer class. However, shortfalls in a customer class may not be corrected by making adjustments to rate schedules in any other customer class. Some rate schedules in a particular class have a significantly smaller number of customers than other rate schedules in that customer class. If customers in a rate schedule fail to pay intangible transition charges, the servicer may have to substantially increase the intangible transition charges for the remaining customers in that rate schedule and the other rate schedules in that customer class. The servicer may also have to take this action if consumers representing a significant percentage of a rate schedule cease to be customers. Such increases could lead to further failures by the remaining customers in that customer class to pay intangible transition charges, thereby increasing the risk of a shortfall in funds to pay the transition bonds.

 One Customer Class        The Competition Act and the PUC Order do not
 Cannot Compensate         permit costs to be shifted among customer
 for the Failure to        classes. As a result, a shortfall in collections
 Collect Intangible        of intangible transition charges in one customer
 Transition Charges        class cannot be made up by adjustments of
 from Another Customer     intangible transition charges in the other
 Class                     customer classes. See "The Competition Act" in
                           this prospectus.

 The Amount of             The Competition Act and the PUC Order set a cap
 Generation                on generation charges including intangible
 Charges Including         transition charges through December 31, 2009.
 Intangible Transition     This cap applies to each rate schedule within
 Charges May Not Exceed    each customer class separately. If there is a
 a Statutory Cap           severe or persistent shortfall in collections of
                           intangible transition charges in any rate schedule, the rate cap applicable to that rate schedule may prevent the servicer from adjusting intangible transition charges for that rate schedule in excess of the rate cap. If this occurs, the servicer would have to adjust intangible transition charges for the remaining rate schedules within that customer class. These adjustments may result in the assessment of intangible transition charges on the remaining rate schedules at a level that is limited by their rate caps. This could reduce the amount or the rate of collections of intangible transition charges, which may materially and adversely affect the value of your transition bond investment. See "The Competition Act--The
                           Competition Act's General Effect on the Electric
                           Utility Industry in Pennsylvania" in this prospectus.

                           The PUC order gives PP&L the right to request relief from the generation rate cap, if the combined total of the competitive transition charges, intangible transition charges and shopping credit exceeds the generation rate cap. However, there is no assurance that the PUC would grant this request, or that the PUC would grant the request in a timely manner.

 The Issuer May Not        PP&L may not charge intangible transition
 Charge Intangible         charges for electricity delivery after December
 Transition Charges        31, 2009. Amounts collected from intangible
 for Services Rendered     transition charges imposed for electricity
 After December 31, 2009   delivery through December 31, 2009, or from
                           credit enhancement funds, may not be sufficient to repay the transition bonds in full. If that is the case, no other funds will be available to pay the unpaid balance due on the transition bonds. See "The PUC Order and the Intangible
                           Transition Charges--PP&L's Intangible Transition
                           Charges" in this prospectus.

                                  Servicing Risks

 Your Investment           PP&L, as servicer, will be responsible for
 Relies on PP&L or         billing and collecting intangible transition
 its Successor Acting      charges and for submitting requests to the PUC
 as Servicer of the        to adjust these charges. If PP&L ceased
 Intangible Transition     servicing the intangible transition property, it
 Property                  might be hard to find a successor that can
                           perform all of the duties of servicer. For example, a successor servicer that is not a utility may not impose or adjust intangible transition charges. A successor servicer that is not a utility also may not terminate electricity service to customers or otherwise take action against customers who fail to pay their bills.
                           The PUC would have to approve any adjustment to intangible transition charges necessary to pay any increased servicing fee for a successor servicer. The issuer can not assure that this approval would be obtained. This may reduce the value of your investment. See "The Servicing
                           Agreement" in this prospectus.

 Billing and               The methodology of determining the amount of
 Collection Practices      intangible transition charges the issuer may
 May Reduce the Value      impose on each customer is set by the PUC. Thus,
 of Your Investment        PP&L cannot change this methodology. However,
                           PP&L, as servicer, may set its own billing and collection arrangements with each customer. For example, to recover part of an outstanding electricity bill, PP&L may agree to extend a customer's payment schedule or to write off the remaining portion of the bill. Also, PP&L, or a successor to PP&L as servicer, may change billing and collection practices. Similarly, the PUC may require changes to these practices.
                           These billing and collection adjustments may materially reduce the value of your investment.
                           See "The Servicer of the Intangible Transition
                           Property--How PP&L Forecasts the Number of
                           Customers and the Amount of Electricity Usage" in this prospectus.

 PP&L May Not Correctly    If PP&L incorrectly evaluates the customers'
 Evaluate Its Customers'   ability to pay their bills, it may experience
 Ability to Pay            delays in receiving payments or it may have to
 Intangible Transition     write off some payments. In that case, it may
 Charges                   have to request intangible transition charge
                           adjustments. If those adjustments are not timely and accurate, your investment's value may be materially reduced. See "The Servicer of the Intangible Transition Property--PP&L Maintains
                           Limited Information on its Customers'
                           Creditworthiness" in this prospectus.

 It May Be More            Customers may pay intangible transition charges
 Difficult to Collect      to third parties. These third parties will
 Intangible Transition     forward the charges to PP&L as servicer. These
 Charges From Third        entities must pay PP&L the intangible transition
 Parties than from         charges even if they do not collect them from
 PP&L's Retail Customers   retail customers. PP&L will have limited rights
                           to collect intangible transition charges directly from those customers who receive their electricity bills from a third party. If many customers within PP&L's service territory elect to receive their electricity bills from third parties, the issuer may have to rely on a relatively small number of entities for the collection of the bulk of the intangible transition charges. This may adversely affect your investment because:

                             o  Third parties might use more permissive
                                standards in bill collection and credit
                                appraisal than PP&L uses towards its retail customers or might be less effective in billing and collecting.

                             o If a third party collector defaults, PP&L or a successor servicer may then directly bill and collect intangible transition charges due from the third party's customers. However, the servicer will generally have only limited rights to pursue these customers to pay amounts owed to the issuer by the defaulted third party. In no event may the servicer directly bill a customer for service that was previously billed by the third party and paid by that customer to the third party.

                             o A default by a third party which collects from a large number of retail customers would have a greater impact than a default by a single retail customer.

                           The adjustment mechanism and other credit enhancement may be available to compensate for a failure by a third party collector to pay intangible transition charges over to the issuer. However, the amount of credit enhancement funds may not be sufficient to protect your investment. See "The PUC Order and the Intangible Transition Charges" in this prospectus.

Customers Within PP&L's    Customers within PP&L's service territory may
Service Territory May      stop or delay paying intangible transition
Stop or Delay Making       charges for the following reasons:
Intangible Transition
Charge Payments              o  They may become confused by the assessment
                                of a charge they have not seen before.

                             o Economic or demographic changes may reduce the number of customers within one or more of PP&L's customer classes. This would increase intangible transition charges to other customers in that customer class. This increase may raise the possibility that customers would seek legal intervention to reduce or eliminate the intangible transition charges.

                             o  A significant number of consumers of
                                electricity may decide to generate some or all of the electricity they need. If they do not operate these generating facilities in parallel with PP&L's transmission and distribution system, they generally will not be obligated to pay intangible transition charges. Even if they remain connected to PP&L's distribution system and remain legally responsible for paying intangible transition charges, these consumers, and the amount of intangible transition charges they must pay, may be difficult to identify.

                           For a discussion of electric utility
                           deregulation in Pennsylvania, see "The Servicing Agreement Potential Limitations to Collecting Intangible Transition Charges" in this prospectus.

 Potential Delays in       Principal and interest payments on the
 Payments on Transition    transition bonds could be delayed if PP&L, in
 Bonds Due to Potential    its capacity as servicer, or the trustee
 Computer Program          experiences problems in its computer programs,
 Problems Beginning        whom it relies, relating to the year 2000. Many
 in the Year 2000          existing computer programs use only two digits
                           to identify a year. These programs could fail or produce erroneous results during the transition from the year 1999 to the year 2000 and afterwards. PP&L has evaluated the impact of preparing its systems for the year 2000. It has identified areas of potential impact and is implementing conversion efforts. As of July 1, 1999, approximately 97% of PP&L's mainframe applications are year 2000 compliant. All mainframe computer systems are expected to be year 2000 compliant by the fourth quarter of 1999.

                           PP&L, or a third party on whom PP&L relies for collection of intangible transition charges, may have a computer system that is not year 2000 compliant by January 1, 2000. If this occurs, PP&L's ability to service the intangible transition property may be materially and adversely affected. In addition, the trustee may have a computer system that is not year 2000 compliant by January 1, 2000. If this occurs, the trustee's ability to make distributions on the transition bonds may be materially and adversely affected. See "The Servicer of the Intangible Transition Property--PP&L's Efforts to Deal With the Year 2000 Computer Issue" in this prospectus.

         The Risks Associated With Potential Bankruptcy Proceedings

 PP&L Will Commingle       PP&L will not segregate the intangible
 Intangible Transition     transition charges from the other funds it
 Charges with Other        collects from its customers. The intangible
 Revenues Which May        transition charges will be segregated only after
 Harm Your Investment      PP&L pays them to the trustee. PP&L will be
 in Case of Bankruptcy     permitted to remit collections on a monthly
                           basis only if:

                             o at any time PP&L has the requisite credit ratings from the rating agencies or

                             o  PP&L provides credit enhancement
                                satisfactory to the rating agencies to
                                assure remittance by PP&L to the Trustee of the intangible transition charges it collects.

                           Otherwise, PP&L will be required to remit collections within two business days of receipt. Despite these requirements, PP&L might fail to pay the full amount of the intangible transition charges to the trustee or might fail to do so on a timely basis. This failure could materially reduce the value of your investment.

                           The Competition Act provides that the rights of the issuer to the intangible transition property are not affected by the commingling of these funds with PP&L's other funds. In a bankruptcy of PP&L, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Competition Act and does not recognize the right of the issuer to collections of the intangible transition charges that are commingled with other funds of PP&L as of the date of bankruptcy. If so, the collections of intangible transition charges held by PP&L as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, the issuer would have a general unsecured claim against PP&L for those amounts. This decision could cause material delays in payment or losses on your transition bonds and could materially reduce the value of your investment. See "How a Bankruptcy of PP&L or the Servicer May Affect Your Investment" in this prospectus.

 Bankruptcy of PP&L        The Competition Act and the PUC order provide
 Could Result in Losses    that as a matter of Pennsylvania state law,
 or Delays in Payments
 on the Transition Bond      o  intangible transition property is a
                                continuous current property right of PP&L for all purposes,

                             o PP&L may make a present transfer of that property right, including the right to receive future intangible transition charges that customers do not yet owe, and

                             o  a transfer of the intangible transition
                                property from PP&L, or its affiliate, to the issuer is a true sale of the intangible transition property, not a pledge of the intangible transition property to secure a financing by PP&L.

                           See "The Competition Act" in this prospectus. These three provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of PP&L. In addition, the transaction has been structured with the objective of keeping the issuer separate from PP&L in the event of a bankruptcy of PP&L.

                           A bankruptcy court generally follows state property law on issues such as those addressed by the three provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a PP&L bankruptcy refused to enforce one or more of the state property law provisions described above for this reason, the effect of this decision on you as a transition bondholder would be similar to the treatment you would receive in a PP&L bankruptcy if the transition bonds had been issued directly by PP&L. A decision by the bankruptcy court, that despite the separateness of PP&L and the issuer, the two companies should be consolidated, would have a similar effect on you as a transition bondholder. That treatment could cause material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment. For example:

                             o  the trustee could be prevented from
                                exercising any remedies against PP&L on
                                your behalf, from recovering funds to repay the transition bonds, from using funds in the accounts under the indenture to make payments on the transition bonds, or from replacing PP&L as servicer, without permission from the bankruptcy court;

                             o  the bankruptcy court could order the
                                trustee to exchange the intangible
                                transition property for other property,
                                which might be of lower value;

                             o  tax or other government liens on PP&L's
                                property that arose after the transfer of the intangible transition property to the issuer might nevertheless have priority over the trustee's lien and might be paid from intangible transition charge collections before payments on the transition bonds;

                             o the trustee's lien might not be properly perfected in intangible transition property collections that were commingled with other funds PP&L collects from its customers as of the date of PP&L's bankruptcy, or might not be properly perfected in all of the intangible transition property, and the lien could therefore be set aside in the bankruptcy, with the result that the transition bonds would represent only general unsecured claims against PP&L;

                             o  the trustee's lien may not extend to
                                intangible transition charges in respect of electricity consumed after the commencement of PP&L's bankruptcy case, with the result that the transition bonds would represent only general unsecured claims against PP&L;

                             o  PP&L may not be obligated to make any
                                payments on the transition bonds during the pendency of the bankruptcy case;

                             o PP&L may be able to alter the terms of the transition bonds as part of its plan of reorganization;

                             o the bankruptcy court might rule that the intangible transition charges should be used to pay a portion of the cost of providing electric service; or

                             o the bankruptcy court might rule that the remedy provisions of the intangible transition property sale agreement are unenforceable, leaving the issuer with a claim of actual damages against PP&L, which may be difficult to prove.

                           Furthermore, if PP&L enters into bankruptcy, it may be permitted to stop acting as servicer. See "How a Bankruptcy of PP&L or the Servicer May Affect Your Investment" in this prospectus.

 A PUC Sequestration       If PP&L defaults on its obligations as servicer,
 Order for Intangible      the Competition Act allows the PUC to order the
 Transition Property       sequestration and payment of all intangible
 in Case of Default        transition charge collections to the transition
 Might Not Be              bondholders. The Competition Act states that
 Enforceable in            this PUC order would be effective even if made
 Bankruptcy                while PP&L or its successor is in bankruptcy.
                           However, federal bankruptcy law may prevent the PUC from issuing or enforcing this order. The indenture requires the trustee to request an order from the bankruptcy court to permit the PUC to issue and enforce the order. However, the bankruptcy court may deny the request. See "How a Bankruptcy of PP&L or the Servicer May Affect
                           Your Investment" in this prospectus.

     Other Risks Associated With An Investment In The Transition Bonds

 Absence of Secondary      The underwriters for the transition bonds may
 Market for Transition     assist in resales of the transition bonds but
 Bonds Could Limit Your    they are not required to do so. A secondary
 Ability to Resell         market for the transition bonds may not develop.
 Transition Bonds          If it does develop, it may not continue or it
                           may not be sufficiently liquid to allow you to resell any of your transition bonds. See "Plan of Distribution for the Transition Bonds" in this Prospectus.

 Potential Loss on         You may suffer a material loss on your
 Transition Bonds          transition bonds if the assets of the issuer are
 Due to Limited Assets     insufficient to pay the principal amount of the
 of the Issuer             transition bonds in full. The only source of
                           funds for payments on the transition bonds will be the assets of the issuer. These assets are limited to:

                             o  the intangible transition property,

                             o the funds on deposit in the trust accounts held by the trustee,

                             o  rights under various contracts and

                             o any other credit enhancement described in the related prospectus supplement.

                           The transition bonds will not be insured or guaranteed by PP&L, including in its capacity as servicer, or by the trustee or any other person or entity. Thus, you must rely for payment of the transition bonds solely upon collections of the intangible transition charges, funds on deposit in the trust accounts held by the trustee and any other credit enhancement described in the related prospectus supplement. See "PP&L Transition Bond Company LLC, The Issuer" in this prospectus.

 The Issuer May Issue      The issuer may issue other series of transition
 Additional Series of      bonds without your prior review or approval.
 Bonds                     These series may include terms and provisions
                           which would be unique to that particular series.
                           A new series of transition bonds may not be issued if it would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn. However, a new series could be issued that reduces or delays payments on your transition bonds. This could result from the fact that an increase in the amount of transition bonds issued will increase the amount of intangible transition charges.
                           That, in turn, could adversely affect the issuer's ability to increase intangible transition charges within the generation rate cap. See "The Transition Bonds" and "The
                           Indenture" in this prospectus. In addition, some matters may require the vote of the holders of all series and classes of transition bonds. Your interests in these votes may conflict with the interests of the transition bondholders of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

 Limited Nature of         The transition bonds will be rated by one or
 Ratings                   more established rating agencies. The ratings
                           merely analyze the probability that the issuer will repay the total principal amount of the transition bonds at final maturity and will make timely interest payments. The ratings do not assess the speed at which the issuer will repay the principal of the transition bonds. Thus, the issuer may repay the principal of your transition bonds at a different rate than you expect, which may materially reduce the value of your investment. A rating is not a recommendation to buy, sell or hold transition bonds. The rating may change at any time. A rating agency has the authority to revise or withdraw its bond rating based solely upon its own judgment. See "Ratings for the Transition
                           Bonds" in this prospectus.

 You May Have to           If so provided in a prospectus supplement, there
 Reinvest the Principal    may be optional redemptions of the transition
 of your Transition        bonds. Future market conditions may require you
 Bonds at a Lower          to reinvest the proceeds of a redemption at a
 Rate of Return Because    rate lower than the rate you received on the
 of Optional Redemption    transition bonds. The issuer cannot predict
 of the Transition Bonds   whether it will redeem any series of transition
                           bonds. See "Weighted Average Life And Yield
                           Considerations For The Transition Bonds" and
                           "The Transition Bonds--Credit Enhancement for
                           The Transition Bonds" in this prospectus.

 PP&L's Obligation to      The obligations of PP&L under the contribution
 Indemnify the Issuer      agreement to the seller have been assigned by
 For a Breach of a         the seller to the issuer. If PP&L breaches a
 Representation or         representation or warranty in the contribution
 Warranty May Not          agreement, PP&L is obligated to indemnify the
 Be Sufficient to          issuer and the trustee for any liabilities,
 Protect Your              obligation, claims, actions, suit or payments
 Investment                resulting from that breach, as well as any
                           reasonable costs and expenses incurred. In addition, PP&L is obligated to indemnify the issuer and the trustee for principal and interest on the transition bonds not paid when due in accordance with their terms as a result of a breach of a representation or warranty.
                           PP&L will not be obligated to repurchase the intangible transition property in the event of a breach of any of its representations and warranties regarding the intangible transition property, and neither the trustee nor the transition bondholders will have the right to accelerate payments on the transition bonds as a result of the breach. The seller is also obligated to indemnify the issuer and the trustee for the amount of any deposits to the issuer required to have been made which are not made when so required as a result of a breech of a representation or warranty. However, the amount of any indemnification paid by PP&L may not be sufficient for you to recover your transition bond investment. If PP&L becomes obligated to indemnify transition bondholders, the ratings on the transition bonds will likely be downgraded since transition bondholders will be unsecured creditors of PP&L with respect to any of these indemnification amounts. See "The
                           Contribution Agreement - PP&L's Obligation to
                           Indemnify the Issuer and the Trustee and to Take
                           Legal Action" in this prospectus.

 You Might Receive         The amount and the rate of collection of
 Principal Payments        intangible transition charges that PP&L will
 Later than You Expected   collect from each customer class will partially
                           depend on actual electricity usage and the amount of delinquencies and write-offs for that customer class. The amount and the rate of collection of intangible transition charges, together with the intangible transition charge adjustments described above, will generally determine whether there is a delay in the scheduled repayments of transition bond principal. If PP&L collects intangible transition charges at a slower rate than expected from any customer class, it may have to request adjustments of the intangible transition charges. If those adjustments are not timely and accurate, you may experience a delay in payments of principal and interest or a material decrease in the value of your investment. Unless there is a redemption or acceleration of the transition bonds before maturity, the transition bonds will not be retired earlier than scheduled. See "The
                           PUC Order And The Intangible Transition
                           Charges--The PUC Order" in this Prospectus.


                        FORWARD-LOOKING INFORMATION

           Some statements contained in this Prospectus and the related Prospectus Supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, are forward-looking statements within the meaning of the federal securities laws. Although PP&L and the Issuer believe that the expectations and the underlying assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

      1.  state and federal legal or regulatory developments;

      2.  national or regional economic conditions;

      3.  market demand and prices for energy, capacity and fuel;

      4.  weather variations affecting customer energy usage;

      5.  the effect of continued electric industry restructuring;

      6. new accounting requirements or new interpretations or applications of existing requirements;

      7.  operating performance of PP&L's facilities;

      8. the payment patterns of customers including the rate of delinquencies and the accuracy of the collections curve; and

      9. system conditions, including actual results in achieving Year 2000 compliance by PP&L, its subsidiaries, affiliates, vendors and others.

 Any forward-looking statements should be considered in light of these important factors and in conjunction with PP&L Resources' and PP&L's other documents on file with the SEC.

           New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time. It is not possible for PP&L or the Issuer to predict all of these factors, or the extent to which any factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which the statement is made and neither PP&L nor the Issuer undertakes any obligation to update the information contained in the statement to reflect subsequent developments or information.

           Where to Find Definitions of Capitalized Terms. Capitalized terms used in this Prospectus Supplement are defined in a Glossary of Defined Terms which is Appendix A to this Prospectus. This Glossary may be found after the Section entitled "Various Legal Matters Relating to the Transition Bonds" in the Prospectus.



            THE ALLOCATIONS AND DISTRIBUTIONS DIAGRAM IS OMITTED




             THE PARTIES TO THE TRANSACTION DIAGRAM IS OMITTED




                                    PP&L

      PP&L's Operations. PP&L is an operating electric utility, incorporated under the laws of the Commonwealth in 1920. Operating under the name of the Pennsylvania Power & Light Company until its name was changed in 1997, PP&L is the primary subsidiary of PP&L Resources, Inc., a holding company formed in 1995. The assets of PP&L comprise approximately 92% of PP&L Resources' consolidated assets, and the financial condition and results of operation of PP&L are currently the principal factors affecting the financial condition and results of operations of PP&L Resources. PP&L serves approximately 1.3 million customers in a 10,000 square mile territory in 29 counties of central and eastern Pennsylvania, with a population of approximately 2.6 million persons. This service area has 129 communities with populations over 5,000, the largest cities of which are Allentown, Bethlehem, Harrisburg, Hazleton, Lancaster, Scranton, Wilkes-Barre and Williamsport. In addition to delivering its own generation or purchased power, PP&L delivers power supplied by licensed electricity generation suppliers pursuant to the Competition Act. PP&L also markets wholesale electricity in 28 states and Canada.

      The electric utility industry is undergoing fundamental restructuring. See "The Competition Act" in this Prospectus. In addition to the
 Competition Act, in 1996 the Federal Energy Regulatory Commission issued Order No. 888 providing for competition in wholesale generation by requiring that all public utilities file non-discriminatory, open-access transmission tariffs.

      Where to Find Information About PP&L and PP&L Resources. PP&L Resources and PP&L file periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of periodic reports and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.


                            THE COMPETITION ACT

 The Competition Act's General Effect on the Electric Utility Industry in Pennsylvania

      An Overview of the Competition Act. The Competition Act, enacted in December 1996, provides for the restructuring of the electric utility industry in Pennsylvania. The Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. While electric utilities will continue to provide transmission and distribution services, the Competition Act authorizes electric generation suppliers licensed by the PUC to provide generation and related services, including billing and metering. Under the Competition Act, electric generation suppliers are subject to some limited financial and disclosure requirements and some customer protection requirements, but are generally unregulated by
 the PUC.   When PP&L provides generation service to its Customers within its service territory, it is referred to as serving as the provider of last resort. Electric distribution and transmission services will remain regulated.

      Requirements for Utilities Under the Competition Act. The Competition Act requires utilities to submit restructuring plans, which must include unbundled rates for electricity generation and transmission and distribution services, as well as proposed competitive transition charges. Competitive transition charges are assessed on and collected from all retail consumers of electricity within a utility's service territory who access the utility's transmission and distribution system and generally may be collected over a maximum period of nine years from enactment of the Competition Act. This period may be extended by the PUC. Under the Competition Act, utilities are subject to a rate cap on charges for generation through December 31, 2005 which provides that total generation charges, including the intangible transition charge and the competitive transition charge, to customers generally cannot exceed rates in place at December 31, 1996. In the case of PP&L, this generation rate cap has been extended to December 31, 2009. The Competition Act also caps transmission and distribution rates from December 31, 1996 through June 30, 2001. In the case of PP&L, this transmission and distribution rate cap has been extended to December 31, 2004. Under the Competition Act, each regulated electric utility was required to implement a retail access pilot program for customers representing 5% of the peak load of each customer class for the period from November 1, 1997 through December 31, 1998.

 Recovery of Stranded Costs for PP&L and Other Pennsylvania Utilities

      The Competition Act allows utilities an opportunity to recover their allowed stranded costs. Stranded costs include regulatory assets, the unfunded portion of the utility's projected nuclear generating plant decommissioning costs and long-term power purchase commitments for which full recovery is allowed and other costs, including investment in generating plants, spent nuclear fuel disposal, retirement costs and other transition costs, for which an opportunity for recovery is allowed in an amount determined by the PUC as just and reasonable. As a mechanism to recover these stranded costs, the Competition Act provides for the imposition and collection of competitive transition charges on customers' bills. Because competitive transition charges are imposed based on the Customer's access to the utility's transmission and distribution system, the customers will be assessed competitive transition charges regardless of whether the customers purchases electricity from the utility or an electric generation supplier. The Competition Act provides, however, that the utility's right to recover transition or stranded costs is contingent on the continued operation at reasonable availability levels of the generation facilities for which the stranded costs were awarded, except where continued operation is no longer economic on a production cost basis because of the transition to a competitive market. See "Risk
 Factors Unusual Nature of Intangible Transition Property" in this
 Prospectus.

 PP&L and Other Utilities May Securitize Stranded Costs

      The Recovery of Stranded Costs May be Facilitated by the Issuance of Transition Bonds. The Competition Act authorizes the PUC to issue "qualified rate orders" approving the issuance of transition bonds to facilitate the recovery or financing of stranded costs and related expenses of an electric utility. A utility, a finance subsidiary of a utility or a third-party assignee of a utility may issue transition bonds. Under the Competition Act, proceeds of transition bonds are required to be used principally to reduce stranded costs and the related capitalization costs of the utility as well as to pay related expenses. The transition bonds are secured by intangible transition property and payable from the intangible transition charges and may have a maximum maturity of ten years. The amounts of intangible transition charges must be allocated to customer classes in a manner that does not shift interclass or intraclass costs and maintains consistency with the allocation methodology for utility production plant accepted by the PUC in the utility's most recent base rate proceeding. Intangible transition charges can be imposed only when and to the extent that transition bonds are issued.

      The Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs and related expenses.

      The PUC Can Declare That a Qualified Rate Order is Irrevocable. Under the Competition Act, intangible transition property is created by the issuance by the PUC of a qualified rate order. The Competition Act grants to the PUC the power to specify that all or a portion of a qualified rate order will be irrevocable. The Competition Act provides that to the extent that the PUC declares all or a portion of a qualified rate order irrevocable, the PUC may not, by any subsequent action, reduce, postpone, impair or terminate either the order or the intangible transition charge authorized therein. In addition, under the Competition Act, the Commonwealth pledges and agrees with the holders of the transition bonds, and with any assignee or finance party, not to limit or alter or in any way impair or reduce the value of intangible transition property or the intangible transition charges until the related transition bonds are fully discharged. The Competition Act provides, however, that nothing precludes the Commonwealth from limiting or altering intangible transition property or the qualified rate order, provided that adequate compensation is made by law for the full protection of the intangible transition charges collected pursuant to the qualified rate order and of the holders of the transition bonds and any assignee or finance party. See "Risk Factors Legal, Legislative or Regulatory Action That May Adversely Affect Your Investment" in this Prospectus.

      The PUC May Adjust Intangible Transition Charges. The Competition Act requires the PUC to provide in all qualified rate orders a procedure for expeditiously approving periodic adjustments to the intangible transition charges. The Competition Act provides that the PUC must determine whether the adjustments are required on each anniversary of the issuance of the qualified rate order or at additional intervals as specified by the PUC. The PUC must approve the adjustment, if required, within 90 days of each request for adjustment.

      Current Customers Cannot Avoid Paying Competitive Transition Charges and Intangible Transition Charges. The Competition Act provides that the competitive transition charges and the intangible transition charges are non-bypassable which means that a utility collects these charges from retail consumers of electricity within the utility's service territory who access the utility's transmission and distribution system, and that the utility is entitled to collect intangible transition charges from those customers even if they elect to purchase electricity from another supplier or choose to operate self-generation equipment while accessing the
 utility's transmission and distribution system.   However, the intangible
 transition charges are not payable by any person who self-generates electricity with facilities that do not access the utility's transmission and distribution grid.

      Intangible Transition Property May be Assigned. The Competition Act further provides that to the extent that the utility, or any assignee of intangible transition property, assigns, sells, transfers or pledges any interest in intangible transition property, the PUC will authorize the utility to contract with the assignee for the utility to:

      1. continue to operate the system to provide electric services to the utility's customers,

      2. impose and collect the applicable intangible transition charges for the benefit and account of the assignee, and

      3. account for and remit the applicable intangible transition charges to or for the account of the assignee.

 In addition, to the extent specified in the qualified rate order, the obligations of the utility under this contract:

      1. will be binding upon the utility, its successors and assigns, and

      2. will be required by the PUC to be undertaken and performed by the utility and any other entity which provides electric service to a person that is a customer of the utility located within the utility's service territory, as a condition to providing service to the customer or the municipal entity providing these services in place of the utility.

           The Competition Act Protects the Transition Bonds' Lien on Intangible Transition Property. The Competition Act provides that a valid and enforceable security interest in intangible transition property automatically attaches from the time the related transition bonds are issued if:

      1. value is given by purchasers of the transition bonds and

      2. a filing is made with the PUC to perfect the security interest either before or within 10 days after issuance of transition bonds.

 The Competition Act provides that security interests in the intangible transition property are created and perfected only by means of a separate filing with the PUC in accordance with the provisions of the Competition Act. Upon perfection, the statutorily created lien attaches both to intangible transition property and to all revenues and proceeds of intangible transition property, whether or not such revenues have accrued. The Competition Act provides that this filing will take precedence over any other filing and will be enforceable against the assignee and all third parties, including judicial lien creditors, subject only to rights of any third parties holding security interests in intangible transition property previously perfected in accordance with the Competition Act. The Competition Act provides that priority of security interests in intangible transition property will not be defeated or adversely affected by:

      1. commingling of revenues with other funds of the utility or its assignee or

      2. changes to the qualified rate order or the intangible transition charges.

           The Competition Act Characterizes the Transfer of Intangible Transition Property as a True Sale. The Competition Act provides that a transfer by the utility or an assignee of intangible transition property will be treated as a true sale of the transferor's right, title and interest and not as a pledge or other financing, other than for federal and state income and franchise tax purposes, if:

      1. the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer and

      2.   the transaction is approved in a qualified rate order.

 See "Risk Factors The Risks Associated With Potential Bankruptcy
 Proceedings" in this Prospectus.

 Only a Pennsylvania Utility May Sue for Nonpayment of Intangible Transition Charges

           The Competition Act states that only a utility, its successor or any other entity providing electric service to consumers may bring actions against consumers for nonpayment of the intangible transition charges. In addition, the Competition Act grants to the PUC exclusive jurisdiction over all disputes arising out of the obligations to impose and collect the intangible transition charges by a utility, its successor or any other entity which provides electric service to a consumer.


                         PP&L'S RESTRUCTURING PLAN

 The History of PP&L's Restructuring Plan

           The Initial Pennsylvania PUC Decision. In accordance with the provisions of the Competition Act, in April 1997, PP&L filed its Restructuring Plan with the PUC. The Restructuring Plan was a comprehensive restructuring plan detailing its proposal to implement full customer choice of electric generation suppliers. PP&L's restructuring plan identified $4.5 billion of retail electric generation-related stranded costs. Thirty-nine parties intervened in the PUC proceeding. The PUC held evidentiary hearings during August 1997. On June 15, 1998, the PUC issued the PUC Restructuring Order. The PUC Restructuring Order authorized PP&L to recover stranded costs of $2.864 billion, less an adjustment associated with depreciation of the Susquehanna nuclear plant, over 8 1/2 years beginning in 1999.

           PP&L, and Other Parties, Object to the PUC Decision. On July 15, 1998, PP&L filed a complaint in the U.S. District Court for the Eastern District of Pennsylvania seeking injunctive and monetary relief on the grounds that the provisions of the PUC Restructuring Order were preempted by the Federal Power Act and that implementation of the Competition Act by the PUC in the Restructuring Order violated several provisions of the U.S. Constitution. Also on July 15, 1998, PP&L filed a Petition for Review in the Commonwealth Court of Pennsylvania invoking the original jurisdiction of the Commonwealth Court on the grounds that the provisions of the PUC Restructuring Order and implementation of the Competition Act violated the Pennsylvania Constitution. Finally, on July 15, 1998, PP&L filed a Petition for Review in the Commonwealth Court appealing the PUC Restructuring Order based upon errors of law, an arbitrary and capricious abuse of administrative discretion, and the deprivation of the due process
 of law.   In addition to these actions, the Anthracite Region Independent
 Power Producers Association and the Schuylkill Energy Resources also filed appeals to the Commonwealth Court challenging various aspects of the PUC's Restructuring Order. Also, PP&L Industrial Customer Alliance, the Office of Consumer Advocate, Mid-Atlantic Power Supply Association, Enron Power Marketing, Inc. and the Commission on Economic Opportunity filed cross-appeals in PP&L's action in the Commonwealth Court. See "Prior Legal Challenges to the Competition Act or the PUC Order--Litigation Relevant to the Competition Act" in this Prospectus.

           The Joint Petition Is Filed. On August 12, 1998, PP&L and all but three of the parties that participated in PP&L's Restructuring Plan proceeding filed a Joint Petition for Full Settlement of PP&L, Inc.'s Restructuring Plan and Related Court Proceedings with the PUC. The three parties that did not sign the Joint Petition agreed to abide by the terms and conditions contained therein. On August 13, a slightly amended Joint Petition was filed with the PUC. The terms and conditions of the Joint Petition represented a comprehensive settlement which resolved all issues on appeal before the U.S. District Court for the Eastern District of Pennsylvania and the Commonwealth Court arising from challenges to the PUC Restructuring Order. See "Prior Legal Challenges to the Competition Act or the PUC Order--Litigation Relevant to the Competition Act" in this Prospectus. On August 27, the PUC approved the Joint Petition, amended its prior decisions and issued a Final Order. On May 21, 1999, the PUC issued another order supplementing the Final Order. The Final Order and that supplemental order are referred to in this Prospectus as the PUC Order.

 The PUC Order

           PP&L May Recover $2.97 Billion in Stranded Costs. The PUC Order authorizes PP&L to recover $2.97 billion of Stranded Costs, together with a pre-tax return of 10.86% on the unamortized balance thereof. The PUC authorized the recovery of PP&L's Stranded Costs over an 11-year transition period beginning January 1, 1999 and ending December 31, 2009. Recovery of Stranded Costs and related expenses, as well as the allowed return, are to be through Competitive Transition Charges. Competitive Transition Charges will be reduced by the amount of Intangible Transition Charges upon issuance of the Transition Bonds. PP&L is authorized to issue or cause the issuance of transition bonds and to collect Intangible Transition Charges designed to recover $2.85 billion of its $2.97 billion in Stranded Costs.

            The following table shows the average levels of Competitive Transition Charges, prior to reduction for the amount of Intangible Transition Charges, for the years 1999 through 2009. In this table, "T&D Rate" represents the projected Transmission and Distribution Rate and "GRT" represents Pennsylvania's Gross Receipts Tax. The gross receipts tax is imposed on electric utilities which are organized under the laws of, or doing business in, the Commonwealth and is currently levied at the rate of 4.4% on each dollar of an electric utility's gross receipts arising from sales of energy to particular Customers. Also, the Revenue Requirement column is subject to adjustment for actual collections. Under the Joint Petition, kwh are estimated to increase 1.5 percent per year on a system average basis. The "Shopping Credit" column represents the projected Shopping Credit for generation, which is the bundled rate for electricity consumption that PP&L charged its customers prior to the implementation of the Competition Act, minus PP&L's Competitive Transition Charges and minus PP&L's Transmission and Distribution Rate. This represents the amount that Customers can apply towards electricity generation charges they receive from other Electricity Generation Suppliers, less a 4% system average reduction from the current total bundled bill of Customers in 1999. The Bundled Rate is the sum of the Competitive Transition Charge Rate, the Transmission & Distribution Rate and the Shopping Credit.

                                       TABLE 1

          Average Levels of Competitive Transition Charges - 1999-2009

 Kwh   CTC                Revenue           CTC Rate     T&D      Shopping     Bundled
 Year  Consumed           Requirement     (Cents/kwh)   Rate      Credit       Rate
                          With GRT                    (Cents/kwh) (Cents/kwh)  (Cents/kwh)

 1999 33,108,701,350      $ 497,938,161       1.57      1.74        3.81        7.12
 2000 33,605,331,870      $ 498,026,787       1.55      1.74        4.13        7.42
 2001 34,109,411,848      $ 496,670,612       1.52      1.74        4.16        7.42
 2002 34,621,053,026      $ 481,094,845       1.45      1.74        4.23        7.42
 2003 35,140,368,821      $ 473,995,034       1.41      1.74        4.27        7.42
 2004 35,667,474,354      $ 461,682,489       1.35      1.74        4.33        7.42
 2005 36,202,486,469      $ 438,637,302       1.27      n/a         4.41        n/a
 2006 36,745,523,766      $ 447,325,670       1.27      n/a         4.78        n/a
 2007 37,296,706,623      $ 433,106,206       1.21      n/a         4.84        n/a
 2008 37,856,157,222      $ 411,419,380       1.14      n/a         4.91        n/a
 2009 38,423,999,580      $ 377,372,565       1.03      n/a         5.02        n/a

      Figures in the table result in the recovery of $2.97 billion of Stranded Costs plus the allowed return from the estimated number of Customers and at projected usage levels in the period during which the Competitive Transition Charges and the Intangible Transition Charges will be collected, taking into account the 4% system average rate reduction during 1999. Both the Competitive Transition Charges and the Intangible Transition Charges are subject to adjustment.

      PP&L May Securitize Up to $2.85 Billion of its Stranded Costs. Under the PUC Order, PP&L may securitize through the issuance of transition bonds up to $2.85 billion of the $2.97 billion in Stranded Costs that the PUC authorized PP&L to recover. The charging of Intangible Transition Charges associated with the issuance of transition bonds must terminate no later than December 31, 2009. Once the Transition Bonds are issued, Competitive Transition Charges will be reduced by the amount of Intangible Transition Charges, and PP&L will be required to reduce rates by an additional amount necessary to pass through to Customers 75% of the net savings achieved as a result of the issuance of the Transition Bonds. See "The PUC Order and the Intangible Transition Charges" in this Prospectus.

      The Joint Petition requires PP&L to unbundle its retail electric rates on January 1, 1999 into the following components:

      1.   distribution charges,

      2.   transmission charges,

      3 Competitive Transition Charges and, if applicable, Intangible Transition Charges,

      1.   a Shopping Credit for generation and

      2.   a metering and billing credit.

           PP&L Must Reduce its Electric Rates. PP&L's unbundled rates, rate reductions and rate caps are reflected in the schedule of system-wide average rates included in the Joint Petition and shown in Table 2 below. The PUC Order requires PP&L to reduce rates during 1999 by 4% on a system average basis. The Joint Petition extends the rate caps on generation rates until December 31, 2009. It also extends rate caps on transmission and distribution rates, which were scheduled to terminate under the Competition Act on June 30, 2001, until December 31, 2004. Thus, there are no figures under the Transmission and Distribution Rate column after 2004.
 Competitive Transition Charges, or CTC in Table 2 below, are fixed by Rate Schedule for each year through the year 2009 and include Intangible Transition Charges once the Transition Bonds are issued. The Generation Rate Cap is set by the PUC and equals the sum of the Competitive Transition Charges and the Shopping Credit. This represents, on average, the generation portion of bills for customers who continue to be supplied by PP&L as the supplier of last resort. The total rate column represents the average amount that Customers who continue to be supplied by PP&L as the supplier of last resort will pay. There are no figures in the Total Rate column after 2004 since it equals the sum of the Transmission and Distribution rate and the Generation Rate Cap.


                                  TABLE 2

               Schedule of System-Wide Average Rates per kwh

  Effective     Transmission      CTC      Shopping    Generation     Total
  Date          & Distribution             Credit      Rate Cap       Rate

 Jan. 1, 1999      1.74           1.57       3.81        5.38         7.12
 Jan. 1, 2000      1.74           1.55       4.13        5.68         7.42
 Jan. 1, 2001      1.74           1.52       4.16        5.68         7.42
 Jan. 1, 2002      1.74           1.45       4.23        5.68         7.42
 Jan. 1, 2003      1.74           1.41       4.27        5.68         7.42
 Jan. 1, 2004      1.74           1.35       4.33        5.68         7.42
 Jan. 1, 2005      n/a            1.27       4.41        5.68         n/a
 Jan. 1, 2006      n/a            1.27       4.78        6.05         n/a
 Jan. 1, 2007      n/a            1.21       4.84        6.05         n/a
 Jan. 1, 2008      n/a            1.14       4.91        6.05         n/a
 Jan. 1, 2009      n/a            1.03       5.02        6.05         n/a
 _______________

      The Competition Act authorizes electric distribution companies to recover changes in their state tax liability resulting from the introduction of competition in the electric market through adjustments in the rates charged to customers, which in some circumstances set forth in the regulations adopted by the PUC may result in rates exceeding the applicable Generation Rate Cap. PP&L may apply for the recovery of state tax liability changes in accordance with the procedures outlined in the PUC's regulations if PP&L in fact experiences increases in its state tax liability as contemplated in the Competition Act. PP&L may seek relief from the Generation Rate Cap for reasons specified in the Competition Act.

      PP&L Must Allow Other Entities to Provide Metering and Billing Services. As provided in the PUC Order, on January 1, 1999, PP&L unbundled its retail electric rates for metering, meter reading and billing and collection services to provide credits for those Customers who may elect to have alternative suppliers perform these services. In mid-1999, for all Rate Schedules, except for Residential Rate Schedules for which the starting date is January 1, 2000, PUC-licensed electric generation suppliers may provide billing, collection and meter reading services to retail Customers. An electric generation supplier or other third party that bills on behalf of PP&L must comply with all applicable PUC billing and disclosure requirements, including the unbundling of transmission and distribution rates, absent a specific waiver by the PUC. Only PP&L or any successor electric utility, however, may disconnect or reconnect a consumer's distribution service. Termination of the distribution service is permitted only for failure to pay for transmission and distribution service or provider of last resort service. However, as a result of the order in which payments by Customers are applied, failure to pay Intangible Transition Charges would also result in termination. See "The PUC Order and the Intangible Transition Charges PP&L's Intangible Transition Charges" in this Prospectus.

      Current PP&L Customers May Choose Their Electric Generation Supplier. Under the Joint Petition, customer choice of electric generation suppliers for commercial and industrial customers are being phased in between January 1, 1999 and January 2, 2000 with one-third of the load of each customer class entitled to choose their electric generation supplier on January 1, 1999, an additional one-third on January 2, 1999 and the remaining one-third by January 2, 2000. In a settlement of the PUC's Interim Order regarding installed capacity issues at Docket No. I-00980078, PP&L agreed that all residential customers could choose their generation suppliers on and after January 2, 1999. With respect to Rate Schedules LP-4, LP-5, IS-T, IS-P and LPEP, and the applicable riders related to these Rate Schedules, all of which are in the Large Commercial and Industrial Customer Class, all customers could shop on January 1, 1999, but if the individual customer peak load subscriptions exceed the class peak load limitation, then each customer's subscription will be reduced pro rata to meet the class peak load limitation.

 How the Electricity Generation Service Provider of Last Resort Will Be
 Determined

      Under the Restructuring Plan and the Joint Petition, PP&L will act as a provider of last resort through December 31, 2009 for all Customers within its service territory who do not choose or cannot choose to purchase power from alternative suppliers, subject to specific terms, conditions and qualifications. On January 1, 2002, 20% of the Residential Customers, determined by random selection, including low-income and inability-to-pay Customers, and without regard to whether these Customers are obtaining generation service from an electric generation supplier, will be assigned to Competitive Default Service. The Competitive Default Supplier will be selected on the basis of an energy and capacity price bidding process approved, established and maintained by the PUC among electric generation suppliers who meet specified qualifications. At any time, a Customer assigned to the Competitive Default Supplier can elect to return to PP&L as provider of last resort. Competitive Default Service will be rebid annually, unless an alternative bidding term is approved by the PUC. If, 30 days prior to the annual bid, the number of Residential Customers served by Competitive Default Service has fallen below 17%, a further random selection of Customers will be assigned to Competitive Default Service to restore the number of Customers to the 20% level. The further random selection will be chosen in a manner to be determined by the PUC. Terms and conditions of the Competitive Default Service will be established, maintained and modified by the PUC. By January 1, 2001, the PUC will issue the final standards for PP&L governing the responsibilities and obligations of the competitively determined provider of last resort in PP&L's service territory.

 Other Provisions of PP&L's Restructuring Plan

      The Joint Petition also provides that through December 31, 2009, Customers may choose to purchase power from alternative suppliers and later return to take provider of last resort service from PP&L or to their assigned Competitive Default Supplier. PP&L is also authorized to

      1. transfer its generation assets to a separate corporate entity or entities at book value,

      2.   include under the capped transmission and distribution rates
           0.01 cent per kilowatt-hour for a sustainable energy and economic development fund and

      3.   transfer its Energy Plus division to an affiliated corporation.


            THE PUC ORDER AND THE INTANGIBLE TRANSITION CHARGES

 The PUC Order

           In the PUC Order, the PUC determined that PP&L's recovery of Stranded Costs as set forth in the Joint Petition is just and reasonable and in the public interest and that securitization of up to $2.85 billion of its Stranded Costs is just and reasonable and in the public interest.

           PP&L Is Authorized to Service the Intangible Transition Property. The PUC Order provides that, to the extent that PP&L, or any assignee, assigns, sells, transfers, or pledges any interest in Intangible Transition Property created by the PUC Order, the PUC authorizes PP&L to contract, for a specified fee, with the assignee for PP&L to:

      1. continue to operate the system to provide electric services to Customers in PP&L's service territory,

      2. impose and collect the Intangible Transition Charges for the benefit and account of the assignee,

      3.   make periodic adjustments of Intangible Transition
           Charges contemplated under the PUC Order, and

      4.   account for and remit the applicable Intangible
           Transition Charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind, other than for the specified fee referred to above.

 The PUC Order also authorizes PP&L to agree that an alternative party, which may be the Trustee, may replace PP&L under its contract with the assignee and perform the servicing obligations of PP&L with respect to the Intangible Transition Charges contemplated in the PUC Order. The obligations of PP&L, or any other servicing entity, shall be required by the PUC to be undertaken and performed by PP&L and any other entity which provides transmission and distribution services to a person that was a Customer of PP&L located within PP&L's service territory on January 1, 1997, or that became a Customer of electric services within the service territory after January 1, 1997, and is still located within the service territory, as a condition to providing service to the Customer by PP&L or another entity. However, the Intangible Transition Charge is not payable by any person who self-generates electricity with facilities that are not operated in parallel with PP&L's transmission and distribution grid.

           However, any other servicing entity that is not a utility may not be able to fulfill all of the duties of the Servicer contemplated by the Servicing Agreement.

           The PUC Authorized PP&L to Issue Transition Bonds. In the PUC Order, the PUC authorized the issuance of transition bonds in an aggregate principal amount not to exceed $2.85 billion. PP&L, or any assignee of PP&L to whom Intangible Transition Property is sold, may issue and sell, in reliance on the PUC Order, one or more series of transition bonds, each series in one or more classes, secured by Intangible Transition Property, provided that the final maturity of any series of transition bonds may not be later than ten years from the date of issuance and in no event after December 31, 2009. PP&L, or its assignee, is also authorized to refinance transition bonds in a face amount not to exceed the unamortized principal thereof and subject to the foregoing maturity limitation.

           Consistent with the Competition Act, the PUC Order provides that PP&L retains the sole discretion to issue or cause the issuance of transition bonds. Within 120 days after each transition bond issuance, PP&L is required to file with the PUC a description of the financing structure of the transition bonds, including the principal amount, the price at which each series or class of transition bonds was sold, payment schedules, interest rate and other financing costs and the final plans for PP&L's use of the proceeds of the offering. Notwithstanding this filing, the final structure of each issuance of transition bonds is not subject to change or revision by the PUC after the date of issuance.

           The PUC Authorized PP&L to Impose Intangible Transition Charges. Pursuant to the PUC Order, the PUC determined that it was just and reasonable and in the public interest for PP&L to recover from Customers, through Intangible Transition Charges, up to $2.85 billion of Stranded Costs. Under the PUC Order, the PUC authorized PP&L to impose on and collect from Customers, either directly or through bills rendered by electric generation suppliers or other third parties, Intangible Transition Charges in an amount sufficient to recover the Qualified Transition Expenses. In addition to the Intangible Transition Charges, PP&L is required to collect and to pay to the Commonwealth a gross receipts tax equal to 4.4% of the amount of Intangible Transition Charges.

           Upon the successful issuance of Transition Bonds, Competitive Transition Charges will be reduced by an amount equal to the revenue requirement of the Stranded Costs for which the Transition Bonds have been issued. In addition, PP&L will reduce the Competitive Transition Charges imposed on Customers by an additional amount necessary to pass through to Customers 75% of the net savings achieved as a result of issuance of the Transition Bonds.

           PP&L Is Allowed to Make Periodic Adjustments to the Intangible Transition Charges. In the PUC Order, the PUC approved the allocation and methodology for imposing Competitive Transition Charges and Intangible Transition Charges on Customers. The PUC Order also authorizes PP&L to make annual adjustments to Intangible Transition Charges if collections of the Intangible Transition Charges fall below or exceed the amount necessary to ensure the receipt by the Trustee of revenues sufficient to recover fully the Qualified Transition Expenses. Adjustments beginning twelve months before the Expected Final Payment Date for the last Series or Class of Transition Bonds will be quarterly or monthly if necessary to ensure, among other items, full payment of the Transition Bonds. The PUC Order states that the revenues received by the Trustee through Intangible Transition Charges shall be determined to be sufficient for the foregoing purpose if, and only if, the ITC Collections are sufficient to pay Qualified Transition Expenses when due. For each annual adjustment, the PUC Order directs PP&L to file with the PUC:

      1. an accounting of Intangible Transition Charges received by the Trustee for the previous annual period;

      2.   a statement of any over- or under-receipts; and

      3. the charge or credit to be added to Intangible Transition Charges to ensure that the Intangible Transition Charges received by the Trustee will be sufficient to amortize the Qualified Transition Expenses in accordance with the amortization schedule for the transition bonds and the corresponding reduction or increase in Competitive Transition Charges.

 The PUC Order provides that, in accordance with the Competition Act, the PUC must approve each annual adjustment request within 90 days of PP&L's adjustment filing. Beginning twelve months before the Expected Final Payment Date of the last Series or Class of the Transition Bonds, the PUC will permit each adjustment request to become effective within 15 days after filing. The PUC Order does not provide for any other adjustments that may have a material negative impact on the Intangible Transition Property or otherwise materially reduce the amounts available for payment on the Transition Bonds.

           The PUC Authorized PP&L to Sell Intangible Transition Property. Under the PUC Order, the PUC concluded that it is in the public interest, and authorized PP&L, and any assignee of PP&L, to assign, sell, transfer or pledge Intangible Transition Property. PP&L, or the assignee of PP&L, may assign Intangible Transition Property in an amount sufficient to recover all of PP&L's Qualified Transition Expenses and all revenues, collections, claims, payments or money or proceeds arising from Intangible Transition Charges. The PUC directed PP&L to use the proceeds from the sale of Intangible Transition Property principally to reduce Stranded Costs and related capitalization, as well as to pay related expenses.

           Irrevocable PUC Order. The PUC Order declares that the paragraphs in the PUC Order concerning the recovery of $2.85 billion of PP&L's Stranded Costs through the issuance of transition bonds, the imposition of Intangible Transition Charges on Customers in an amount sufficient to recover Qualified Transition Expenses, the methodology and allocation and timing of adjustments to the Intangible Transition Charges and the sale of Intangible Transition Property, among other things, are irrevocable for purposes of the Competition Act, and the PUC accordingly agrees that it will not, directly or indirectly, by any subsequent action, reduce, postpone, impair or terminate the PUC Order or the Intangible Transition Charges.

 PP&L's Intangible Transition Charges

           Calculation of PP&L's Intangible Transition Charges. The Qualified Transition Expenses authorized in the PUC Order are to be recovered from all Customers in each of PP&L's Customer Classes and Rate Schedules.

           Intangible Transition Charges will be allocated among PP&L's Customer Classes based on the relative generation-related charges borne by each Customer Class through the electric rates specified in PP&L's electricity rate tariff which became effective on January 1, 1999. PP&L will determine the amount to be allocated to each Rate Schedule within that Customer Class. From this determination, PP&L will calculate the total amount of Intangible Transition Charges required to be billed to each Customer Class in order to generate ITC Collections sufficient to ensure timely recovery of Qualified Transition Expenses. That amount will be expressed as a charge or charges for each Rate Schedule. Those charges will be reflected in each Customer's bill within each Rate Schedule. The charges will vary among Customer Classes and among Rate Schedules within a Customer Class. The dollar amount of the charge on a Customer's bill is the Intangible Transition Charge payable by the Customer.

           ITC Collections will vary from projections because total electricity generation revenues are affected by changes in usage, number of Customers, rate of delinquencies and write-offs or other factors. PP&L will recalculate the charge applied to Customers' bills to adjust for such variations on each Calculation Date. See Tables 3, 4, 5, 6, 7, 8 and 9 under "The Servicer of The Intangible Transition Property PP&L's Customer Classes and Rate Schedules" in this Prospectus.

           The imposition of Intangible Transition Charges as a result of the issuance of Transition Bonds will result in a corresponding reduction in any Competitive Transition Charges then in effect. In addition, the Competitive Transition Charge will also be reduced by an amount equal to 75% of the savings from securitization of PP&L's Stranded Costs.

           The Period When Intangible Transition Charges Will Be Billed to Customers. Intangible Transition Charges for each Series of Transition Bonds will be assessed on all Customer bills, as follows. Prior to January 1, 2000, Intangible Transition charges will be applied to all services on the bill regardless of whether the service was provided before or after the date of issuance for a particular Series. Beginning on January 1, 2000, Intangible Transition Charges will be applied only to services that were provided on and after the date of issuance for a particular Series. For instance, if a particular Series Issuance Date is August 15, bills that include current charges for services provided before August 15 will not be assessed Intangible Transition Charges for the period prior to August 15, with respect to that Series. Upon each adjustment of Intangible Transition Charges or issuance of additional Series of Transition Bonds, the adjusted Intangible Transition Charges will be assessed in the same manner.

           Intangible Transition Charges Will Be Charged Only for Usage Through December 31, 2009. The Servicer, or electric generation supplier or other third party biller, will continue to charge the Intangible Transition Charges for usage with respect to each Series of Transition Bonds, until the Series has been paid in full, but in no event later than December 31, 2009. Upon payment in full of all Transition Bonds, or December 31, 2009, whichever is sooner, the Servicer will cease assessing Intangible Transition Charges. However, after December 31, 2009 the Servicer, or electric generation supplier or other third party biller, will continue to collect the Intangible Transition Charges accrued by Customers through December 31, 2009. To the extent that ITC Collections exceed the amount necessary to amortize fully all Transition Bonds and pay interest thereon, to fund credit enhancement and to pay related fees, costs and charges associated with the transition bonds, the ITC Collections will be released by the Trustee to the Issuer.

           The PUC's Intangible Transition Charge Adjustment Process. In order to enhance the likelihood that actual ITC Collections, net of any amounts on deposit in the Reserve Account, are neither more nor less than the amount necessary to amortize the Transition Bonds of each Series in accordance with the related Expected Amortization Schedule, to pay interest, to fund the Overcollateralization Subaccount to the Scheduled Overcollateralization Level, to replenish any shortfalls in the Capital Subaccount, and to pay the Trustee's fee, the Servicing Fee and the other expenses and costs included in the Qualified Transition Expenses, the Servicing Agreement requires the Servicer to seek, and the Competition Act and the PUC Order require the PUC to approve, annual adjustments to the Intangible Transition Charges based on actual ITC Collections and updated assumptions by the Servicer as to projected future usage of electricity by Customers, expected delinquencies and write-offs and future expenses relating to Intangible Transition Property and the Transition Bonds. In addition, the PUC Order provides that adjustments beginning twelve months before the Expected Final Payment Date of the last Series or Class of Transition Bonds may be made quarterly or monthly. If at the time of issuance of a Series, the Servicer determines any additional adjustments are required, the dates for these adjustments will be specified in the Prospectus Supplement for the Series. These adjustments will cease with respect to a Series on the final Adjustment Date specified in the related Prospectus Supplement for the Series.

           The Schedule for Making Adjustments to Intangible Transition Charges. The Servicer is required to file an Adjustment Request with the PUC on October 1 of each year and on any other Calculation Date, requesting modifications to the Intangible Transition Charges. These Adjustment Requests are designed to result in:

      1. the Transition Bond Balance for each Series or Class equaling the Projected Transition Bond Balance for that Series or Class,

      2. the amount on deposit in the Overcollateralization Subaccount equaling the Scheduled Overcollateralization Level,

      3. the amount in the Capital Subaccount equaling the Required Capital Amount, and

      4.   the amount in the Reserve Account equaling zero.

 These Adjustment Requests are designed to achieve each of the above goals by the Payment Date immediately preceding the next Adjustment Date or with respect to the period in which monthly rate adjustments are utilized, the 25th day of the calendar month immediately preceding the next monthly Adjustment Date, as applicable, taking into account any amounts on deposit in the Reserve Subaccount. The Competition Act and the PUC Order require the PUC to approve whether these adjustments should be instituted within 90 days of the Adjustment Request. The Adjustment Dates on which adjustments to the Intangible Transition Charges will be set forth in the Prospectus Supplement for the related Series.

           In order to obtain approval of each annual adjustment as expeditiously as possible, on October 1 of each year PP&L, as Servicer, will file with the PUC a schedule of actual ITC collections for the nine months ended August 31, together with an estimate of ITC collections for the three months ending on the immediately following November 30, and the estimated Intangible Transition Charges for the following year. On December 15, PP&L will file a schedule of actual ITC collections as of November 30, replacing the estimates submitted on October 1, and the actual Intangible Transition Charges for the following year. Interim adjustments beginning twelve months before the Expected Final Payment Date of the last Series or Class of the Transition Bonds will not reflect updated assumptions of projected future usage of electricity by Customers, expected delinquencies and write-offs and future expenses relating to Intangible Transition Property and the Transition Bonds. Beginning twelve months before the Expected Final Payment Date of the last Series or Class of the Transition Bonds, the PUC will permit each adjustment request to become effective within 15 days after filing. The adjustment process will continue until the earlier of the final payment of all Series of Transition Bonds and December 1, 2009.

 Customers Within PP&L's Service Territory May Choose How Their Electricity Consumption is Billed

           The PUC Order and subsequent orders of the PUC give Customers the opportunity to choose from the following billing options as of mid-1999 for all Rate Schedules, except for Residential Rate Schedules for which the starting date is January 1, 2000:

      1.   consolidated billing from the utility,

      2. consolidated billing from the electric generation supplier or other third party or

      3. separate billing from the utility and from either the electric generation supplier or other third party providing billing services.

 Any electric generation supplier or other third party that provides consolidated billing is required to pay the utility amounts billed by the utility to that entity, including the Intangible Transition Charges, regardless of the entity's ability to collect these amounts from its customers. In effect, through this mechanism, the electric generation supplier or other third party will replace the consumer as the obligor on the Intangible Transition Charges. As a result, the Servicer, on behalf of the Issuer, will have limited rights to collect the Intangible Transition Charges from those consumers that are served by electric generation suppliers or other third parties. The Servicer will have the right to bill and collect Intangible Transition Charges and other amounts payable to the Servicer directly from all of the electric generation supplier's or other third party's consolidated billing customers following a payment default by an electric generation supplier or other third party and the expiration of the applicable grace period. See "Risk Factors Servicing Risks" in this Prospectus.

           Metering and Billing Guidelines. The PUC Order sets forth and future orders of the PUC will set forth guidelines governing metering, billing and other activities by electric generation suppliers and other third parties. The PUC has determined that if an electric generation supplier or other third party provides consolidated billing, the electric generation supplier or other third party must first establish its creditworthiness by either:

      1. demonstrating that it has an investment-grade rating for its own long-term debt or

      2. depositing with the PUC a letter of credit or other mechanism sufficient to cover 30 days of its expected collections of Intangible Transition Charges.

 The PUC Order provides that an electric generation supplier or other third party that bills consumers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers. However, the PUC may waive any of those requirements at any time in the future. These PUC standards include, but are not limited to, data exchange and billing format standards to facilitate the efficient, speedy and non-discriminatory exchange of information between PP&L and any third party electricity generation suppliers. On October 2, 1998, the Joint Petitioners submitted to the PUC proposed competitive metering and billing specifications which modified the PUC's guidelines as necessary to assure the standards are consistent with PP&L's systems. This filing resolved all outstanding billing and metering issues except for two small issues relating to consolidated electricity generation supplier bills. On October 16, 1998, the PUC approved the Joint Petitioners' competitive billing and metering specifications filing. See "Risk Factors Servicing Risks" in this Prospectus.

           Discounts PP&L Will Offer to Customers. Under the PUC Order, PP&L will continue to provide existing discounts to some classes of Customers, for instance industrial Customers which consume large amounts of power and Customers in specified low-income assistance programs, among others. These discounts are already accounted for in the average rates to be charged to all other Customers, including the Competitive Transition Charges and the Intangible Transition Charges. During the 1998 fiscal year, all of PP&L's Customers became eligible to exercise this option.

 PP&L's Universal Service Program for Low-Income Customers

           PP&L provides five programs that provide energy assistance to low-income Customers:

      1.   Customer Assistance and Referral Evaluation Service;

      2.   Operation HELP;

      3.   Winter Relief Assistance Program;

      4.   Keep Warm Plan; and

      5.   On Track Payment Program Pilot.

 The PUC ordered that PP&L increase its funding levels for these programs from approximately $7 million, which represents the expense incurred for these programs in 1997, to $18.5 million by 2002. The implementation and management of these Universal Service Programs, or any other Universal Service Programs which may be implemented in the future are not expected to affect materially Intangible Transition Charge recovery.


       PRIOR LEGAL CHALLENGES TO THE COMPETITION ACT OR THE PUC ORDER

 Litigation Relevant to the Competition Act

           The Union Action and the Fumo Action. Two legal actions alleged that the adoption of the Competition Act violated provisions of the Pennsylvania Constitution governing legislative procedure. The first action was filed by Pennsylvania State Senator Vincent J. Fumo and other plaintiffs; this action will be referred to as the Fumo Action in this
 Prospectus.   The second action was filed by the Utility Workers Union of
 America. This action will be referred to as the Union Action in this Prospectus. The plaintiffs in those cases alleged that enactment of the Competition Act by attaching it to a bill to increase the maximum legal operational age of taxicabs in Philadelphia, a change already enacted by the legislature, violated the following Pennsylvania constitutional provisions:

      1.   prohibiting any bill from addressing more than one subject,

      2. prohibiting any bill from being altered or amended during passage so as to change its original purpose and

      3. requiring every bill to be considered on three separate days in each house of the General Assembly.

           The Commonwealth Court Upholds the Competition Act. On September 24, 1998, the Commonwealth Court ruled in favor of the PUC in the Fumo Action. The Court first rejected Fumo's argument that the Competition Act was altered and amended during passage so as to change its original purpose and meaning. The Court stated that absent confusion or deception as to the content of a bill, there is no clear violation of the Pennsylvania Constitution. The Court then said that since the title of the bill which was to become the Competition Act included, the words ". . . PROVIDING FOR RESTRUCTURING OF THE ELECTRIC UTILITY INDUSTRY. . .", the Commonwealth's
 representatives were on notice as to the contents of the bill.   The Court
 then rejected Fumo's allegation that the bill encompassed more than one subject. The Court ruled that since the bill involved amendments to the Commonwealth's Public Utility Code and related subjects dealing with public utility regulation, there were no obvious constitutional violations which occurred in the enactment of the Competition Act. Finally the Court rejected Fumo's contention that the Competition Act was not considered on three separate days in each house of the legislature. The court held that since the Competition Act was initially considered on three different days in the House and three different days in the Senate, " . . . it passed constitutional muster even though the Senate amendments themselves did not receive a separate three days of consideration in the House of Representatives."

           On September 24, 1998 the Commonwealth Court dismissed the Union Action on identical grounds by which it rejected the Fumo Action. Petitioners in these two cases did not seek further court review and the time period for doing so has expired.

           The IP&L Action. A separate action, filed by Indianapolis Power & Light Co., which is referred to as IP&L, alleged that the Competition Act's provision allowing PECO Energy Company, another electricity provider in the Commonwealth of Pennsylvania, which will be referred to in this Prospectus as PECO, to recover Stranded Costs discriminates against interstate commerce in violation of the Commerce Clause of the United States Constitution. In an opinion dated May 7, 1998, the Commonwealth Court ruled against IP&L, holding, as a matter of law, that the Competition Act does not violate the Commerce Clause. IP&L then petitioned the Pennsylvania Supreme Court for allowance of appeal. In the petition, IP&L claimed that the payment of Stranded Costs to PECO discriminates against interstate commerce by favoring in-state electricity producers over out-of-state electricity producers. On September 29, 1998, the Pennsylvania Supreme Court refused to review the Commonwealth Court's ruling in the IP&L case, without comment. On January 11, 1999, IP&L filed a petition for a Writ of Certiorari to the United States Supreme Court seeking a review of the Commonwealth Court's decision. On March 8, 1999, the Supreme Court rejected IP&L's petition without comment.

           PP&L's Action Which Led to the Filing of the Joint Petition. During July 1998, PP&L filed a petition with the Commonwealth Court requesting the court to halt implementation of the Competition Act because the PUC had misapplied the Competition Act in promulgating its Restructuring Order. Also during July 1998, PP&L filed suit in the Federal District Court for the Eastern District of Pennsylvania asking the court to halt the implementation of the Competition Act because the Competition Act, of its own force and as construed and applied by the PUC violated various provisions of the United States Constitution and federal law. In July 1998, PP&L filed an appeal to the Commonwealth Court challenging various aspects of the PUC's Restructuring Order. In addition to these actions, Anthracite Region Independent Power Producers Association and Schuylkill Energy Resources also filed appeals to the Commonwealth Court challenging various aspects of the PUC's Restructuring Order. PP&L Industrial Customer Alliance, the Office of Consumer Advocate, Mid-Atlantic Power Supply Association, Enron Power Marketing, Inc. and the Commission on Economic Opportunity filed cross-appeals in PP&L's action in the Commonwealth Court. On August 13, 1998, PP&L and all of the parties who had participated in PP&L's Restructuring Plan cases, with the exception of the Sierra Club, Penn PIRG and Lehigh Greens, filed the Joint Petition with the PUC. The Joint Petition was approved by the PUC through the PUC Order.

           Under the terms of the Joint Petition, PP&L and the entities referenced in the preceding paragraph petitioned the Commonwealth Court to end further consideration of their actions. In addition, PP&L petitioned
 the Eastern District Court to end its action.   The three parties who did
 not sign the Joint Petition agreed to abide by the terms and conditions contained in the Joint Petition. The various courts have granted the parties' requests and all of the court cases arising from PP&L's Restructuring Plan have been terminated or withdrawn.

           Litigation in Other Jurisdictions Which Could Adversely Affect Transition Bondholders. A legal action successfully challenging under the U.S. Constitution or federal law a state deregulation statute similar to the Competition Act adopted by a jurisdiction other than Pennsylvania could establish legal principles that would serve as a basis to challenge the Competition Act. Whether or not a subsequent challenge to the Competition Act would be successful would depend on the similarity of the other statute and the applicability of the legal precedent to the Competition Act. While the Competition Act would not become invalid automatically as a result of a court decision invalidating another state's statute, this decision could establish a legal precedent for a successful challenge to the Competition Act that could adversely affect Transition Bondholders. Legal challenges brought in jurisdictions other than Pennsylvania that assert claims that are based on state laws other than the laws of Pennsylvania would not, however, have a direct effect on the Competition Act or the interests of the Transition Bondholders.

 Legislative Activity

           Possible Federal Preemption of the Competition Act. At least one bill was introduced in the 105th Congress prohibiting the recovery of stranded costs, and thus threatened the existence of Intangible Transition Property. That bill, H.R. 1230, was introduced on April 8, 1997 and was referred to the House Commerce Committee, which referred it to the Subcommittee on Energy and Power. On October 21, 1997, the Subcommittee on Energy and Power held hearings, but on October 22, 1997 these hearings were concluded. The 105th Congress adjourned without taking any further action on H.R. 1230. As of the date hereof, no member of Congress had introduced a bill that would affect the existence or value of stranded costs in the 106th Congress. Although the 105th Congress did not pass H.R. 1230, no prediction can be made as to whether any future bills, that prohibit the recovery of stranded costs, will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider this preemption a "taking." The courts may consider a preemption of the Competition Act and/or the PUC Order by the federal government a "taking," for which the government would have to pay the estimated market value of the Transferred Intangible Transition Property at the time of the taking. However, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the Transition Bonds.

           Possible Commonwealth Amendment or Repeal of the Competition Act. Under the Competition Act, the Commonwealth has pledged to and agreed with transition bondholders that it will not limit or alter or in any way impair or reduce the value of intangible transition property or intangible transition charges approved by a qualified rate order, until the Transition Bonds and interest thereon are fully paid and discharged. The Competition Act also provides, however, that subject to the requirements of law, nothing contained in the Competition Act precludes limitation or alteration by the Commonwealth of the value of intangible transition property or intangible transition charges. The Commonwealth may make this limitation or alteration if "adequate compensation is made by law" for the full protection of the intangible transition charges collected pursuant to a qualified rate order and of transition bondholders. It is unclear what compensation would be given to Transition Bondholders by the Commonwealth if it attempts to limit or alter Intangible Transition Property or Intangible Transition Charges. Accordingly, no assurance can be given that this provision would fully compensate Transition Bondholders for their investment.

           In the opinion of Morgan, Lewis & Bockius, LLP, counsel to PP&L, under the Contract Clauses of the United States and Pennsylvania Constitutions, the Commonwealth could not repeal or amend the Competition Act or take any other action that substantially impairs the rights of the Transition Bondholders, unless this action is a reasonable exercise of the Commonwealth's sovereign powers and of a character appropriate to the public purpose justifying this action. To date, no cases addressing these issues in the context of Transition Bonds have been decided. There have been cases in which courts have applied the Contract Clause of the United States Constitution and parallel state constitutional provisions to strike down legislation, reducing or eliminating taxes or public charges which supported bonds issued by public instrumentalities, or otherwise reducing or eliminating the security for bonds. Based upon case law, in the opinion of Morgan, Lewis & Bockius, LLP it would appear unlikely that the Commonwealth could reduce, modify, alter or take any other action with respect to the Intangible Transition Property which would substantially impair the rights of Transition Bondholders, unless the action is reasonable and appropriate to further a legitimate public purpose. Moreover, in the opinion of Morgan, Lewis & Bockius, LLP, under the Taking Clauses of the United States and Pennsylvania Constitutions, the Commonwealth could not repeal or amend the Competition Act or take any action in contravention of its pledge and agreement without paying just compensation to the Transition Bondholders if doing so would constitute a permanent appropriation of the property interest of Transition Bondholders in the Intangible Transition Property and deprive the Transition Bondholders of their reasonable expectations arising from their investments in the Transition Bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the Transition Bonds. In addition, there can be no assurance that a repeal of or amendment to the Competition Act will not be sought or adopted or that any action by the Commonwealth may not occur, any of which might constitute a violation of the Commonwealth's pledge and agreement with the Transition Bondholders. In any event, costly and time-consuming litigation might ensue. Any litigation might adversely affect the price and liquidity of the Transition Bonds and the dates of payments of interest on and principal thereof and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the Transition Bondholders, the outcome of any litigation cannot be predicted with certainty, and accordingly, Transition Bondholders could incur a loss of their investment.

 Potential Unexpected Regulatory Action by the PUC

           Even with the enactment of the Competition Act, the PUC will continue to regulate some aspects of the electric industry in Pennsylvania. For example, the PUC will continue to fully regulate electric distribution companies. The PUC will also establish:

      1. financial and other qualifications of electric generation suppliers and other third parties,

      2.   guidelines governing customer billing and collection and

      3. metering and disclosure requirements applicable to electric generation suppliers or other third parties participating in the new market in Pennsylvania.

 Pursuant to the Competition Act, the PUC Order issued to PP&L includes an irrevocable pledge that the PUC will not directly or indirectly, by any subsequent action, reduce, postpone, impair or terminate the PUC Order or the Intangible Transition Charges authorized under the PUC Order. The PUC nevertheless might attempt to revise or rescind any of its regulations in ways that ultimately have an adverse impact upon the Intangible Transition Charges. Any new or amended regulations or orders by the PUC could have an effect on the Transition Bonds. In the Contribution Agreement, PP&L agrees to take legal or administrative actions, including instituting and provoking legal actions as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Competition Act, the PUC Order or the Intangible Transition Property. PP&L will resist attempts to change the Competition Act, the PUC Order or the Intangible Transition Property by regulatory action, legislative enactment or constitutional amendment materially adverse to the holders of Transition Bonds. PP&L will also resist proceedings of third parties, which, if successful, would result in a breach of representations concerning the Intangible Transition Property, the PUC Order or the Competition Act. See "The Contribution Agreement" in this Prospectus. There is no assurance that PP&L would be able to take this action or that any action PP&L is able to take would be successful. Future PUC regulations or orders may affect the rating of the Transition Bonds, their price or the rate of Intangible Transition Charge Collections and, accordingly, the amortization of Transition Bonds and their weighted average lives. As a result, Transition Bondholders could suffer a loss of their investment.


             THE SERVICER OF THE INTANGIBLE TRANSITION PROPERTY

 PP&L

           PP&L is an operating electric utility, incorporated under the laws of the Commonwealth of Pennsylvania in 1920. PP&L provides electricity delivery service to approximately 1.3 million Customers in a 10,000 square mile territory in 29 counties of central eastern Pennsylvania, with a population of approximately 2.6 million persons. This service area has 129 communities with populations over 5,000, the largest cities of which are Allentown, Bethlehem, Harrisburg, Hazleton, Lancaster, Scranton, Wilkes-Barre and Williamsport. This territory is primarily urban and suburban, with an industrial-based economy. In addition to delivery of its own generation or purchased power, PP&L is delivering power supplied by licensed electricity generation suppliers pursuant to the Competition Act. PP&L also markets wholesale electricity in 28 states and Canada. During 1998, virtually all operating revenue was derived from electric energy sales and marketing activities, with 26% coming from residential customers, 22% from commercial customers, 15% from industrial customers, 34% from wholesale sales and 3% from others.

 PP&L Resources

      PP&L is the primary subsidiary of PP&L Resources, a holding company formed in 1995. The assets of PP&L comprise approximately 92% of PP&L Resources' consolidated assets, and the financial condition and results of operation of PP&L are currently the principal factors affecting the financial condition and results of operations of PP&L Resources. PP&L Resources' other subsidiaries include:

      1. PP&L Global, Inc., an international independent power company which invests in and develops world-wide power projects;

      2. PP&L Spectrum, Inc., which markets energy-related services and products;

      3. PP&L Capital Funding, which engages in financing for PP&L Resources and its subsidiaries other than PP&L;

      4. Penn Fuel Gas, Inc., which provides natural gas distribution, transmission and storage services and sells propane; and

      5. H.T. Lyons, Inc., McClure Company, Burns Mechanical, Inc. and McCarl's Inc. which provide mechanical contractor and engineering services.

 PP&L's Customer Classes and Rate Schedules

           PP&L's Customer Rate Classes. PP&L's Customer base is divided into three Customer Classes: Residential, Small Commercial and Industrial, and Large Commercial and Industrial. These Customer Classes are determined by the voltage level that the class uses, and not by the characteristics of the Customers within the class. In its rate calculation and filings, PP&L uses the designations:

      1. "Secondary Voltage Level Customers - Residential" to describe the Residential Customer Class,

      2. "Secondary Voltage Level Customers - Non-Residential" to describe the Small Commercial and Industrial Customer Class, which includes street-lighting and

      3. "Transmission/Primary Voltage Level Customers" to describe the Large Commercial and Industrial Customer Class.

 Residential customers comprise the first Customer Class, small commercial and industrial customers predominantly comprise the second Customer Class and large commercial and industrial customers predominantly comprise the third Customer Class. Each Customer Class includes a number of Rate Schedules. Rate Schedules and Customer Classes are created by PP&L and approved by the PUC, and are subject to change. Any changes will be reflected in any Adjustment Request filed with the PUC by the Servicer. The current Customer Classes and Rate Schedules were effective on or before November 1, 1997. They are:

 Residential:

      Rate Schedule RS - Residential Service: Single-phase Electric Delivery Service is available to: 1) a single family dwelling and appurtenant detached buildings; 2) a separate dwelling unit in an apartment house; 3) a single farm dwelling and general farm uses; and 4) a building previously wired for single meter service which is converted to not more than 8 separate dwelling units served through one meter.

      Rate Schedule RTS - Residential Service - Thermal Storage: This Rate Schedule is applicable to service which would otherwise qualify under Rate Schedule RS except for the following: 1) two or more separate dwelling units supplied through a single meter;
      2) seasonal service and seasonal use Customers; 3) service with separate meter controlled water heater service; and 4) residential service with general farm use which includes more than 2,000 watts of connected farm load. This Rate Schedule is restricted to existing Customers in the Rate Schedule as of December 31, 1995.

      Rate Schedule RTD - Residential Service - Time-of-Day:
      Single-phase Electric Delivery Service is available to: 1) a single family dwelling and appurtenant detached building; and 2) a separate dwelling unit in an apartment house. This Rate
      Schedule will be restricted to existing Customers in this Rate Schedule as of January 1, 2000.

 Small Commercial and Industrial:

      Rate Schedule GS-1 - General Service: This rate schedule is for small general service at secondary voltage or at a higher available voltage at the option of the Customer. The billing demand is limited to 5 kilowatts for accounts served under discontinued rate schedule FC as of June 28, 1980.

      Rate Schedule GS-3 - Large General Service at Secondary Voltage or Higher: This rate schedule is for large general service at secondary voltage, or at a higher available voltage at the option of the Customer.

      Rate Schedule GH-1(R) -  Single Meter Commercial Space Heating
      Service: This rate schedule is for all electric commercial service supplied through one meter when electricity is the sole source of all of the Customer's energy requirements. Customers may include wholesale and retail trade and associated warehousing operations, office buildings, and establishments providing professional personal or business services. This rate schedule is in the process of elimination and is available only to service locations supplied continuously on or after August 21, 1972, and to locations served under discontinued Rate Schedule GH-4 as of September 26, 1984.

      Rate Schedule GH-2(R) -  Separate Meter General Space Heating
      Service: This rate schedule is for separately metered electric space heating service to Customers whose general use is supplied under some other general service rate schedule, and may include service for general use in all electric apartment buildings when individual living units in the building are metered separately under a residential rate schedule. This rate schedule is in the process of elimination and is available only to service locations supplied continuously on or after August 21, 1972, and also to prospective service locations where a definitive rate commitment has been made as of that date for so long as service is continuous thereafter.

      Rate Schedule IS-1 - Interruptible Service to Greenhouses: This rate schedule is for general service at secondary voltage to greenhouses or other environmentally controlled growing facilities which use a minimum of 300KW of interruptible lighting load as a daylight supplemental.

      Rate Schedule SA - Private Area Lighting Service: This rate schedule is for the lighting of yards, private roadways, alleys and other areas supplied from existing overhead secondary distribution.

      Rate Schedule SM - Mercury Vapor Street Lighting Service: This rate schedule is for lighting service from overhead or underground facilities on public areas such as streets, highways, bridges and parks, to municipalities, other governmental agencies, or private property Customers, when this service is supplied under Company's standard form of contract in accordance with the various laws applicable thereto.

      Rate Schedule SHS - High Pressure Sodium Street Lighting Service:
      This service is available only to the following type of Customer: metal pole overhead - existing locations served under another of PP&L's street lighting rate schedules and locations previously served under Hershey Electric Company's Rate Schedule SMVO.

      Rate Schedule SE - Energy Only Street Lighting Service: This rate schedule is available only to municipalities or other governmental agencies for the operation of mercury vapor, high pressure sodium, or metal halide street lighting systems on public areas such as streets, highways, bridges and parks where the municipality or other governmental agency provides for the installation, ownership, operation and maintenance of the street lighting equipment.

      Rate Schedule SI-1(R) - Municipal Street Lighting Service: This rate schedule is for municipal lighting service on public streets, highways, bridges, parks, etc., to municipalities or other governmental agencies when this service is supplied under PP&L's standard form of contract in accordance with the various laws applicable thereto. The rates for incandescent lamps are limited to those fixtures and lamp sizes installed on or before and supplied continuously after March 28, 1972. This rate schedule will be eliminated as of January 1, 2002.

      Rate Schedule TS - Municipal Traffic Lighting Service: This rate schedule is for traffic signal lighting service to cities, boroughs, and townships. The minimum under this rate schedule is 50 watts. This rate schedule is in the process of elimination and service hereunder is available only to existing locations continuously supplied as of August 26, 1976. It is available to any municipality using PP&L's standard delivery service for electric traffic signal lights installed, owned and maintained by the municipality.

      Rate Schedule BL - Borderline Service - Electric Service: Available under reciprocal agreements to neighboring electric utilities for resale in their adjacent territory.

 Large Commercial and Industrial:

      Rate Schedule LP-4 - Large General Service at 12,470 Volts or
      Higher: This rate schedule is for large general service supplied from available lines of 12,470 volts or higher when the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage.

      Rate Schedule IS-P - Interruptible Large General Service at 12,470 Volts or Higher: This rate schedule is for interruptible large general service supplied from available lines of 12,470 volts or higher where the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage. Interruptible service under this rate schedule is available to Customers with at least 1,000 kilowatts of year-round interruptible power who contract to accept interruptible service for at least one year.

      Rate Schedule LP-5 - Large General Service at 69,000 Volts or
      Higher: This rate schedule is for large general service supplied from available lines of 69,000 volts or higher when the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage. It applies to 3 phase, 60 Hertz service.

      Rate Schedule LP-6 - Large General Service at 69,000 Volts or
      Higher: This rate schedule is for large general service supplied from available lines of 69,000 volts or higher when the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage and that does not fall under the Rate Schedule LP-5.

      Rate Schedule IS-T - Interruptible Large General Service at 69,000 Volts or Higher: This rate schedule is for interruptible large general service supplied from available lines of 69,000 volts or higher where the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage.
      It applies to 3 phase, 60 Hertz service. Interruptible service under this rate schedule is available to Customers with at least 1,000 kilowatts of year-round interruptible power who contract to accept interruptible service for at least one year.

      Rate Schedule LPEP - Power Service to Electric Propulsion: This rate schedule is available for electric propulsion service from PP&L's high voltage lines of 69,000 volts or higher, where the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage.

      Rate Schedule ISM - Interruptible Service by Agreement: This service is available to large general service Customers who take service from available transmission lines of 69,000 volts or higher. The Customer furnishes and maintains all equipment necessary to transform the energy from line voltage. This service is available only to Customers who require interruptible service which is different than that provided in PP&L's other rate schedules, and who accept service interruptions pursuant to a service agreement.

      Rate Schedule Standby - Standby Basic Utility Supply Service:
      PP&L will provide this service to Qualifying Facilities as defined in the Public Utility Regulatory Policies Act of 1978. PP&L will also provide this service to a Customer that contracts with a Qualifying Facility and that must be served under the requirements of either federal or state law. This service is provided only where PP&L has available capacity and facilities adequate for the service requested and only pursuant to a power purchase or interconnection agreement with PP&L.

           If Rate Schedules are eliminated, Customers are expected to remain in the same Customer Class. In addition, although Customers have historically migrated between Rate Schedules as their voltage requirements changed, that migration has not been and is not expected to be significant. Customers are not expected to migrate between Customer Classes.

           Rate Adjustment Among Rate Schedules Within the Three Classes. Each Customer Class is responsible for a fixed percentage of the Intangible Transition Charges. The PUC has approved this allocation of Intangible Transition Charges among Customer Classes. The Intangible Transition Charges will be determined for each Rate Schedule within the three Customer Classes. The Intangible Transition Charges will be adjusted by Rate Schedule within each Customer Class, but not among Customer Classes. The Competition Act prohibits allocating Intangible Transition Charges to customer classes in a manner that results in the interclass or intraclass shifting of costs. In prior decisions, the PUC has ruled that performing rate adjustments by Customer Classes does not constitute interclass or intraclass shifting of costs. See "The Servicing Agreement The PUC's Intangible Transition Cost Adjustment Process" in this Prospectus.

           Statistics Regarding PP&L's Total Customers. The following tables show various operating statistics by Customer Class and Rate Schedule within each Customer Class. Table 3 shows the number and
 percentage of retail electric Customers.   Table 4 shows retail electric
 usage. Table 5 shows retail electric revenues. All Rate Schedules will be billed Intangible Transition Charges. For the Intangible Transition Charges assessed to individual Rate Schedules as of any Series Issuance Date and any adjustment thereto, in each case giving effect to the issuance of Transition Bonds on that date, see the related Prospectus Supplement. There can be no assurance that total Customers, the composition of total Customers by Customer Class and Rate Schedule, or usage levels or revenues for each Customer Class and Rate Schedule will remain at or near the levels reflected in the following tables. For a description of the Customer Class and Rate Schedule abbreviations used in Tables 3, 4 and 5, see " PP&L's Customer Classes and Rate Schedules" above.

                                                             TABLE 3

                             Number of Retail Electric Customers and Customer Class Breakdown

                      Year Ended         Year Ended        Year Ended         Year Ended         Year Ended         Quarter Ended
                       12/31/94           12/31/95          12/31/96           12/31/97           12/31/98            3/31/99
                       --------           --------          --------           --------           --------            --------
 Rate Schedule     Avg.       % of    Avg.       % of    Avg.       % of    Avg.       % of    Avg.       % of    Avg.       % of
                   #          Total   #          Total   #          Total   #          Total   #          Total   #          Total
                   ---------  ------  ---------  ------  ---------  ------  ---------  ------  ---------  ------  ---------  ------
 Residential
 Rate Schedule RS  1,048,223   86.9%  1,058,939   86.8%  1,066,724   86.7%  1,074,621   86.7%  1,081,800   86.5%  1,087,255   87.0%
 Rate Schedule RTS    14,028    1.2%     14,449    1.2%     14,597    1.2%     14,568    1.2%     14,495    1.2%     13,796    1.1%
 Rate Schedule RTD       313    0.0%        321    0.0%        304    0.0%        294    0.0%        290    0.0%        267    0.0%
                   ---------   -----  ---------   -----  ---------   -----  ---------   -----  ---------   -----  ---------   -----
   Total           1,062,564   88.1%  1,073,709   88.0%  1,081,625   87.9%  1,089,483   87.8%  1,096,585   87.7%  1,101,318   88.1%

 Small Commercial & Industrial

 Rate Schedule GS-1  119,146    9.9%    120,921    9.9%    122,383   10.0%    124,374   10.0%    127,090   10.2%    123,030    9.9%
 Rate Schedule GS-3   18,401    1.5%     18,981    1.6%     19,801    1.6%     20,313    1.6%     20,525    1.6%     19,893    1.6%
 Rate Schedule
   GH-1(R)             1,621    0.1%      1,588    0.1%      1,403    0.1%      1,144    0.1%      1,078    0.1%      1,008    0.1%
 Rate Schedule
   GH-2(R)             2,964    0.3%      2,911    0.2%      2,862    0.2%      2,805    0.2%      2,739    0.2%      2,614    0.2%
 Rate Schedule IS-1        4    0.0%          4    0.0%          4    0.0%          4    0.0%          4    0.0%          4    0.0%
 Rate Schedule SA          0    0.0%          0    0.0%          0    0.0%          0    0.0%          0    0.0%          0    0.0%
 Rate Schedule SM        135    0.0%        125    0.0%        117    0.0%        115    0.0%        112    0.0%        113    0.0%
 Rate Schedule SHS       760    0.1%        825    0.1%        869    0.1%        903    0.1%        934    0.1%        910    0.1%
 Rate Schedule SE         57    0.0%         59    0.0%         61    0.0%         63    0.0%         63    0.0%         62    0.0%
 Rate Schedule
   SI-1(R)                 5    0.0%          5    0.0%          3    0.0%          3    0.0%          3    0.0%          3    0.0%
 Rate Schedule TS         17    0.0%         17    0.0%         17    0.0%         17    0.0%         17    0.0%         17    0.0%
 Rate Schedule BL         24    0.0%         26    0.0%         21    0.0%         13    0.0%         25    0.0%         25    0.0%
                   ---------   -----  ---------   -----  ---------   -----  ---------   -----  ---------   -----  ---------   -----
   Total             143,134   11.9%    145,462   11.9%    147,541   12.0%    149,754   12.1%    152,590   12.1%    147,679   11.8%

 Large Commercial & Industrial

 Rate Schedule LP-4      808    0.1%        816    0.1%        827    0.1%        826    0.1%        859    0.1%        900    0.1%
 Rate Schedule IS-P       25    0.0%         32    0.0%         32    0.0%         39    0.0%         41    0.0%         34    0.0%
 Rate Schedule LP-5       95    0.0%         91    0.0%         87    0.0%         88    0.0%         91    0.0%         85    0.0%
 Rate Schedule LP-6        0    0.0%          5    0.0%          5    0.0%          4    0.0%          4    0.0%          4    0.0%
 Rate Schedule IS-T       23    0.0%         28    0.0%         30    0.0%         35    0.0%         33    0.0%         32    0.0%
 Rate Schedule LPEP        1    0.0%          1    0.0%          1    0.0%          1    0.0%          1    0.0%          1    0.0%
 Rate Schedule ISM         1    0.0%          1    0.0%          1    0.0%          1    0.0%          1    0.0%          1    0.0%
 Rate Schedule
   Standby                 9    0.0%          9    0.0%         10    0.0%          9    0.0%          8    0.0%          0    0.0%
                   ---------   -----  ---------   -----  ---------   -----  ---------   -----  ---------   -----  ---------   -----
    Total                962    0.1%        983    0.1%        993    0.1%      1,003    0.1%      1,038    0.1%      1,057    0.1%

 Aggregate
 Customer
 Classes           1,206,660  100.0%  1,220,154  100.0%  1,230,159  100.0%  1,239,237  100.0%  1,250,213  100.0%  1,256,054  100.0%



                                  TABLE 4

     Actual Retail Electric Usage per mWh and Customer Class Breakdown

                             Year Ended          Year Ended          Year Ended
                              12/31/94            12/31/95            12/31/96
                              --------            --------            --------
 Rate Schedule            mWh         % of    mWh         % of    mWh         % of
                                      Total               Total               Total
                          ----------  ------  ----------  ------  ----------  ------
Residential

 Rate Schedule RS         11,042,348   35.7%  10,905,634   34.9%  11,417,526   35.3%
 Rate Schedule RTS           388,442    1.3%     381,659    1.2%     417,938    1.3%
 Rate Schedule RTD             5,519    0.0%       5,367    0.0%       5,419    0.0%
                          ----------  ------  ----------  ------  ----------  ------
    Total                 11,436,309   37.0%  11,292,660   36.1%  11,840,883   36.7%

Small Commercial & Industrial

 Rate Schedule GS-1        1,401,597    4.5%   1,413,913    4.5%   1,449,933    4.5%
 Rate Schedule GS-3        6,690,517   21.6%   6,909,728   22.1%   7,205,496   22.3%
 Rate Schedule GH-1(R)       510,845    1.7%     476,356    1.5%     439,681    1.4%
 Rate Schedule GH-2(R)        95,114    0.3%      85,477    0.3%      88,019    0.3%
 Rate Schedule IS-1            3,688    0.0%       4,092    0.0%       4,337    0.0%
 Rate Schedule SA             28,061    0.1%      27,494    0.1%      26,858    0.1%
 Rate Schedule SM              9,148    0.0%       8,049    0.0%       7,168    0.0%
 Rate Schedule SHS            57,854    0.2%      59,480    0.2%      60,875    0.2%
 Rate Schedule SE              9,160    0.0%       9,594    0.0%      10,895    0.0%
 Rate Schedule SI-1(R)           350    0.0%         221    0.0%         190    0.0%
 Rate Schedule TS                504    0.0%         504    0.0%         504    0.0%
 Rate Schedule BL              9,760    0.0%       2,684    0.0%       4,751    0.0%
                          ----------  ------  ----------  ------  ----------  ------
   Total                   8,816,598   28.5%   8,997,592   28.8%   9,298,707   28.8%

 Large Commercial & Industrial

 Rate Schedule LP-4        4,197,312   13.6%   4,212,820   13.5%   4,371,372   13.5%
 Rate Schedule IS-P          325,211    1.1%     425,342    1.4%     437,663    1.4%
 Rate Schedule LP-5        3,435,484   11.1%   3,215,223   10.3%   2,962,609    9.2%
 Rate Schedule LP-6                0    0.0%     105,071    0.3%     556,707    1.7%
 Rate Schedule IS-T        2,151,956    7.0%   2,406,342    7.7%   2,208,843    6.8%
 Rate Schedule LPEP          146,135    0.5%     105,628    0.3%      67,986    0.2%
 Rate Schedule ISM           410,120    1.3%     509,520    1.6%     550,689    1.7%
 Rate Schedule Standby        12,008    0.0%      11,005    0.0%      11,774    0.0%
                          ----------  ------  ----------  ------  ----------  ------
   Total                  10,678,226   34.5%  10,990,951   35.1%  11,167,643   34.6%

 Aggregate Customer
 Classes                  30,931,133  100.0%  31,281,203  100.0%  32,307,233  100.0%



                            Year Ended           Year Ended         Quarter Ended
                             12/31/97             12/31/98             3/31/99
                             --------             --------             -------
 Rate Schedule            mWh          % of   mWh         % of    mWh        % of
                                      Total               Total              Total
                          ----------  ------  ----------  ------  ---------  ------
Residential

 Rate Schedule RS         11,029,356   34.5%  10,783,774   33.6%  3,603,814   39.02%
 Rate Schedule RTS           391,796    1.2%     360,228    1.1%    150,083     1.6%
 Rate Schedule RTD             4,976    0.0%       4,674    0.0%      1,697     0.0%
                          ----------  ------  ----------  ------  ---------   ------
    Total                 11,426,128   35.8%  11,148,676   34.7%  3,755,594    40.7%

Small Commercial & Industrial

 Rate Schedule GS-1        1,458,263    4.6%   1,507,567    4.7%    453,582     4.9%
 Rate Schedule GS-3        7,330,178   22.9%   7,486,597   23.3%  1,984,697    21.5%
 Rate Schedule GH-1(R)       365,598    1.1%     321,752    1.0%    116,441     1.3%
 Rate Schedule GH-2(R)        78,940    0.3%      69,051    0.2%     33,018     0.4%
 Rate Schedule IS-1            4,062    0.0%       3,632    0.0%      1,756     0.0%
 Rate Schedule SA             26,482    0.1%      25,894    0.1%      7,265     0.1%
 Rate Schedule SM              6,653    0.0%       6,597    0.0%      1,756     0.0%
 Rate Schedule SHS            61,855    0.2%      62,355    0.2%     16,367     0.2%
 Rate Schedule SE             11,036    0.0%      11,901    0.0%      3,254     0.0%
 Rate Schedule SI-1(R)           189    0.0%         188    0.0%         51     0.0%
 Rate Schedule TS                504    0.0%         504    0.0%        123     0.0%
 Rate Schedule BL              5,730    0.0%       7,341    0.0%      1,232     0.0%
                          ----------  ------  ----------  ------  ---------  -------
   Total                   9,349,490   29.3%   9,503,379   29.6%  2,619,542    28.4%

 Large Commercial & Industrial

 Rate Schedule LP-4        4,366,189   13.7%  4,599 ,955   14.3%  1,152,561    12.5%
 Rate Schedule IS-P          524,541    1.6%     562,350    1.8%    143,987     1.6%
 Rate Schedule LP-5        3,089,211    9.7%   3,045,536    9.5%    771,890     8.4%
 Rate Schedule LP-6          454,463    1.4%     474,633    1.5%   119,1 85     1.3%
 Rate Schedule IS-T        2,161,552    6.8%   2,218,105    6.9%    550,160     6.0%
 Rate Schedule LPEP           56,206    0.2%      73,317    0.2%     24,678     0.3%
 Rate Schedule ISM           526,539    1.7%     505,281    1.6%     97,481     1.1%
 Rate Schedule Standby         9,779    0.0%       5,847    0.0%        658     0.0%
                          ----------  ------  ----------  ------  ---------   ------
   Total                  11,188,480   35.0%  11,485,024   35.7%  2,860,600    31.0%

 Aggregate Customer
 Classes                  31,964,098  100.0%  32,137,079  100.0%  9,235,736   100.0%

_______________

      Actual usage fluctuations are highly dependent on weather conditions. See "The Servicer of the Intangible Transition Property How PP&L Forecasts the Number of Customers and the Amount of Electricity Usage." The actual total annual usage has increased for each of the past two years. The compounded annual growth rate for actual usage for all Customer Classes for the period from 1994 through 1998 was 1.6%. There can be no assurance that future usage rates will be similar to historical experience. See "Risk Factors Servicing Risks" in this Prospectus.


                                                       TABLE 5

                  Retail Electric Revenues (dollars in thousands) and Customer Class Breakdown

                         Year Ended         Year Ended         Year Ended         Year Ended         Year Ended      Quarter Ended
                          12/31/94           12/31/95           12/31/96           12/31/97           12/31/98          3/31/99
                          --------           --------           --------           --------           --------          -------
 Rate Schedule           $      % of        $      % of        $      % of        $      % of        $      % of       $     % of
                                Total              Total              Total              Total              Total            Total
                     ---------  ------  ---------  ------  ---------  ------  ---------  ------  ---------  ------  -------  ------
 Residential

 Rate Schedule RS      909,494   40.6%    904,054   40.1%    976,460   41.0%    948,796   40.3%    909,667   39.5%  285,668   47.9%
 Rate Schedule RTS      20,388    0.9%     20,528    0.9%     22,986    1.0%     21,809    0.9%     20,134    0.9%    7,261    1.2%
 Rate Schedule RTD         418    0.0%        407    0.0%        420    0.0%        386    0.0%        355    0.0%      123    0.0%
                     ---------  ------  ---------  ------  ---------  ------  ---------  ------  ---------  ------  -------  ------
      Total            930,300   41.6%    924,989   41.0%    999,866   42.0%    970,991   41.3%    930,156   40.4%  293,052   49.1%

 Small Commercial & Industrial

 Rate Schedule GS-1    154,130    6.9%    155,066    6.9%    160,011    6.7%    160,416    6.8%    162,026    7.0%   46,148    7.7%
 Rate Schedule GS-3    515,183   23.0%    530,197   23.5%    556,979   23.4%    565,757   24.1%    556,156   24.2%  125,031   21.0%
 Rate Schedule GH-1(R)  40,740    1.8%     38,313    1.7%     36,481    1.5%     30,222    1.3%     25,411    1.1%    7,917    1.3%
 Rate Schedule GH-2(R)   7,488    0.3%      6,771    0.3%      7,235    0.3%      6,492    0.3%      5,533    0.2%    2,596    0.4%
 Rate Schedule IS-1        187    0.0%        202    0.0%        211    0.0%        197    0.0%        167    0.0%       75    0.0%
 Rate Schedule SA        4,256    0.2%      4,237    0.2%      4,412    0.2%      4,433    0.2%      4,438    0.2%    1,086    0.2%
 Rate Schedule SM        1,522    0.1%      1,324    0.1%      1,257    0.1%      1,185    0.1%      1,170    0.1%      184    0.1%
 Rate Schedule SHS      14,699    0.7%     15,251    0.7%     16,396    0.7%     16,739    0.7%     16,943    0.7%    4,295    0.7%
 Rate Schedule SE          365    0.0%        395    0.0%        457    0.0%        462    0.0%        507    0.0%      102    0.0%
 Rate Schedule SI-1(R)      71    0.0%         48    0.0%         36    0.0%         36    0.0%         36    0.0%        6    0.0%
 Rate Schedule TS           60    0.0%         60    0.0%         60    0.0%         60    0.0%         60    0.0%       10    0.0%
 Rate Schedule BL          863    0.0%        245    0.0%        436    0.0%        527    0.0%        669    0.0%      110    0.0%
                     ---------  ------  ---------  ------  ---------  ------  ---------  ------  ---------  ------  -------  ------
      Total            739,564   33.0%    752,109   33.3%    783,971   32.9%    786,526   33.5%    773,116   33.6%  187,560   31.4%

 Large Commercial & Industrial

 Rate Schedule LP-4    263,108   11.8%    264,014   11.7%    277,112   11.6%    274,889   11.7%    282,324   12.3%   57,516    9.6%
 Rate Schedule IS-P     15,650    0.7%     19,939    0.9%     21,221    0.9%     24,618    1.1%     26,363    1.1%    5,339    0.9%
 Rate Schedule LP-5    181,183    8.1%    168,894    7.5%    156,344    6.6%    159,623    6.8%    155,182    6.7%   28,797    4.8%
 Rate Schedule LP-6          0    0.0%      5,794    0.3%     29,961    1.3%     24,736    1.1%     24,544    1.1%    3,956    0.7%
 Rate Schedule IS-T     82,970    3.7%     92,926    4.1%     88,611    3.7%     87,559    3.7%     87,810    3.8%   15,604    2.6%
 Rate Schedule LPEP      8,180    0.4%      6,204    0.3%      4,679    0.2%      4,076    0.2%      4,948    0.2%    1,507    0.3%
 Rate Schedule ISM      16,532    0.7%     19,571    0.9%     20,645    0.9%     18,955    0.8%     18,002    0.8%    3,513    0.6%
 Rate Schedule
   Standby               1,171    0.1%      1,145    0.1%      1,290    0.1%      1,106    0.1%        908    0.0%      112    0.0%
                     ---------  ------  ---------  ------  ---------  ------  ---------  ------  ---------  ------  -------  ------
    Total              568,794   25.4%    578,487   25.7%    599,863   25.2%    595,562   25.3%    600,081   26.1%  116,344   19.5%

 Aggregate Customer
 Classes             2,238,658  100.0%  2,255,585  100.0%  2,383,700  100.0%  2,353,079  100.0%  2,303,353  100.0%  596,956  100.0%


      The Percentage Concentration Within PP&L's Large Commercial and Industrial Customers. For the year ended December 31, 1998, the largest Customer represented approximately 3.6%, and the ten largest Customers represented approximately 20.5%, of PP&L's Large Commercial and Industrial Customer Class revenues. There are no material concentrations in either of the other two Customer Classes.

      There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above.

      PP&L's Delinquency and Write-Off Experience. The tables below set forth the delinquency and net write-off experience with respect to payments to PP&L for Residential Customers as well as for all other Customers, for each of the periods indicated below. During the last three years, the delinquency experience for all Customers has improved substantially due to more aggressive collection efforts. However, these efforts have increased the amount of write-offs. The amount of net write-offs is expected, but is not assured, to decline in coming years due to the completion of a residential security deposit policy which is scheduled for December 31,
 1999.   PP&L does not expect, but cannot assure, that the delinquency or net write-off experience with respect to ITC Collections will differ substantially from the rates indicated. For example, changes in the retail electric market, including but not limited to the introduction of electric generation suppliers, or other third parties, who, beginning in mid-1999, will be permitted to provide consolidated billing to PP&L's Customers, could mean that historical delinquency and write-off ratios will not be indicative of the future rates.


                                  TABLE 6

            Delinquencies as Percentage of Total Billed Revenues

                 As Of      As Of      As Of     As Of      As Of      As Of
               12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   3/31/99
               --------   --------   --------   --------   --------   -------
 Residential

 30-59 days      0.79%      0.95%      0.84%      0.89%      0.83%     1.29%
 60-89 days      0.28%      0.29%      0.26%      0.33%      0.36%     0.87%
 90+ days        4.50%      4.49%      3.63%      3.16%      2.85%     2.78%

 Total           5.57%      5.73%      4.73%      4.38%      4.04%     4.94%

 All Other

 30-59 days      0.14%      0.21%      0.21%      0.11%      0.09%     0.31%
 60-89 days      0.04%      0.03%      0.03%      0.02%      0.03%     0.08%
 90+ days        0.15%      0.11%      0.11%      0.13%      0.10%     0.10%

 Total           0.33%      0.35%      0.35%      0.26%      0.22%     0.49%

 Grand Total     2.50%      2.54%      2.19%      1.95%      1.75%     2.34%




                                  TABLE 7

     Net Write-Offs as a Percentage of Billed Retail Electric Revenues

                 As Of      As Of      As Of      As Of      As Of     As Of
               12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   3/31/99
               --------   --------   --------   --------   --------   -------
 Residential     1.60%      1.67%      2.05%      2.02%      2.33%     1.14%
 All Other       0.14%      0.15%      0.14%      0.11%      0.14%     0.19%
 Total           0.74%      0.77%      0.94%      0.90%      1.02%     0.66%


      The numbers in Table 6 for delinquencies over 90 days include all accounts referred to collection agencies and attorneys, plus all accounts on payment arrangement. Since the collection process is longer for Residential Customers than it is for other customers, and only accounts for Residential Customers are referred to collection agencies and attorneys, the numbers in the over 90 day category are higher for Residential Customers than the 30 and 60 day categories. In addition, the state mandated winter moratorium also tends to increase the over 90 day delinquency category for residential Customers. This discrepancy does not apply to non-residential customers. See "PP&L Maintains Limited Information on its Customers' Creditworthiness" below.

      Customer bills are written off 90 days after the final bill is issued. A final bill results from either of two actions:

      1. the Customer notifies PP&L that the Customer no longer wants electricity service at the address, or

      2. electricity service is disconnected for nonpayment and the Customer does not come forward to pay the required amount to have service reconnected.

      The net write-offs for the first quarter of 1999 are lower due to a delay in write-offs for January and February 1999 resulting from the conversion to PP&L's new billing system on February 1, 1999. It is expected that during the second quarter, those delinquent accounts will be reviewed and write-offs adjusted to more normal levels. Also, due to the conversion, there was less than normal collection activity during January and February of 1999, resulting in higher delinquencies in the 30- and 60-day categories. However, those activities were resumed in March. Thus, delinquency levels are expected to return to normal levels by the end of the second quarter.

      The net write-offs for Residential Customers were higher in 1998 as compared to previous years because:

      1. as described in the paragraph titled "PP&L's Delinquency and Write-Off Experience" on the previous page, increased aggressive collection action forced PP&L to write-off a higher number of Residential accounts, and

      2. billed revenue for Residential Customers was lower in 1998 than in previous years.

 How PP&L Forecasts the Number of Customers and the Amount of Electricity Usage

           Accurate projections of the number of Customers, usage and retail electric revenue are important in setting, maintaining and adjusting the Intangible Transition Charges to sufficient levels. These levels must be sufficient to recover interest on and principal of the Transition Bonds, to fund the Scheduled Overcollateralization Level, to replenish any shortfalls in the Capital Subaccount and to pay the Trustee's fee, the Servicing Fee and the other expenses and costs included in Qualified Transition Expenses. See "The PUC Order and the Intangible Transition Charges PP&L's Intangible Transition Charges" and "Risk Factors Unusual Nature of Intangible Transition Property" in this Prospectus.

           On a monthly basis, PP&L compares its sales forecast to actual consumption to determine the accuracy of its forecasting model. PP&L historically has prepared annual forecasts of electric energy sales for the following year and several years thereafter. The principal uses of the electric energy forecasts have been for short-term budgeting and rate-setting purposes. PP&L has also prepared longer-term forecasts of customer peak demand and energy consumption, primarily for use in facilities planning. PP&L most recently updated its electric energy forecasting models in 1998. PP&L uses sophisticated models to generate forecasts of short-term monthly sales as well as reasonable long-term forecasts for all customer classes. The residential model forecasts electric energy sales based on electricity price, real income, household size, weather and changes in the saturation and efficiency of appliances other than heating and cooling. The commercial and industrial models forecast electric energy sales based on electricity price, employment, industrial output and weather. Known and measurable industrial plant additions, expansions and closures are incorporated into the electricity sales projections, based on information obtained by PP&L. PP&L uses economic forecasts, prepared by an independent economic forecasting and consulting firm employed by PP&L, as inputs to its forecasting models. Weather inputs to the forecasting models are based on normal weather conditions, which are developed from historical averages.

           In addition, PP&L will use its annual sales forecast to determine the appropriate levels of Intangible Transition Charges from time to time. As a result, PP&L's ability to accurately predict energy consumption may affect the timing of collections of Intangible Transition Charges.

           Actual sales can deviate from forecasted sales for many reasons, including the general economic climate in PP&L's service territory as it impacts net migration of Customers; weather as it impacts air conditioning and heating usage; levels of business activity; and the availability of more energy efficient appliances, new energy conservation technologies and the Customer's ability to acquire these new products.

           The table below compares actual usage for a particular year to
 the related forecast prepared during the previous year.   For example, the
 annual 1994 variance is based on a forecast prepared in 1993. The variances for the Residential Customer Class, ranged from 1.17% to (5.78%). The variances for the Small Commercial and Industrial Customer Class, ranged from 0.30% to 2.91%. The variances for the Large Commercial and Industrial Customer Class, ranged from (1.74%) to 3.66% . There can be no assurance that the future variance between actual and expected consumption in the aggregate or by Customer Class will be similar to the historical experience set forth below. In the following table "variance" represents percentage deviation from the forecasted amount of electricity usage.


                                            TABLE 8

           Annual Forecast Variance For the Amount of Electricity Consumed

                     Year Ended     Year Ended     Year Ended     Year Ended     Year Ended
                         1994           1995           1996           1997           1998
 Residential

 Forecast (in mWh)   11,303,504     11,520,139     11,720,216     11,698,717      11,832,734
 Actual (in mWh)     11,436,309     11,292,660     11,840,883     11,426,128      11,148,676
 Variance                 1.17%        (1.97)%          1.03%        (2.33)%         (5.78)%

 Small Commercial & Industrial

 Forecast (in mWh)    8,779,169      8,860,528      9,035,471      9,321,124       9,292,308
 Actual (in mWh)      8,816,598      8,997,592      9,298,707      9,349,490       9,503,379
 Variance                 0.43%          1.55%          2.91%          0.30%           2.27%

 Large Commercial & Industrial

 Forecast (in mWh)   10,301,327     10,662,333     10,943,314     11,386,159      11,159,958
 Actual (in mWh)     10,678,226     10,990,951     11,167,643     11,188,480      11,485,024
 Variance                 3.66%          3.08%          2.05%        (1.74)%           2.91%

 TOTAL

 Forecast (in mWh)   30,384,000     31,043,000     31,699,000     32,406,000      32,285,000
 Actual (in mWh)     30,931,133     31,281,203     32,307,233     31,964,098      32,137,079
 Variance                 1.80%          0.77%          1.92%        (1.36)%         (0.46)%

           During the last five years, there has been no discernible trend in the variance between projected electricity consumption and actual electricity consumption.

           The table below compares actual number of Customers for a particular year to the related forecast prepared during the previous year. For example, the annual 1994 variance is based on a forecast prepared in 1993. The variances for the Residential Customer Class, ranged from of (0.66%) to 0.1%. The variances for the Small Commercial and Industrial Customer Class, ranged from 0.20% to 1.33%. The variances for the Large Commercial and Industrial Customer Class, ranged from (0.60%) to 2.37%. There can be no assurance that the future variance between actual and expected number of Customers in the aggregate or by Customer Class will be similar to the historical experience set forth below. In the following table "variance" represents percentage deviation from the forecasted number of Customers.


                                  TABLE 9

            Annual Forecast Variance For the Number of Customers

                    1994        1995        1996        1997       1998
 Residential

 Forecast        1,062,493   1,078,402   1,086,567   1,092,868   1,103,905
 Actual          1,062,564   1,073,709   1,081,625   1,089,483   1,096,585
 Variance            0.01%     (0.44)%     (0.45)%     (0.31)%     (0.66)%

 Small Commercial & Industrial

 Forecast          142,843     144,941     146,367     148,058     150,580
 Actual            143,134     145,462     147,541     149,754     152,590
 Variance            0.20%       0.36%       0.80%       1.15%       1.33%

 Large Commercial & Industrial

 Forecast              968         978         984       1,001       1,013
 Actual                962         983         993       1,003       1,038
 Variance          (0.60)%       0.61%       0.91%       0.30%       2.37%

 TOTAL

 Forecast        1,206,304   1,224,312   1,233,918   1,241,926   1,255,499
 Actual          1,206,660   1,220,154   1,230,159   1,240,240   1,250,213
 Variance            0.03%     (0.34)%     (0.30)%     (0.14)%     (0.42)%


      During the last five years, there has been no discernible trend in the variance between projected number of Customers and actual number of Customers.

 PP&L's Billing Process

           PP&L operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. Accordingly, the initial collection of initial Intangible Transition Charges and changes in the amount of Intangible Transition Charges will occur at different points in each Customer's billing cycle. For the year ended December 31, 1998, PP&L mailed out an average of 65,000 bills daily. Normal billing is for a period of approximately 30 days ending one or two days prior to the mailing of the bill. When a particular Intangible Transition Charge is imposed, or ceases to be imposed, as of a specific date, PP&L customarily pro rates each Customer's usage during its meter reading and billing cycle for purposes of imposing the charge. Accounts with potential billing errors are held by the computer system for review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, safety problems as identified by the meter-reading staff and possible meter malfunctions. Subject to statutory and legal requirements, PP&L may change its billing policies and procedures from time to time. It is expected that any change would be designed to enhance PP&L's ability to make timely recovery of amounts billed to Customers.

 PP&L Maintains Limited Information on its Customers' Creditworthiness

           Under the Servicing Agreement, any changes to customary billing and collection practices instituted by PP&L will apply to the servicing of Intangible Transition Property so long as PP&L is the Servicer.

           Under Pennsylvania law, PP&L is obligated to provide service to new residential customers. New residential and non-residential customers will be required to post a security deposit equal to two months of estimated electricity usage when they apply for electric service. These new customers may avoid the security deposit requirement if they can demonstrate creditworthiness or were previously a customer of PP&L with a satisfactory payment history. The principal means of establishing creditworthiness is by a letter from another utility indicating satisfactory payment history. To help prevent fraud, PP&L uses an on-line identification process for new applicants. The implementation of the on-line identification process began during the second quarter of 1999, and will be completed by December 31, 1999.

           PP&L's reduced payment program for low income Residential Customers is called OnTrack. Customers must apply for OnTrack and must demonstrate an inability to pay overdue electric bills, and annual household gross income under 150% of the federal poverty level. Customers in OnTrack qualify for reduced payment amounts and arrearage forgiveness if monthly payments are made on or before the due date.

           PP&L estimates the annual cost of OnTrack at $5.875 million in 1999 and, pursuant to the settlement of PP&L's Restructuring Plan, increasing to a maximum annual cost of $11.7 million in 2002. These costs are reflected in the residential distribution rates set forth in the settlement of PP&L's restructuring plan. As of December 31, 1998, there were 2,579 customers enrolled in OnTrack accounting for $948,424 in revenue for the twelve months ended December 31, 1998. The PUC has adopted regulations that establish reporting requirements for universal service programs, such as the OnTrack Payment Program, that are applicable to all electric distribution companies.

           In 1998, approximately 79% of total bill payments were received by PP&L via the U.S. mail. During the same period, approximately 9% of total payments were paid in person at third party collectors throughout the service territory. Other payment methods include pay-by-phone, payment by credit card and direct debits of Customer accounts through local banks, which accounted for approximately 12% of bill payments collected in 1998.

           PP&L's Collection Process for Residential Customers. Customer bills for residential Customers are due 20 days after mailing. If a Customer has an overdue balance in excess of $150, or is 60 days overdue in paying his or her bill, PP&L will mail a notice stating that PP&L will shut off electricity service within 10 days if the Customer takes no action to reduce the outstanding balance. At least three days prior to the termination date, another service termination notice is delivered by telephone or by a PP&L service representative in person. On the date of service termination, the PP&L service representative must knock on the Customer's door. If someone answers the door, termination proceeds. If there is no answer at the door, a 48 hour notice is left at the residence. If the Customer does not make a payment or does not agree to pay the overdue amount to PP&L's satisfaction within 48 hours, PP&L terminates electricity service.

           Termination of Service for Residential Customers in the Winter. Power is not customarily disconnected if the delinquent Customer is subject to a PUC-mandated winter moratorium, which requires special approval from the PUC prior to the disconnection of electricity to some residential Customers during the period from December 1 of each year through March 31 of the following year. Currently, residential accounts are managed during the winter moratorium through a combination of letters, proactive telephone contacts and negotiated payment plans. Company communications with the delinquent Customer during the winter moratorium do not contain the warning that electricity service will be terminated by a particular date.

           PP&L's Collection Process for Governmental Customers. The accounts from Customers in either federal, state or local government have 30 days to pay their electricity charges from the date the bill is mailed. Service termination is generally not used as a means of collection for government accounts. Some government accounts have difficulty paying within the 30 days due to cash flow, payment approval and other factors. Government accounts that are frequently delinquent are referred to a collection agency that specializes in the collection of overdue amounts from commercial accounts.

           PP&L's Collection Process for All Other Customers. Customer bills for commercial and industrial Customers are due 15 days after the bill is mailed. If the Customer does not pay the bill, collection action can begin on the 16th day with a three-day service termination notice delivered via telephone or U.S. mail, if PP&L cannot contact the Customer by telephone. If the overdue balance is not paid within three days after the collection action has begun, service will be terminated.

           Referrals of Delinquent Accounts to Third-Parties. Residential accounts are referred to a collection agency 30 days after the final bill is mailed. The collection agency manages this account for a total of seven and one half months. Unpaid Residential account balances are written-off 90 days after the final bill is mailed. If any unpaid balance remains after seven and one half months of collection activity, it is sold as bad debt. Non-residential accounts with unpaid balances are referred to a collection agency within 30 days of the date that the final bill is mailed. Unpaid non-residential accounts are written-off 90 days after the final bill is mailed.

           Referrals of Delinquent Accounts in Special Circumstances. In some cases, service termination may prove difficult due to certain factors such as, among other items, medical illness and landlord-owned property.
 If this type of Customer does not have limited income, and has property that PP&L believes to be valuable in attachment, PP&L will refer the entire overdue balance to an attorney. Outside counsel approved by PP&L will litigate the amount in question, perfect a judgment, and take the amount to a sheriff sale for collection. After the judgment is taken, the Customer also becomes responsible for the payment of counsel fees, court costs and interest. Attorney-referred amounts are exempt from the service termination process. PP&L uses attorney referrals for overdue accounts for commercial and residential Customers. Certain commercial accounts may also be deemed sensitive, such as nursing homes, daycare centers and hospitals. In these cases, PP&L will refer the entire overdue amount to Dun & Bradstreet for collection. The Dun & Bradstreet collection process consists of telephone and letter communications to Customers. These Customers pay the amounts outstanding through Dun & Bradstreet, which transmits the payments to PP&L.

           Definition of a Delinquent Account. If a Residential Customer fails to pay any portion of the Intangible Transition Charges within 30 days after these payments are due, or within 50 days after the Intangible Transition Charge bills have been mailed to the Customer, then the Servicer will consider the entire amount of the Intangible Transition Charges to be delinquent. If a third party biller or other entity fails to pay any portion of the Intangible Transition Charges within 25 calendar days after the charges are communicated to the electric generation supplier or other third party for Residential Class Customers, then the Servicer will consider the entire amount of the Intangible Transition Charges to be delinquent. Similarly, if a third party biller or other entity fails to pay any portion of the Intangible Transition Charges within 20 calendar days after the charges are communicated to the electric generation supplier or other third party for all other Customers, then the Servicer will consider the entire amount of the Intangible Transition Charges to be delinquent. Finally, if any other Customer, except a governmental Customer, fails to pay any portion of the Intangible Transition Charges within 15 days after these payments are due, then the Servicer will consider the entire amount of the Intangible Transition Charges to be delinquent.

           How PP&L Will Apply Partial Payments by its Customers. On July 11, 1997, the PUC ruled that all electricity distribution companies must apply partial payments of electricity bills for balances arising after Customers are permitted to choose their electricity generation supplier in the following manner:

      1. to the balance due for prior intangible transition charges, competitive transition charges and transmission and distribution charges;

      2. to current intangible transition charges and competitive transition charges;

      3.   to current transmission and distribution charges;

      4.   to the balance due for prior supply charges;

      5.   to current supply charges; and

      6.   to non-basic services.

 In its Restructuring Order, the PUC adopted this priority allocation methodology for PP&L.

 PP&L's Procedures for Collecting Intangible Transition Charges from Electric Generation Suppliers and Other Third Party Billers

           PP&L's Restructuring Plan and subsequent orders of the PUC provide specific standards for metering, billing and other activities by electric generation suppliers and other third parties participating in the new market in Pennsylvania. Although PP&L's Restructuring Plan provides that an electric generation supplier that bills customers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers, the PUC may waive any of those requirements at any time in the future.

           In an order adopted on July 1, 1998, in a case involving PECO, the PUC ordered that third parties that are neither electric distribution companies nor electric generation suppliers, and who have no relationship with end users, are permitted to provide billing and collection services for electric distribution charges, including intangible transition charges and electric generation charges. These third parties will be subject to the same requirements as electric generation suppliers. Except in limited circumstances, the Servicer, on behalf of the Issuer, will have no rights to collect Intangible Transition Charges from Customers electing consolidated billing from a third party. Rather, the Issuer will be subject to the risk that the third party does not remit Intangible Transition Charges.

           The Servicer, on behalf of the Issuer, will pursue any electric generation supplier or other third party that fails to remit the applicable Intangible Transition Charges. The Servicer will do so in a manner similar to the manner in which the Servicer pursues any failure by its Customers to remit Intangible Transition Charges. Except in cases of disputed charges, if PP&L does not receive payment within 25 calendar days for Residential Class Customers or 20 calendar days for all other Customers after the charges are communicated to the electric generation supplier or other third party, then PP&L may provide notice of breach to the electric generation supplier or other third party at any time thereafter, at PP&L's discretion. Upon notice of a breach, the electric generation supplier or other third party will have 20 calendar days to cure this breach. If the electric generation supplier or other third party has not cured this breach within 20 calendar days, PP&L may terminate consolidated billing by the electric generation supplier or other third party and take over billing functions. In no event will these procedures result in a Customer being sent two bills covering the same service.

           Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any electric generation suppliers or other third parties to forward ITC Collections to PP&L, as Servicer. There can be no assurance that third parties will use the same customer credit standards as the Servicer. Also, there can be no assurance that the Servicer will be able to mitigate credit risks relating to these third parties in the same manner in or to the same extent to which it mitigates the risks relating to its Customers. Any changes in billing and collection regulation might adversely affect the value of the Transition Bonds and their amortization and, accordingly, their weighted average lives. These changes may adversely affect the Transition Bonds by affecting billing terms and the terms of remittances by electric generation suppliers and other third parties to the Servicer or by making it more difficult for the Servicer to collect Intangible Transition Charges. See "Risk Factors Servicing Risks" in this Prospectus.

 PP&L's Efforts to Deal With the Year 2000 Computer Issue

           PP&L is faced with the task of addressing the Year 2000 issue. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year and other programming techniques which limit date calculations or assign special meanings to some dates. Any of PP&L's computer systems that have date-sensitive software or microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to measure usage, read meters, process transactions, send bills or operate electric generation stations. In addition, the Year 2000 issue could affect the ability of Customers to receive bills sent by PP&L or to make payments on these bills.

           A Company-wide Year 2000 coordination committee was formed to raise the awareness of the Year 2000 issue, share information and review progress towards compliance. A seven-step approach was developed to achieve Year 2000 compliance by assessing and remediating the problem in application software, hardware, plant control systems and devices containing embedded microprocessors. The seven steps in the plan include awareness, inventory, assessment, remediation, testing, implementation, and contingency planning.

           As of July 1, 1999, PP&L has determined that all of its power plants and electricity delivery systems are Year 2000 ready. In addition, as of July 1, 1999 PP&L has determined that approximately 97% of mainframe applications that will remain in production are Year 2000 compliant. As of July 1, 1999, all mission-critical systems--for example, mainframe, embedded technologies, and client server applications are Year 2000 ready, and it is anticipated that all systems will be Year 2000 ready by November 30, 1999. Year 2000 compliant means computer systems or equipment with date-sensitive chips will accurately process date and time data. Year 2000 ready means that the computer systems or equipment with date-sensitive chips can be used on January 1, 2000 and beyond, but are not fully year 2000 compliant.

           For many years, PP&L has had basic contingency plans in place to address issues such as blackouts on the electrical grid, cold starts of generating facilities and disaster recovery procedures for the computing environment. PP&L recognized that additional contingency plans were necessary and, as part of the seven-step remediation process, developed additional contingency plans.

           The additional plans that have been developed address loss of telecommunications, loss of off-site power to various generating stations, degradation of emergency planning capabilities, running out of consumables, electrical system disturbance or failure, power plant control system failures, fuel delivery problems, problems with various relays or programming logic control, and staffing concerns. PP&L has completed the development of these contingency plans.

           In May 1998, the Nuclear Regulatory Commission, which is referred to as the NRC in this Prospectus, issued a notification requirement under which nuclear utilities are required to inform the NRC, in writing, that they are working to solve the Year 2000 computer problem. In addition, nuclear utilities had until July 1, 1999 to inform the NRC that their computers are Year 2000 compliant and Year 2000 ready or to submit a status report summarizing the ongoing work. On July 1, 1999, PP&L filed its written response with the NRC, stating that PP&L's nuclear power plant is Year 2000 ready.

           In February 1999, an independent assessment of the Year 2000 Program Readiness Plan for PP&L's nuclear department was performed with no significant adverse findings identified. The results of that assessment were incorporated into the overall Year 2000 Program Readiness Plan for PP&L's nuclear department. In May 1999, the NRC conducted an audit of PP&L's nuclear-related Year 2000 compliance activities. This audit was observed by the PUC. There were no adverse findings identified as a result of the audit.

           In July 1998, the PUC initiated a non-adversarial investigation to be conducted by the Office of Administrative Law Judge "to accurately assess any and all steps taken and proposed to be taken to resolve the Year 2000 compliance issue by all jurisdictional fixed utilities and mission-critical service providers such as the PJM." The PUC required all jurisdictional utilities to file a written response to a list of questions concerning Year 2000 compliance and, if mission-critical systems cannot be made Year 2000 compliant on or before March 31, 1999, to file a detailed contingency plan by that date. PP&L filed its written response to the PUC questions in August 1998 and in November 1998 submitted testimony to the PUC that PP&L would have its mission-critical systems Year 2000 ready by July 1, 1999, and all systems ready by November 30, 1999. On March 31, 1999, PP&L filed its contingency plans with the PUC and will continue to update these plans on an ongoing basis. On July 1, 1999, PP&L informed the PUC that all of the systems that support the generation and delivery of electricity are Year 2000 ready. PP&L also filed its updated Year 2000 contingency plans with the PUC.

           In early March 1999, the PUC conducted an audit of PP&L's Year
 2000 compliance activities.   In conjunction with this audit, PP&L
 submitted to the PUC an update to its November 1998 testimony. On March 26, 1999, PP&L filed its Year 2000 testing schedule with the PUC; meanwhile, the PUC staff has been on-site observing some of the testing being performed. PP&L, along with utilities throughout the country, participated in an emergency exercise that simulated the loss of normal communications on the power grid as a result of Year 2000 computer problems. The results of this exercise demonstrated that all backup communication systems operated properly.

           An internal audit performed during the first quarter of 1999 evaluated the approaches used by each business entity within PP&L to address Year 2000 issues. This review indicated that some improvements were required by certain business entities to improve their Year 2000 efforts to ensure that all mission-critical systems are either Year 2000 compliant or Year 2000 ready by July 1, 1999. The audit recommendations were incorporated into the respective business entities' Year 2000 remediation efforts.

           As of July 1, 1999, PP&L has achieved the following completion percentages on the seven steps referenced above for Year 2000 compliance: awareness, 97%; inventory, 100%; assessment, 99%; remediation, 96%; testing, 96%; implementation, 92%; and additional contingency plans, beyond the basic plans referenced above, 74%. The preceding percentages are for all of PP&L's computer systems, including components of the computer systems that are mission-critical.

           Third-party relationships are very important to the continued operations of PP&L. These third-party relationships are the means to acquire equipment, services, consumables and fuel that are needed to keep the generating and transmission and distribution facilities running smoothly. PP&L began addressing third-party relationships with respect to the Year 2000 issue during the fourth quarter of 1998 by identifying the suppliers that are important to PP&L's day-to-day operations. PP&L identified approximately 400 of these suppliers. An introductory letter, as well as two follow-up letters, were mailed to the suppliers asking for their Year 2000 compliance status. Approximately 96% of all vendors have responded to date, with 99% of their responses being favorable. All of the mission-critical vendors have provided favorable responses. PP&L is responding to those suppliers whose Year 2000 compliance status does not meet PP&L's expectations.

           Delivery of electricity is dependent on the overall reliability of the electric grid. In this regard, PP&L is cooperating and coordinating with the North American Electric Reliability Council, which is referred to as NERC in this Prospectus, and the PJM Interconnection regarding Year 2000 remediation efforts.

           PP&L has participated in three Year 2000 tests with the PJM and plans to participate in a fourth. The first test with the PJM focused on basic data communications. The second test with the PJM was done in conjunction with NERC on April 9, 1999, and focused on redundant communications. The third test focused on system interfaces. PP&L is planning on participating with the PJM on the next NERC-sponsored Year 2000 test on September 8, 1999, which will be a full simulation of generation, transmission and distribution operational plans. PP&L also will participate with all PJM member companies during late September of 1999 in conducting similar testing.

           Based upon present assessments, PP&L Resources estimates that it will incur approximately $14 million in Year 2000 remediation costs. Through March 31, 1999, PP&L Resources spent approximately $11 million in remediation costs, which included assistance from outside consultants. These costs are being funded through internally generated funds and are being expensed as incurred.


                PP&L TRANSITION BOND COMPANY LLC, THE ISSUER

           The Issuer is PP&L Transition Bond Company LLC, a Delaware limited liability company, which was formed on March 25, 1999. The sole member of the Issuer is PP&L. PP&L has executed the Limited Liability Company Agreement of the Issuer as its sole member. The assets of the Issuer are limited to the Transferred Intangible Transition Property, the other Collateral, any third-party credit enhancement and any money distributed to the Issuer from the Collection Account in accordance with the Indenture. As of the date of this Prospectus, the Issuer has not carried on any business activities and has no operating history. Audited financial statements of the Issuer are included as an exhibit to this Prospectus.

           The Issuer's Purpose. The Issuer has been created for the sole purpose of:

      1.   purchasing and owning the Transferred Intangible Transition
           Property,

      2. issuing one or more Series of Transition Bonds, each of which may comprise one or more Classes, from time to time,

      3. pledging its interest in the Transferred Intangible Transition Property and other Collateral to the Trustee under the Indenture in order to secure the Transition Bonds and

      4. performing activities that are necessary, suitable or convenient to accomplish these purposes.

           The Interaction Among PP&L, the Seller and the Issuer. On each Series Issuance Date, CEP Securities, as the Seller, will sell Intangible Transition Property to the Issuer pursuant to the Sale Agreement between the Seller and the Issuer. PP&L assigned the Intangible Transition Property to the Seller pursuant to a Contribution Agreement dated May 13, 1999 among PP&L, the Seller and two affiliated companies. Pursuant to the Sale Agreement, the Seller will assign its rights under the Contribution Agreement to the Issuer. The Servicer will service the Transferred Intangible Transition Property pursuant to the Servicing Agreement.

           The Issuer's Management. The Issuer's business will be managed by five Managers. The Issuer will have at all times following the initial Series Issuance Date at least two Managers who, among other things, are not and have not been for at least five years from the date of his or her appointment:

      1. a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatever from or any person that has provided any service in any form whatever to, the Issuer or PP&L or any of their respective affiliates, other than as a Customer of PP&L in the ordinary course of business,

      2. any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of the Issuer or PP&L or any of their respective affiliates,

      3. a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatever from, or any person that has provided any service in any form whatever to, a beneficial owner referred to in clause 2 above or any of its affiliates or associates; or

      4. a member of the immediate family of any person described in clauses 1-3 above..

 These Managers are referred to as the Independent Managers. The remaining Managers will be employees or officers of PP&L.

           The Managers will devote the time necessary to conduct the affairs of the Issuer. The following are the Managers as of the date of this Prospectus:

 Name                  Age             Position at PP&L
 ----                  ---             ----------------
 John R. Biggar        54   Senior Vice President and Chief Financial Officer
 James E. Abel         48   Vice President - Finance and Treasurer
 James S. Pennington   48   Manager - Treasury Operations

           The Managers' Business Experience. Each of the three Managers listed above currently work for PP&L, the parent of the Issuer, and have worked for PP&L continuously since January 1994: The Managers' current and prior positions at PP&L are as follows:

      o John R. Biggar - John Biggar is currently serving as Senior Vice President and Chief Financial Officer of PP&L; his prior positions at PP&L during the past five years included Vice President - Finance, Vice President - Finance and Treasurer and Senior Vice President - Financial.

      o James E. Abel - James Abel is currently serving as Vice President - Finance and Treasurer; his prior positions at PP&L during the past five years included Treasurer and Manager of PP&L's Corporate Audit Services Department.

      o James S. Pennington - James Pennington is Manager - Treasury Operations; his prior positions at PP&L during the past five years included Supervisor of PP&L's Remittance Processing Department and Accounting Analyst.

 None of the Managers has been involved in any legal proceedings which are specified in Item 401 (f) of the SEC's Regulation S-K.

           The Managers' Compensation and Limitation on Liabilities. The Issuer has not paid any compensation to any Manager since the Issuer was formed. The Managers other than the Independent Managers will not be compensated by the Issuer for their services on behalf of the Issuer. The Independent Managers will be paid quarterly fees from the revenues of the Issuer and will be reimbursed for their reasonable expenses. These expenses include, without limitation, the reasonable compensation, expenses and disbursements of agents, representatives, experts and counsel as the Independent Managers may employ in connection with the exercise and performance of their rights and duties under the Limited Liability Company Agreement, the Indenture, the Sale Agreement and the Servicing Agreement. The Limited Liability Company Agreement provides that the Managers will not be personally liable under any circumstances except for material acts or omissions involving intentional misconduct, fraud or a knowing violation of the law. The Limited Liability Company Agreement further provides that, to the fullest extent permitted by law, the Issuer shall indemnify the Managers against any liability incurred in connection with their services as Managers for the Issuer, except in the case described in the preceding sentence.

           The Issuer is a Separate Legal Entity. Under the Limited Liability Company Agreement, the Issuer may not file a voluntary petition for relief under the Bankruptcy Code without a unanimous vote of its Managers, including the Independent Managers. PP&L has agreed that it will not cause the Issuer to file a voluntary petition for relief under the Bankruptcy Code. The Limited Liability Company Agreement requires the
 Issuer:

      o to take all reasonable steps to continue its identity as a separate legal entity,

      o to maintain its assets and accounts separate from PP&L and its affiliates and

      o to maintain separate records and financial statements and not commingle its records with the records of PP&L or its affiliates.

           The principal place of business of the Issuer is Two North Ninth Street; Allentown, PA 18101, and its telephone number is (610) 774-7934.

           Administration Agreement. PP&L will provide administrative services for the Issuer pursuant to an administration agreement between the Issuer and PP&L. The Issuer will pay PP&L a market rate fee for performing these services.


        HOW THE ISSUER WILL USE THE PROCEEDS OF THE TRANSITION BONDS

           The Issuer will use the proceeds of the issuance of the Transition Bonds to pay expenses of issuance and to purchase the Transferred Intangible Transition Property from the Seller. The Seller will distribute the proceeds to its owner, CEP Reserves, Inc., a Delaware corporation, who will make available distributed these proceeds to PP&L. PP&L proposes using the proceeds it receives from the sale of the Transferred Intangible Transition Property principally to reduce Stranded Costs and related capitalization as well as to pay related expenses.


                  INCORPORATION OF DOCUMENTS BY REFERENCE

           The Issuer has filed with the SEC a Registration Statement under the Securities Act, with respect to the Transition Bonds. This Prospectus, which forms a part of the Registration Statement, and any Prospectus Supplement describe the material terms of some documents filed as exhibits to the Registration Statement. However, this Prospectus and any Prospectus Supplement do not contain all of the information contained in the Registration Statement and its exhibits. Any statements contained in this Prospectus or any Prospectus Supplement concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. Each statement concerning those provisions is qualified in its entirety by reference to the complete document. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. The Issuer will file with the SEC all periodic reports as are required by the Exchange, and the rules, regulations or orders of the SEC thereunder. The Issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Transition Bonds of any Series if there are fewer than 300 holders of the Transition Bonds.

           All reports and other documents filed by the Issuer pursuant to
 Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Transition Bonds will be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained in this Prospectus, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained in this Prospectus, in a Prospectus Supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Prospectus or any Prospectus Supplement. The Issuer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of this person, a copy of any or all of the documents incorporated herein by reference, except for the exhibits which are not specifically incorporated by reference in the documents. Written requests for these copies should be directed to the Issuer, 2 North Ninth Street; Allentown, PA 18101. Telephone requests for these copies should be directed to the Issuer at (610) 774-7934.


                            THE TRANSITION BONDS

           The Transition Bonds will be issued under and secured by the Indenture substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of each Series of Transition Bonds will be provided in a Supplemental Indenture. The following summary describes some general terms and provisions of the Transition Bonds. The particular terms of the Transition Bonds of any Series offered by any Prospectus Supplement will be described in the Prospectus Supplement. This summary does not purport to be complete and is subject to, and is qualified by reference to, the terms and provisions of the Transition Bonds and the Indenture.

 General Terms of the Transition Bonds

           The Transition Bonds may be issued in one or more Series, each made up of one or more Classes. The terms of a Series may differ from the terms of another Series, and the terms of a Class may differ from the terms of another Class of a Series. The terms of each Series will be specified in the related Prospectus Supplement.

           The Indenture requires, as a condition to the issuance of each Series of Transition Bonds, that this issuance will not result in any Rating Agency reducing or withdrawing its then current rating of any outstanding Series or Class of Transition Bonds. The notification in writing by each Rating Agency to the Seller, the Servicer, the Trustee and the Issuer that any action will not result in a reduction or withdrawal is referred to as the Rating Agency Condition. The Indenture also provides that failure to pay the entire outstanding principal amount of the Transition Bonds of any Class by the Expected Final Payment Date will not result in a default on the Class of Transition Bonds until after the Final Maturity Date for the Class.

           The Issuer's Transition Bonds Will be Maintained in Book-Entry Format. The applicable Prospectus Supplement will set forth the procedure for the manner of the issuance of the Transition Bonds of each Series. Generally, each Series of Transition Bonds will initially be represented by one or more Transition Bonds registered in the name of Cede & Co., as the nominee of DTC. The Transition Bonds will be available for purchase in initial denominations specified in the applicable Prospectus Supplement, which will be not less than $1,000. Unless and until definitive Transition Bonds are issued under the limited circumstances described in this Prospectus, no Transition Bondholder will be entitled to receive a physical bond representing a Transition Bond. All references in this Prospectus to actions by Transition Bondholders will refer to actions taken by DTC upon instructions from DTC Participants. In addition, all references in this Prospectus to payments, notices, reports and statements to Transition Bondholders will refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of each Series of Transition Bonds. DTC or Cede will receive these payments, notices, reports and statements for distribution to the beneficial owners of the Transition Bonds in accordance with DTC's procedures with respect thereto. See "--Transition Bonds Will be Issued in Book-Entry Form" and "--Definitive Transition Bonds" below.

 Payments of Interest and Principal on the Transition Bonds

           Interest will accrue on the principal balance of Transition Bonds of a Series or Class at the Bond Rate specified in or determined in the manner specified in the applicable Prospectus Supplement. Interest will be payable to the Transition Bondholders of the Series or Class on each Payment Date, commencing on the Payment Date specified in the related Prospectus Supplement. On any Payment Date with respect to any Series, the Issuer will make principal payments on that Series only until the outstanding principal balance thereof has been reduced to the principal balance specified for that Payment Date in the Expected Amortization Schedule for that Series, but only to the extent funds are available therefor as described in this Prospectus. Accordingly, principal of the Series or Class of Transition Bonds may be paid later, but not generally sooner, than reflected in the Expected Amortization Schedule therefor. See "Risk Factors--Other Risks Associated With An Investment In The Transition Bonds" and "Weighted Average Life and Yield Considerations for the Transition Bonds" in this Prospectus.


           The failure to make a scheduled payment of principal on the Transition Bonds, other than upon redemption or on the Final Maturity Date of a Series or Class, does not constitute an Event of Default under the Indenture. The entire unpaid principal amount of the Transition Bonds will be due and payable if:

      1. an Event of Default under the Indenture occurs and is continuing and

      2. the Trustee or the holders of a majority in principal amount of the Transition Bonds of all Series then outstanding, voting as a group, have declared the Transition Bonds to be immediately due and payable.

 See "The Indenture What Constitutes an Event of Default on the Transition Bonds" and "Weighted Average Life and Yield Considerations for the Transition Bonds" in this Prospectus.

 Redemption of the Transition Bonds

      Redemption provisions, if any, for any Series will be specified in the related Prospectus Supplement, including the premiums, if any, payable upon redemption. Unless the context requires otherwise, all references in this Prospectus to principal of the Transition Bonds of a Series insofar as it relates to redemption includes any premium that might be payable thereon if Transition Bonds of the Series are redeemed, as described in the applicable Prospectus Supplement. Notice of redemption of any Series of Transition Bonds will be given by the Trustee to each registered holder of a Transition Bond by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in another manner or at another time as may be specified in the related Prospectus Supplement. All Transition Bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the Trustee at that time, and will no longer be considered "outstanding" under the Indenture. The Transition Bondholders will have no further rights with respect thereto, except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption from the Trustee.

 Credit Enhancement for the Transition Bonds

      Credit enhancement with respect to the Transition Bonds of all Series will be provided principally by adjustments to the Intangible Transition Charges and amounts on deposit in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. In addition, for any Series of Transition Bonds or one or more Classes thereof, additional credit enhancement may be provided with respect thereto. The amounts and types of credit enhancement, and the provider of credit enhancement, if any, with respect to each Series of Transition Bonds or one or more Classes thereof will be described in the applicable Prospectus Supplement. Credit enhancement may be in the form of:

      1.   an additional reserve account,

      2.   subordination,

      3.   additional overcollateralization,

      4.   a financial guaranty insurance policy,

      5.   a letter of credit,

      6.   a credit or liquidity facility,

      7.   a swap agreement,

      8.   a repurchase obligation,

      9.   a third party payment or other support,

      10.  a cash deposit or other credit enhancement, or

      11. any combination of the foregoing, as may be set forth in the applicable Prospectus Supplement.

 If specified in the applicable Prospectus Supplement, credit enhancement for a Series of Transition Bonds may cover one or more other Series of Transition Bonds.

      If any additional credit enhancement is provided with respect to a Series offered hereby, the applicable Prospectus Supplement will include a description of:

      1.   the amount payable under the credit enhancement,

      2. any conditions to payment thereunder not otherwise described in this Prospectus,

      3. the conditions, if any, under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced; and

      4. any material provisions of any applicable agreement relating to the credit enhancement.

 Additionally, in some cases, the applicable Prospectus Supplement may describe information with respect to the provider of any third-party credit enhancement, including:

      1.   a brief description of its principal business activities,

      2. its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      3. if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

      4. its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the applicable Prospectus Supplement.

 Transition Bonds Will Be Issued in Book-Entry Form

           Unless otherwise specified in the related Prospectus Supplement, all Classes of Transition Bonds will initially be represented by one or more bonds registered in the name of Cede & Co., as nominee of DTC, or another securities depository. The Transition Bonds will be available to investors only in the form of Book-Entry Transition Bonds. Transition Bondholders may also hold Transition Bonds through CEDEL, or the Euroclear Operator in Europe, if they are participants in one of those systems or indirectly through Participants.

           The Role of Cede, CEDEL and Euroclear. Cede, as nominee for DTC, will hold the global bond or bonds representing the Transition Bonds. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories. These depositories will, in turn, hold these positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for CEDEL and Morgan Guaranty Trust Company of New York will act as depository for Euroclear.

           The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct Participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to Indirect Participants.

           The Function of CEDEL. CEDEL is incorporated under the laws of Luxembourg. CEDEL holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. CEDEL provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. CEDEL has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear system in Brussels to facilitate settlement of trades between CEDEL and MGT/EOC. CEDEL currently accepts over 110,000 securities issues on its books.

           CEDEL Customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations and may include any underwriters, agents or dealers with respect to a Series of Transition Bonds offered hereby. CEDEL's U.S. customers are limited to securities brokers and dealers and banks.

           The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including Euros and United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

           The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As a Federal Reserve System Member, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

           Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law, which are referred to in this Prospectus as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

           The Rules for Transfers Among DTC, CEDEL or Euroclear Participants. Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Customers and Euroclear Participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving Transition Bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Customers and Euroclear Participants may not deliver instructions directly to the Depositories.

           Cede Will be the Holder of the Issuer's Transition Bonds. Unless and until definitive Transition Bonds are issued, it is anticipated that the only "holder" of Transition Bonds of any Series will be Cede, as nominee of DTC. Transition Bondholders will only be permitted to exercise their rights as Transition Bondholders indirectly through Participants and DTC. All references herein to actions by Transition Bondholders thus refer to actions taken by DTC upon instructions from its Participants. In addition, all references herein to payments, notices, reports and statements to Transition Bondholders refer to payments, notices, reports and statements to Cede, as the registered holder of the Transition Bonds, for payments to the beneficial owners of the Transition Bonds in accordance with DTC procedures.

           Book-Entry Transfers and Transmission of Payments. Except under the circumstances described below, while any Book-Entry Transition Bonds of a Series are outstanding, under DTC's rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Transition Bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the Book-Entry Transition Bonds. Participants with whom Transition Bondholders have accounts with respect to Book-Entry Transition Bonds are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective Transition Bondholders. Accordingly, although Transition Bondholders will not possess physical bonds, DTC's rules provide a mechanism by which Transition Bondholders will receive payments and will be able to transfer their interests.

           DTC can only act on behalf of Participants, who in turn act on behalf of indirect Participants and some banks. Thus, the ability of holders of beneficial interests in the Transition Bonds to pledge Transition Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these Transition Bonds, may be limited due to the lack of definitive Transition Bonds.

           DTC has advised the Trustee that it will take any action permitted to be taken by a Transition Bondholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Transition Bonds are credited.

           How Transition Bond Payments Will Be Credited by CEDEL and Euroclear. Payments with respect to Transition Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Customers or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Income Tax Matters for the Transition Bonds" in this Prospectus. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Transition Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect these actions on its behalf through DTC.

           DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Transition Bonds among Participants of DTC, CEDEL and Euroclear. However, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

           Management of DTC is aware that some systems that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed the industry that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of principal payments, interest payments and related distributions to security-holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

           However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct Participants and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to

      1. impress upon them the importance of these services being Year 2000 compliant; and

      2. determine the extent of their efforts for Year 2000 remediation and testing of their services.

 In addition, DTC is in the process of developing the contingency plans that it deems appropriate.

           According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

 Definitive Transition Bonds

           The Circumstances That Will Result in the Issuance of Definitive Transition Bonds. Unless otherwise specified in the applicable Prospectus Supplement, each Class of Transition Bonds will be issued in fully registered, certificated form to Transition Bondholders or their nominees, rather than to DTC or its nominee, only if:

      1. the Issuer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this Class of Transition Bonds and the Issuer is unable to locate a qualified successor;

      2. the Issuer, at its option, elects to terminate the book-entry system through DTC; or

      3. after the occurrence of an Event of Default under the Indenture, Transition Bondholders representing at least a majority of the outstanding principal amount of the Transition Bonds of all Series advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the Transition Bondholders' best interest.

           The Delivery of Definitive Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected beneficial owners of Transition Bonds through Participants of the availability of definitive Transition Bonds. Upon surrender by DTC of the definitive bonds representing the applicable Transition Bonds and receipt of instructions for re-registration, the Trustee will authenticate and deliver definitive Transition Bonds. Thereafter the Trustee will recognize the holders of these definitive Transition Bonds as Transition Bondholders under the Indenture.

           The Payment Mechanism for Definitive Transition Bonds. Payments of principal of, and interest on, Definitive Transition Bonds will be made by the Trustee, as paying agent, in accordance with the procedures set forth in the Indenture. These payments will be made directly to holders of definitive Transition Bonds in whose names the definitive Transition Bonds were registered at the close of business on the related record date specified in each Prospectus Supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the Trustee. The final payment on any Transition Bond, however, will be made only upon presentation and surrender of the Transition Bond at the office or agency specified in the notice of final payment to Transition Bondholders.

           The Transfer or Exchange of Definitive Transition Bonds. Definitive Transition Bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


               WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
                          FOR THE TRANSITION BONDS

           The rate of principal payments on each Series or Class of Transition Bonds, the aggregate amount of each interest payment on each Series or Class of Transition Bonds and the actual final Payment Date of each Series or Class of Transition Bonds will be dependent on the rate and timing of receipt of ITC Collections. Accelerated receipts of ITC Collections will generally not, however, result in payment of principal on the Transition Bonds earlier than the related Expected Final Payment Dates. This is because receipts in excess of the amounts necessary to amortize the Transition Bonds in accordance with the applicable Expected Amortization Schedules and to pay interest and related fees and expenses will be allocated to the Reserve Subaccount. However, delayed receipts of ITC Collections may result in principal payments on the Transition Bonds occurring more slowly than as reflected in the Expected Amortization Schedules or later than the related Expected Final Payment Dates. Redemption of any Class or Series of Transition Bonds and acceleration of the Final Maturity Date after an Event of Default in accordance with the terms thereof will result in payment of principal earlier than the related Expected Final Payment Dates.

           The Effect of ITC Collections on the Timing of Transition Bond Payments. The actual payments on each Payment Date for each Series or Class of Transition Bonds and the weighted average life thereof will be affected primarily by the rate of ITC Collections and the timing of receipt of ITC Collections. Amounts available in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount will also affect the weighted average life of the Transition Bonds. The aggregate amount of ITC Collections and the rate of principal amortization on the Transition Bonds will depend, in part, on actual energy usage by Customers and the rate of delinquencies and write-offs. This is because the Intangible Transition Charges will be calculated based on estimates of usage and the rate of write-offs and delinquencies. The Intangible Transition Charges will be adjusted from time to time based in part on the actual rate of ITC Collections. However, there can be assurance that the Servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the Intangible Transition Charges that will cause ITC Collections to be received at any particular rate. See "Risk Factors Unusual Nature of Intangible Transition Property" and "The PUC Order and the Intangible Transition Charges PP&L's Intangible Transition Charges" in this Prospectus; see also "PP&L" in this Prospectus. If ITC Collections are received at a slower rate than expected, Transition Bonds may be retired later than expected. Except in the event of a redemption or the acceleration of the final Payment Date of the Transition Bonds after an Event of Default, the Transition Bonds will not be paid earlier than scheduled. This is because principal will not be paid at a rate faster than that contemplated in the Expected Amortization Schedule for each Series or Class. A payment on a date that is earlier than forecasted might result in a shorter weighted average life, and a payment on a date that is later than forecasted might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the Transition Bonds is received in later years, this might result in a longer weighted average life of the Transition Bonds.


                         THE CONTRIBUTION AGREEMENT

           The following summary describes all material terms and provisions of the Contribution Agreement pursuant to which PP&L assigned the Intangible Transition Property to CEP Securities. CEP Securities is an indirect wholly owned subsidiary of PP&L. The Contribution Agreement may be amended by the parties who signed the document, if the Trustee consents, and if notice of the substance of any amendment is provided to each Rating Agency and the Rating Agency Condition has been satisfied. The Contribution Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

           In order to facilitate the possible issuance of the Transition Bonds in multiple Series on different issuance dates, PP&L arranged for the formation of CEP Securities as a bankruptcy remote special purpose entity for the purpose of holding any remaining Intangible Transition Property not sold to the Issuer on or before the issuance of the first Series of Transition Bonds. PP&L, CEP Securities and two affiliated companies entered into the Contribution Agreement in order to provide for the assignment of the Intangible Transition Property to CEP Securities in accordance with the Competition Act.

 Assignment of the Intangible Transition Property and Related Rights to the
 Seller

 Pursuant to the Contribution Agreement, PP&L has:

      1. assigned to CEP Securities, without recourse, all right, title and interest of PP&L in and to the Intangible Transition Property including, as provided in the Competition Act, the assignment of all revenues, collections, claims, payments, money or proceeds of or arising from the Intangible Transition Charges related to the Intangible Transition Property, as the same may be adjusted from time to time in accordance with the Competition Act and the PUC Order and

      2. agreed that PP&L's representations, warranties, covenants and obligations under the Contribution Agreement, including PP&L's indemnification obligations, inure to the benefit of CEP Securities.

 The assignment of the Intangible Transition Property to CEP Securities is expressly stated to be an absolute transfer. Pursuant to the Competition Act, this assignment is treated as an absolute transfer of all of PP&L's right, title and interest, as in a true sale of the Intangible Transition Property. PP&L agrees that, after giving effect to the assignment, it has no rights in the Intangible Transition Property.

 PP&L's Representations and Warranties

           In the Contribution Agreement, PP&L makes the following representations and warranties:

      1. all information provided by PP&L to CEP Securities or the Issuer with respect to the Transferred Intangible Transition Property is correct in all material respects;

      2. the assignment contemplated by the Contribution Agreement constitutes an absolute transfer of the Intangible Transition Property from PP&L to CEP Securities as provided in the Competition Act, and the beneficial interest in and title to the Transferred Intangible Transition Property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against PP&L under any bankruptcy law;

      3. (a) PP&L was the sole owner of the Intangible Transition Property assigned to CEP Securities as of the date of the execution of the Contribution Agreement,

           (b) upon the execution and delivery of the assignment, the Intangible Transition Property was validly assigned, transferred and conveyed to CEP Securities free and clear of all Liens and

           (c) all filings, including filings with the PUC under the Competition Act, necessary in any jurisdiction to give CEP Securities and its permitted assignees a valid ownership interest in the Intangible Transition Property, free and clear of all Liens of PP&L or anyone claiming through PP&L, have been made;

      4. the PUC Order, as issued on August 27, 1998 and as supplemented on May 21, 1999, has been issued by the PUC in accordance with the Competition Act; the PUC Order and the process by which it was issued comply with all applicable laws, rules and regulations; and the PUC Order is and as of the date of issuance of any Transition Bonds will be in full force and effect;

      5. as of the date of issuance of any Series of Transition Bonds, the Transition Bonds will be entitled to the protections provided by the Competition Act and in accordance with the Competition Act the provisions of the PUC Order relating to Intangible Transition Property and Intangible Transition Charges are not revocable by the PUC;

      6. (a) under the Competition Act, neither the Commonwealth of Pennsylvania nor the PUC may limit, alter or in any way impair or reduce the value of Intangible Transition Property or Intangible Transition Charges approved by the PUC Order or any rights thereunder, except such a limitation or alteration may be made by the Commonwealth of Pennsylvania or the PUC if adequate compensation is made by law for the full protection of the Intangible Transition Charges and of Transition Bondholders, and

           (b) under the Contract Clauses of the Constitutions of the Commonwealth of Pennsylvania and of the United States, none of the Commonwealth of Pennsylvania, the PUC or any other governmental entity may take any action that substantially impairs the rights of the Transition Bondholders unless such action is a reasonable exercise of the Commonwealth of Pennsylvania's sovereign powers and appropriate to further a legitimate public purpose, and, under the Takings Clauses of the Pennsylvania and United States Constitutions, in the event such action constitutes a permanent appropriation of the property interest of Transition Bondholders in the Intangible Transition Property and deprives the Transition Bondholders of their reasonable expectations arising from their investments in Transition Bonds, unless just compensation, as determined by a court of competent jurisdiction, is provided to Transition Bondholders;

      7. there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, the PUC Order, the Intangible Transition Property or the Intangible Transition Charges or any rights arising under any of them or which seeks to enjoin the performance of any obligations under the PUC Order;

      8. no other approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation of the Intangible Transition Property, except those that have been obtained or made;

      9. except as disclosed by PP&L, there are no proceedings or investigations pending, or to PP&L's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over PP&L, CEP Securities or the Issuer or their respective properties challenging the PUC Order or the Competition Act;

      10. no failure on the date of execution of the Contribution Agreement or any time hereafter to satisfy any condition imposed by the Competition Act with respect to the recovery of stranded costs will adversely affect the creation of the Intangible Transition Property, the transfer and assignment of the Intangible Transition Property to CEP Securities, the sale, transfer and assignment of the Intangible Transition Property to the Issuer or the right to collect Intangible Transition Charges;

      11. the assumptions used in calculating Intangible Transition Charges are reasonable and made in good faith;

      12. (a) Intangible Transition Property constitutes a current property right;

           (b) Intangible Transition Property includes, without limitation;

                (1) the irrevocable right of PP&L to receive through Intangible Transition Charges, subject to the limitations on electricity rates specified in the Competition Act, an amount sufficient to recover all of the Qualified Transition Expenses described in the PUC Order in an amount equal to the aggregate principal amount of the Transition Bonds plus an amount sufficient to provide for any credit enhancement (including the Overcollateralization Amount relating to each Series of Transition Bonds), to fund any reserves, and to pay interest, premium, if any, servicing fees and other expenses relating to the Transition Bonds,

                (2) all right, title and interest of CEP Securities or the Issuer in the PUC Order and in all revenues, collections, claims, payments, money or proceeds of or arising from the Intangible Transition Charges pursuant to the PUC Order to the extent that in accordance with the Competition Act, the PUC Order and the rates and charges authorized under the PUC Order are declared to be irrevocable, and

                (3) the right to obtain adjustments to the Intangible Transition Charges pursuant to the PUC Order and

           (c) paragraphs five through twenty-one of the PUC Order as issued on August 27, 1998, including the right to collect Intangible Transition Charges, have been declared to be irrevocable by the PUC, and any supplemental order of the PUC adopted pursuant to paragraph 19 of the PUC's August 27, 1998 order when issued will have been declared to be irrevocable by the PUC;

      13. PP&L is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as currently owned and conducted, and each of CEP Securities and the Issuer is a limited liability company duly organized and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as currently owned and conducted;

      14. each of the parties to the Contribution Agreement has the power and authority to execute and deliver, and to perform its obligations under, the Contribution Agreement and the execution, delivery and performance of the Contribution Agreement has been duly authorized by it, and

           (a) PP&L has the power and authority to own the Intangible Transition Property and to assign, transfer and convey the Intangible Transition Property, and PP&L has duly authorized such assignment, transfer and conveyance to CEP Securities pursuant to the Assignment and

           (b) CEP Securities has the power and authority to own the Intangible Transition Property and to sell, assign, transfer and convey the Intangible Transition Property to the Issuer, and CEP Securities has duly authorized this sale, assignment, transfer and conveyance to the Issuer pursuant to the Sale Agreement;

      15. the Contribution Agreement constitutes a legal, valid and binding obligation of each of the parties to the Contribution Agreement enforceable against each of them in accordance with its terms, subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

      16. the execution and delivery by each of the parties to the Contribution Agreement of the Contribution Agreement, the performance by each of them of the transactions contemplated by the Contribution Agreement or the fulfillment by each of them of the terms of the Contribution Agreement do not conflict with, result in any breach of any of the terms and provisions of, or constitute a default under, the organizational documents of any of them, or any indenture, agreement or other instrument to which any of these entities is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to any of these entities of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over any of these entities or its properties;

      17. no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery of the Contribution Agreement by each of the parties to the Contribution Agreement, the performance by it of the transactions contemplated by the Contribution Agreement or the fulfillment by it of the terms of the Contribution Agreement, except those that have been obtained or made;

      18. there are no proceedings or investigations pending or, to PP&L's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality:

           (a) asserting the invalidity of the Basic Documents or the Transition Bonds,

           (b) seeking to prevent the issuance of Transition Bonds or the consummation of the transactions contemplated by the Basic Documents or the Transition Bonds or

           (c) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by PP&L, CEP Securities or the Issuer of its obligations under, or the validity or enforceability of, the Basic Documents or the Transition Bonds;

      19. after giving effect to the assignment, transfer and conveyance of the Intangible Transition Property to CEP Securities pursuant to the assignment, PP&L:

           (a)  is solvent and expects to remain solvent;

           (b) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

           (c) is not engaged nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital; and

           (d) believes that it will be able to pay its debts as they become due and that this belief is reasonable; and

           (e) is able to pay its debts as they mature and does not intend to incur, and does not believe that it will incur, indebtedness that it will not be able to repay at its maturity;

      20. each of the parties to the Contribution Agreement and the Issuer is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals except where the failure to so qualify or to obtain such licenses or approvals would not be reasonably likely to have a material adverse effect on it;

      21. The sale, transfer and assignment contemplated by the Sale Agreement constitute an absolute transfer of the Intangible Transition Property from CEP Securities to the Issuer as provided in Competition Act and the beneficial interest in and title to the Transferred Intangible Transition Property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against CEP Securities under any bankruptcy law; and

      22. CEP Securities is the sole owner of the Intangible Transition Property being sold, transferred and assigned by CEP Securities to the Issuer pursuant to the Bill of Sale; upon the execution and delivery of the Bill of Sale, the Intangible Transition Property will have been validly, sold, assigned, transferred and conveyed to the Issuer free and clear of all Liens; all filings, including filings with the PUC under the Competition Act, necessary in any jurisdiction to give the Issuer and its permitted assignees a valid ownership interest in the Intangible Transition Property, free and clear of all Liens of CEP Securities or PP&L or anyone claiming through CEP Securities or PP&L have been made.

           PP&L further agrees that these representations and warranties will inure to the benefit of CEP Securities and that CEP Securities will have the right to enforce such representations and warranties directly against PP&L. Also, PP&L agrees that CEP Securities will have the right to assign or otherwise convey its rights with respect to such representations and warranties, including such right of enforcement, to the Issuer. In addition, PP&L agrees that the Issuer will have the right to further assign such rights to the Trustee for the benefit of the Transition Bondholders. These representations and warranties will survive the assignment of the Intangible Transition Property to CEP Securities, the further assignment of the Intangible Transition Property to the Issuer and the pledge thereof by the Issuer to the Trustee pursuant to the Indenture. PP&L represents, warrants and agrees that these representations and warranties will be true and correct on and as of each date on which Intangible Transition Property is sold by CEP Securities to the Issuer as if made by it on that date.

 PP&L's Covenants

           In the Contribution Agreement, PP&L makes the following covenants and agrees that these covenants inure to the benefit of CEP Securities:

      1. so long as any of the Transition Bonds are outstanding, PP&L shall keep in full force and effect its corporate existence and remain in good standing under the laws of the Commonwealth of Pennsylvania, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Contribution Agreement and each other instrument or agreement to which PP&L is a party necessary to the proper administration of the Contribution Agreement and the transactions contemplated hereby;

      2. except for the conveyances in the Contribution Agreement, PP&L shall not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the Intangible Transition Property, whether now existing or hereafter created, or any interest therein;

      3. PP&L shall not at any time assert any lien against or with respect to any Intangible Transition Property, and shall defend the right, title and interest of CEP Securities, and upon transfer by CEP Securities to the Issuer, the Issuer and the Trustee, in, to and under the Intangible Transition Property, whether now existing or hereafter created, against all claims of third parties claiming through or under PP&L;

      4. if PP&L receives collections in respect of the Intangible Transition Charges or the proceeds thereof, PP&L agrees to pay the Servicer, on behalf of the Issuer, all payments received by PP&L in respect thereof as soon as practicable after receipt thereof by PP&L, but in no event later than two Business Days after such receipt;

      5. PP&L shall notify CEP Securities, the Issuer and the Trustee promptly after becoming aware of any lien on any Intangible Transition Property other than the conveyances under the Contribution Agreement or under the Sale Agreement or the Indenture;

      6. PP&L hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to PP&L, except to the extent that failure to so comply would not adversely affect the interests of CEP Securities, the Issuer or the Trustee in the Intangible Transition Property or under any of the Basic Documents or PP&L's performance of its obligations hereunder or under any of the other Basic Documents to which it is a party;

      7. (a) so long as any of the Transition Bonds are outstanding, PP&L shall treat the Transition Bonds as debt of PP&L for federal income tax purposes;

           (b) so long as any of the Transition Bonds are outstanding, PP&L shall:

                (1) clearly disclose in its financial statements that it is not the owner of the Intangible Transition Property and that the assets of CEP Securities or the Issuer are not available to pay creditors of PP&L or any of its other affiliates, and

                (2) clearly disclose the effects of all transactions
                    between PP&L and CEP Securities and the Issuer in accordance with generally accepted accounting principles;

      8. PP&L agrees that upon the assignment, transfer and conveyance by PP&L of the Intangible Transition Property to CEP Securities pursuant to the Assignment:

           (a) to the fullest extent permitted by law, including applicable PUC orders and regulations, CEP Securities shall have all of the rights originally held by PP&L with respect to the Intangible Transition Property, other than the rights of an electric distribution company set forth in the Competition Act, including the right to collect any amounts payable by any Customer or third party in respect of such Intangible Transition Property, notwithstanding any objection or direction to the contrary by PP&L, and

           (b) any payment by any Customer or third party in respect of the Intangible Transition Charges shall discharge such Customer's or such third party's obligations in respect of such Intangible Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by PP&L;

      9.   so long as any of the Transition Bonds are outstanding:

           (a) PP&L shall not make any statement or reference in respect of Transferred Intangible Transition Property that is inconsistent with the ownership thereof by the Issuer, and

           (b) PP&L shall not take any action in respect of the Intangible Transition Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents;

      10. in connection with the issuance of any Transition Bonds, PP&L agrees to execute and deliver, or cause to be delivered, such amendments to the Contribution Agreement and such additional agreements, certificates, documents and opinions as may in PP&L's judgment be required to obtain the highest possible rating for the Transition Bonds from each rating agency rating the Transition Bonds and to effect the sale of the Transition Bonds to the underwriters of these bonds;

      11. PP&L shall deliver to CEP Securities, the Issuer and the Trustee, promptly after having obtained knowledge thereof, written notice in a certificate, signed by authorized officers of PP&L, of the occurrence of any event which requires or which, with the giving of notice or the passage of time or both, would require PP&L to make any indemnification payment pursuant to the Contribution Agreement;

      12. PP&L shall execute and file or cause to be executed and filed any filings, including filings with the PUC pursuant to the Competition Act, in the manner and in the places as may be required by law fully to preserve, maintain and protect the interests of CEP Securities and its permitted assigns in the Intangible Transition Property, including all filings contemplated by the Competition Act relating to the transfer of the ownership of the Intangible Transition Property by PP&L to CEP Securities;

      13. PP&L shall deliver to CEP Securities file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing;

      14. PP&L agrees to take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary:

           (a) to protect CEP Securities and its permitted assigns from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty set forth in the Contribution Agreement or

           (b) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act or the PUC Order or the rights of holders of Intangible Transition Property by legislative enactment or constitutional amendment that would be adverse to the holders of Intangible Transition Property; and

      15. so long as any of the Transition Bonds are outstanding, PP&L shall, and shall cause each of its subsidiaries to, pay all material taxes, including gross receipts taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the Intangible Transition Property; provided that no such tax need be paid if PP&L or any of its subsidiaries, is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if PP&L or that subsidiary, has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

           PP&L agrees that CEP Securities will have the right to enforce the covenants listed above directly against PP&L, and that CEP Securities will have the right to assign its rights with respect to these covenants, including that right of enforcement, to the Issuer. PP&L also agrees that the Issuer will have the right to further assign these rights to the Trustee for the benefit of the Transition Bondholders.

 PP&L's Obligation to Indemnify the Issuer and the Trustee and to Take Legal Action

      Under the Contribution Agreement, PP&L is obligated to indemnify CEP Securities, the Issuer and the Trustee and related parties specified therein, against:

      1. any and all taxes, other than any taxes imposed on Transition Bondholders solely as a result of their ownership of Transition Bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of the date of issuance of the Transition Bonds as a result of the assignment of the Intangible Transition Property by PP&L to CEP Securities, or the sale and assignment of the Intangible Transition Property by CEP Securities to the Issuer, or the acquisition or holding of Intangible Transition Property by CEP Securities or the Issuer, or the issuance and sale by the Issuer of the Transition Bonds, including any sales, gross receipts, general corporation, personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any Transition Bond; and

      2. (a) any and all amounts of principal of and interest on the Transition Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the Issuer required to have been made in accordance with the terms of the Basic Documents which are not made when so required, in either case as a result of PP&L's breach of any of its representations, warranties or covenants contained in the Contribution Agreement, and

           (b) any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any of those persons, other than any liabilities, obligations or claims for or payments of principal or interest on the Transition Bonds, together with any reasonable costs and expenses incurred by that person, as a result of PP&L's breach of any of its representations, warranties or covenants contained in the Contribution Agreement.

 These indemnification obligations will rank pari passu with other general unsecured obligations of PP&L. The indemnities described above will survive the termination of the Contribution Agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys' fees and expenses.

           PP&L Is Not Obligated to Undertake Legal Action. Notwithstanding the foregoing, PP&L will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the Contribution Agreement, and that in its opinion may involve it in any expense or liability. However, this provision is subject to PP&L's covenant to fully preserve, maintain and protect the interests of the Issuer in the Intangible Transition Property.

 Successors to PP&L

           The Contribution Agreement provides that any person:

      1. into which PP&L may be merged or consolidated and which succeeds to all or substantially all of the electric distribution business of PP&L,

      2. which results from the division of PP&L into two or more persons and which succeeds to all or substantially all of the electric distribution business of PP&L,

      3. which may result from any merger or consolidation to which PP&L shall be a party and which succeeds to all or substantially all of the electric distribution business of PP&L,

      4. which may succeed to the properties and assets of PP&L substantially as a whole and which succeeds to all or substantially all of the electric distribution business of PP&L, or

      5. which may otherwise succeed to all or substantially all of the electric distribution business of PP&L,

 will be the successor to PP&L. The Contribution Agreement further requires that:

      1. immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the Contribution Agreement will have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default will have occurred and be continuing;

      2. the successor to PP&L must execute an agreement of assumption to perform every obligation of PP&L under the Contribution Agreement;

      3. the Rating Agencies will have received prior written notice of the transaction; and

      4. officers' certificates and opinions of counsel specified in the Contribution Agreement will have been delivered to the Issuer and the Trustee.

 The Treatment of the Assignment of Intangible Transition Property

           PP&L's regulatory accounting records and computer systems will reflect the assignment of transferred Intangible Transition Property to the Seller. However, PP&L will treat the Transition Bonds as debt of PP&L for federal and Commonwealth income, gross receipts and franchise tax purposes and for financial accounting purposes.


                             THE SALE AGREEMENT

           The following summary describes particular material terms and provisions of the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing Intangible Transition Property. The Sale Agreement may be amended by the parties thereto, with the consent of the Trustee, provided notice of the substance of this amendment is provided by the Issuer to each Rating Agency and the Rating Agency Condition has been satisfied. The form of the Sale Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Sale Agreement.

 CEP Securities' Sale and Assignment of Intangible Transition
 Property and Rights Under the Contribution Agreement

           On the Initial Transfer Date, pursuant to the Sale Agreement, the Seller will sell and assign to the Issuer, without recourse, except as provided therein, Initial Intangible Transition Property. The Initial Intangible Property represents the irrevocable right to receive through Intangible Transition Charges amounts sufficient to recover Qualified Transition Expenses with respect to the applicable Series of Transition Bonds. On the Initial Transfer Date, the Seller will also assign to the Issuer all of the Seller's rights under the Contribution Agreement, including the right to enforce PP&L's representations, warranties, covenants and indemnities under the Contribution Agreement. The net proceeds received from the sale of the Transition Bonds issued on the Initial Transfer Date will be applied to the purchase of the Transferred Intangible Transition Property and the Seller's rights under the Contribution Agreement.

      In addition, the Seller may from time to time on a Subsequent Transfer Date sell additional Intangible Transition Property to the Issuer, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture. Each Subsequent Sale will be financed through the issuance of an additional Series of Transition Bonds.

           In accordance with the Competition Act, upon the execution and delivery of the Sale Agreement and the related bill of sale, the transfer of the Initial Intangible Transition Property and any subsequent Intangible Transition Property will be perfected as against all third persons, including judicial lien creditors.

           Initial Intangible Transition Property means Intangible Transition Property, as identified in the related bill of sale, sold to the Issuer on the Initial Transfer Date pursuant to the Sale Agreement in connection with the issuance of the initial Series of Transition Bonds. Subsequent Intangible Transition Property means Intangible Transition Property, as identified in the related bill of sale, sold to the Issuer on any Subsequent Transfer Date pursuant to the Sale Agreement in connection with the subsequent issuance of a Series of Transition Bonds.

           Conditions to the Sale of Intangible Transition Property to the Issuer. Each sale of Intangible Transition Property under the Sale Agreement is subject to the satisfaction or waiver of each of the following conditions:

      1. on or prior to the Initial Transfer Date or Subsequent Transfer Date, as applicable, the Seller shall have delivered to the Issuer a duly executed bill of sale identifying the Intangible Transition Property to be conveyed on that date, in the form required by the Sale Agreement;

      2. as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, the Seller shall not be insolvent and shall not have been made insolvent by the sale, and the Seller shall not be aware of any pending insolvency with respect to itself;

      3. as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, no breach by PP&L of its representations, warranties or covenants in the Contribution Agreement shall exist, and no Servicer Default shall have occurred and be continuing;

      4. as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, the Issuer shall have sufficient funds available to pay the purchase price for the Transferred Intangible Transition Property to be conveyed on that date, and all conditions to the issuance of one or more Series of Transition Bonds intended to provide sufficient funds set forth in the Indenture shall have been satisfied or waived;

      5. on or prior to the Initial Transfer Date or Subsequent Transfer Date, as applicable, the Seller shall have taken all action required to transfer to the Issuer ownership of the Transferred Intangible Transition Property to be conveyed on that date, free and clear of all liens other than liens created by the Issuer pursuant to the Indenture, and the Issuer shall have taken, or the Servicer shall have taken on behalf of the Issuer, any action required for the Issuer to grant the Trustee a first priority perfected security interest in the Collateral and to maintain this security interest;

      6. in the case of a sale of Subsequent Intangible Transition Property only, the Seller shall have provided the Issuer and the Rating Agencies with a timely additional notice specifying the Subsequent Transfer Date for the Subsequent Intangible
           Transition Property not later than 10 days prior to the Subsequent Transfer Date;

      7. the Seller shall have delivered to the Rating Agencies, the Issuer and the Trustee the opinions of counsel specified in the Sale Agreement;

      8. the Seller shall have delivered to the Trustee and the Issuer an officers' certificate confirming the satisfaction of each condition precedent specified above; and

      9. the Rating Agency Condition shall have been satisfied with respect to any Subsequent Intangible Transition Property sale.


                          THE SERVICING AGREEMENT


           The following summary describes the material terms and provisions of the Servicing Agreement pursuant to which the Servicer is undertaking to service Intangible Transition Property. The Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Servicing Agreement may be amended by the parties thereto with the consent of the Trustee under the Indenture provided the Rating Agency Condition has been satisfied.

 PP&L's Servicing Procedures

           General. The Servicer, as agent for the Issuer, will manage, service, administer and make collections in respect of Intangible Transition Property. The Servicer's duties will include:

      1. calculating and billing the Intangible Transition Charges and collecting the Intangible Transition Charges from Customers, electric generation suppliers and other third parties, as applicable;

      2. responding to inquiries by Customers, electric generation suppliers and other third parties, the PUC, or any federal, local or other state governmental authority with respect to the Intangible Transition Property and Intangible Transition Charges;

      3. accounting for ITC Collections, investigating delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to the Issuer, the Trustee and the Rating Agencies;

      4. selling, as agent for the Issuer, defaulted or written-off accounts in accordance with the Servicer's usual and customary practices; and

      5. taking action in connection with adjustments to the Intangible Transition Charges as described below.

 See also "The PUC Order and the Intangible Transition Charges Customers Within PP&L's Service Territory May Choose How Their Electricity Consumption Is Billed." The Servicer is required to notify the Issuer, the Trustee and the Rating Agencies in writing of any laws or PUC regulations promulgated after the execution of the Servicing Agreement that have a material adverse effect on the Servicer's ability to perform its duties under the Servicing Agreement.

           The Servicer is required to institute any action or proceeding necessary to compel performance by the PUC or the Commonwealth of any of their obligations or duties under the Competition Act or the PUC Order with respect to the Intangible Transition Property. The cost of any action reasonably allocated by the Servicer to the Transferred Intangible Transition Property would be payable from ITC Collections as an operating expense.

           Collections Curve. Periodically, the Servicer will prepare a forecast of the percentages of amounts billed in a particular calendar month, which is referred to as a Billing Month, that are expected to be received during each of the following seven months. These forecasts are referred to as the Collections Curve. There will be a separate Collections Curve for each Customer Class.

           The Servicer will remit actual ITC Collections for any Billing Month to the Trustee for deposit in the Collection Account not later than the Reconciliation Date for that Billing Month. In addition, the Servicer will make periodic payments on account of ITC Collections to the Trustee for deposit in the Collection Account. For so long as

      1. PP&L or any successor to PP&L Inc.'s electric distribution business remains the Servicer,

      2.   no Servicer Default has occurred and is continuing, and

      3. a. PP&L, or any successor referred to in this paragraph, maintains a short-term rating of "A-1" or better by S&P, "P-1" or better by Moody's and "F-1" or better by Fitch IBCA or

           b. the Rating Agency Condition has been satisfied, and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with;

 the servicer may make remittances on account of ITC Collections on a monthly basis. On each Monthly Remittance Date, the Servicer will remit to the Trustee for each of the seven preceding Billing Months an amount equal to the amount of ITC Collections estimated to have been received during the preceding calendar month, based on the Collections Curve for each Customer Class then in effect, for those Billing Months. If the Servicer has not satisfied the conditions specified above, the Servicer will be required to remit periodic payments on account of ITC Collections to the Trustee on each Business Day. The sum of the amounts paid to the Trustee over a seven-month period, following a particular Billing Month based on the Collections Curves for that Billing Month is referred to as the Collections Curve Payment for that Billing Month.

           On or before the Reconciliation Date for each Billing Month, the Servicer will compare the Actual ITC Collections to the Collections Curve Payments previously made to the Trustee for that Billing Month. If the Collections Curve Payments previously made for that Billing Month exceed Actual ITC Collections for that Billing Month, this excess is referred to as an Excess Curve Payment. In that case, the Servicer may either:

      1. reduce the amount that the Servicer remits to the Trustee for deposit in the Collection Account on the corresponding
           Remittance Date, and if necessary, succeeding Remittance Dates, by the amount of the Excess Curve Payment, or

      2. require the Trustee to pay the Servicer from the Collection Account the amount of the Excess Curve Payments, which upon payment becomes property of the Servicer.

 If the Collections Curve Payments made for a Billing Month are less than Actual ITC Collections for that Billing Month, this deficiency is referred to as a Curve Payment Shortfall. In that case, the Servicer must pay the Curve Payment Shortfall to the Trustee on that Reconciliation Date for deposit in the Collection Account.

 Potential Limitations to Collecting Intangible Transition Charges

           Uncertainties Created by Changes in General Economic Conditions and Electricity Usage. General economic conditions and technological changes may significantly alter power consumption or reduce the Customer base in PP&L's historical service area. Additionally, changes in business cycles, departures of Customers from PP&L's historical service area, weather, occurrence of natural disasters, dramatic changes in energy prices, implementation of energy conservation efforts and increased efficiency of equipment, among other things, affect energy usage. If a sufficient number of Customers within a Customer Class leave PP&L's service territory, self-generate while bypassing PP&L's transmission and distribution services, significantly reduce their electricity consumption, or cease consuming electricity altogether, the Intangible Transition Charges, as adjusted from time to time, required to be paid by remaining Customers may become burdensome. This could cause the required Intangible Transition Charge to exceed the capped amount that may be charged to the Rate Schedules within that Customer Class. It also could result in greater delinquencies and write-offs or petitions to the PUC, or in legislative proposals to reduce Intangible Transition Changes.

           The Potential for Customers Within PP&L's Service Territory to Generate Their Own Electricity. The Servicer's current forecasts of future electricity demand do not include any shift by Customers to self-generation, because self-generation of electricity by Customers is not expected to be economically viable during the period in which the Transition Bonds will be outstanding. The Customer must pay Intangible Transition Charges on all electricity delivered by PP&L even if it elects to purchase electricity from another supplier or to self generate a portion of its electricity needs.

           Uncertainties Associated with Collecting Intangible Transition Charges. PP&L has no historical performance data for Intangible Transition Charges, although Customer and energy usage records are available. These Customer and energy usage records, however, do not reflect Customers' payment patterns or energy usage in a competitive market. These records also do not reflect consolidated billing by electric generation suppliers or other third parties, so these records may have limited predictive value with respect to the Intangible Transition Charges. Furthermore, the Servicer does not have any experience administering this type of asset.

           PP&L's Customers Have Limited Experience in Paying Intangible Transition Charges. Changes in Customer billing and payment arrangements may result in Customer confusion and the misdirection or delay of payments, which could have the effect of causing shortfalls in ITC Collections. Any problems arising from new and untested systems or any lack of experience on the part of the electric generation suppliers or other third parties with customer billing and collections could cause delays in billing and collecting the Intangible Transition Charges. These delays could result in shortfalls in ITC Collections.

 The PUC's Intangible Transition Charge Adjustment Process

           Among other things, the Servicing Agreement requires the Servicer to file, and the Competition Act and the PUC Order require the PUC to approve, Adjustment Requests on each Calculation Date. These Adjustment Requests are based on actual ITC Collections and updated assumptions by the Servicer as to projected future usage of electricity by Customers, expected delinquencies and write-offs and future payments and expenses relating to Intangible Transition Property and the Transition Bonds. In addition, the PUC Order provides that adjustments beginning twelve months before the Expected Final Payment Date of the last Series or Class of Transition Bonds may be implemented quarterly or monthly. The Servicer agrees to calculate these adjustments to result in:

      1. the Transition Bond Balance equaling the Projected Transition Bond Balance,

      2. the amount on deposit in the Overcollateralization Subaccount equaling the Scheduled Overcollateralization Level,

      3. the replenishment of any shortfalls in the Capital Subaccount to its required level, and

      4.   the amount in the Reserve Account equaling zero.

 by the Payment Date immediately preceding the next Adjustment Date or with respect to the period in which monthly rate adjustments are utilized, the 25th day of the month immediately preceding the next monthly Adjustment Date, taking into account any amounts on deposit in the Reserve Subaccount. The Servicer will file Adjustment Requests on each Calculation Date for the Issuer as specified in the Servicing Agreement. In accordance with the Competition Act and the PUC Order, the PUC has 90 days to approve the adjustments. The adjustments to the Intangible Transition Charges are expected to occur on each Adjustment Date. Beginning twelve months before the Expected Final Payment Date of the last Series or Class of Transition Class, the PUC will permit each adjustment request to become effective within 15 days after filing. Adjustments to the Intangible Transition Charges will cease with respect to each Series on the final Adjustment Date specified in the Prospectus Supplement for that Series.

           Each report and certificate delivered in connection with any filing made to the PUC by the Servicer on behalf of the Issuer with respect to Intangible Transition Charges or Adjustment Requests will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects. However, to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance.

           PP&L's Intangible Transition Charge Collections. The Servicer is required to remit all ITC Collections from whatever source to the Issuer and all proceeds of other Collateral, if any, of the Issuer, received by the Servicer to the Trustee for deposit pursuant to the Indenture on each Remittance Date. Until ITC Collections are remitted to the Collection Account, the Servicer will not segregate them from its general funds. Remittances of ITC Collections will not include interest thereon prior to the Remittance Date or late fees from Customers, which the Servicer may retain. See "Risk Factors The Risks Associated With Potential Bankruptcy Proceedings" in this Prospectus.

 PP&L May Obtain a Letter of Credit to Ensure Remittances on
 Each Remittance Date

           If specified in the annex to the Servicing Agreement relating to any Series or Class of Transition Bonds and the related Prospectus Supplement, the Servicer will obtain a letter of credit to assure remittances of collections of Intangible Transition Charges on each Remittance Date as specified in the related Prospectus Supplement.

 PP&L's Compensation for Its Role as Servicer and Its Release of Other
 Parties

            The Issuer agrees to pay the Servicer a Servicing Fee on each Payment Date. The Servicing Fee for each Series, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be paid solely to the extent funds are available therefor as described under "The Indenture -- How Funds in the General Subaccount Will Be Allocated" in this Prospectus. The Servicing Fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the Transition Bonds. In the Servicing Agreement, the Servicer releases the Issuer and the Trustee from any and all claims whatsoever relating to Intangible Transition Property or the Servicer's servicing activities with respect thereto.

 PP&L's Duties as Servicer


           In the Servicing Agreement, the Servicer has agreed, among other things, that, in servicing Intangible Transition Property:

      1. except where the failure to comply with any of the following would not adversely affect the Issuer's or the Trustee's respective interests in Intangible Transition Property,

           (a) it will manage, service, administer and make collections in respect of Intangible Transition Property with reasonable care and in material compliance with applicable law, including all applicable PUC regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others;

           (b) it will follow standards, policies and procedures in performing its duties as Servicer that are customary in the Servicer's industry;

           (c) it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of Intangible Transition Property;

           (d) it will calculate Intangible Transition Charges in compliance with the Competition Act, the PUC Order and any applicable tariffs;

      2. it will keep on file, in accordance with customary procedures, all documents related to Intangible Transition Property and will maintain accurate and complete accounts, records and computer systems pertaining to Intangible Transition Property; and

      3. it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of Intangible Transition Property as they become due.

 The duties of the Servicer set forth in the Servicing Agreement are qualified by any PUC regulations or orders in effect at the time these duties are to be performed.

 P&L's Representations and Warranties as Servicer

           In the Servicing Agreement, the Servicer will make representations and warranties as of the date the Seller sells or otherwise transfers Intangible Transition Property to the Issuer to the effect, among other things, that:

      1. the Servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as its properties are currently owned and its business is presently conducted and to execute, deliver and carry out the terms of the Servicing Agreement and has the power, authority and legal right to service the Intangible Transition Property;

      2. the Servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to do so;

      3. the Servicer's execution, delivery and performance of the Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action;

      4. the Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

      5. the consummation of the transactions contemplated by the Servicing Agreement does not conflict with or result in any breach of the terms and provisions of nor constitute a default under the Servicer's articles of incorporation or by-laws or any material agreement to which the Servicer is a party or bound, nor result in the creation or imposition of any lien upon the Servicer's properties or violate any law or any order, rule or regulation applicable to the Servicer or its properties;

      6. except for filings with the PUC for revising Intangible Transition Charges and continuation notices filed under the Pennsylvania Uniform Commercial Code, no governmental approvals, authorizations, consents, orders, or other actions or filings are required for the Servicer to execute, deliver and perform its obligations under the Servicing Agreement, except those which have previously been obtained or made; and

      7. no proceeding or investigation is pending or, to the Servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:

           (a) except as disclosed by the Servicer to the Issuer, seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, the Servicing Agreement; or

           (b) relating to the Servicer and which might adversely affect the federal or state income, gross receipts or franchise tax attributes of the Transition Bonds.

 PP&L, as Servicer, Will Indemnify the Issuer and Other Related Entities

           Under the Servicing Agreement, the Servicer agrees to indemnify defend and hold harmless the Issuer, the Trustee, for itself and on behalf of the Transition Bondholders, and related parties specified in the Servicing Agreement, against any costs, expenses, losses, damages and liabilities of any kind whatsoever that may be imposed upon, incurred by or asserted against any of those persons as a result of:

      1. the Servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the Servicing Agreement or the Servicer's reckless disregard of its obligations and duties under the Servicing Agreement;

      2. the Servicer's breach of any of its representations or warranties under the Servicing Agreement; and

      3. litigation and related expenses relating to its status and obligations as Servicer.

 PP&L, as Servicer, Will Provide Statements to the Issuer and to the Trustee

           For each Calculation Date, the Servicer will provide to the Issuer and the Trustee a statement indicating, with respect to the Transferred Intangible Transition Property, among other things:

      1. the Transition Bond Balance and the Projected Transition Bond Balance for each Series as of the immediately preceding Payment Date;

      2. the amount on deposit in the Overcollateralization Subaccount and the Scheduled Overcollateralization Level as of the immediately preceding Payment Date;

      3. the amount on deposit in the Capital Subaccount and the amount required to be on deposit in the Capital Subaccount as of the immediately preceding Payment Date;

      4. the amount on deposit in the Reserve Subaccount as of the immediately preceding Payment Date;

      5. the Projected Transition Bond Balance and the Servicer's projection of the Transition Bond Balance for the Payment Date immediately preceding the next succeeding Adjustment Date;

      6. the Scheduled Overcollateralization Level and the Servicer's projection of the amount on deposit in the Overcollateralization Subaccount for the Payment Date immediately preceding the next succeeding Adjustment Date;

      7. the required Capital Subaccount balance and the Servicer's projection of the amount on deposit in the Capital Subaccount for the Payment Date immediately preceding the next succeeding Adjustment Date; and

      8. the Servicer's projection of the amount on deposit in the Reserve Subaccount for the Payment Date immediately preceding the next succeeding Adjustment Date.

 Moreover, on or before each Remittance Date, the Servicer will prepare and furnish to the Issuer and the Trustee a statement setting forth the aggregate amount remitted or to be remitted by the Servicer to the Trustee on that Remittance Date. In addition, on or before each Payment Date, the Servicer will prepare and furnish to the Issuer and the Trustee a statement setting forth the transfers and payments to be made on that Payment Date and the amounts thereof. Further, on or before each Payment Date for each Series of Transition Bonds, the Servicer will prepare and furnish to the Issuer and the Trustee a statement setting forth the amounts to be paid to the holders of Transition Bonds of that Series. On the basis of this information, the Trustee will furnish to the Transition Bondholders on each Payment Date the report described under "The Indenture--Reports to Holders of the Transition Bonds" in this Prospectus.

 PP&L to Provide Compliance Reports Concerning the Servicing Agreement

           The Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuer, the Trustee and the Rating Agencies, on or before March 31 of each year, a statement as to compliance by the Servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of Intangible Transition Property. This report, which is referred to in this Prospectus as the Annual Accountant's Report, will state that the firm has performed the procedures in connection with the Servicer's compliance with the servicing obligations of the Servicing Agreement, identifying the results of these procedures and including any exceptions noted. The Annual Accountant's Report will also indicate that the accounting firm providing the report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. The Servicing Agreement will also provide for delivery to the Issuer and the Trustee, on or before March 31 of each year, a certificate signed by an officer of the Servicer. This certificate will state that the Servicer has fulfilled its obligations under the Servicing Agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, describing each default. The Servicer has agreed to give the Issuer, each Rating Agency, and the Trustee notice of any Servicer Default under the Servicing Agreement.

 Matters Regarding PP&L as Servicer

           Pursuant to the PUC Order, PP&L may assign its obligations under the Servicing Agreement to any electric distribution company, as this term is defined in the Competition Act, which succeeds to the major part of PP&L's electric distribution business. Under the Servicing Agreement, any person:

      1. into which the Servicer may be merged or consolidated and which succeeds to all or substantially all of the electric distribution business of the Servicer,

      2. which results from the division of the Servicer into two or more persons and which succeeds to all or substantially all of the electric distribution business of the Servicer,

      3. which may result from any merger or consolidation to which the Servicer shall be a party and which succeeds to all or substantially all of the electric distribution business of the Servicer,

      4. which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to all or substantially all of the electric distribution business of the Servicer or

      5. which may otherwise succeed to all or substantially all of the electric distribution business of the Servicer, which succeeds to the major part of the electric distribution business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under the Servicing Agreement if it executes an agreement of assumption to perform every obligation of the Servicer under the Servicing Agreement. The Servicing Agreement further requires that:

      1. immediately after giving effect to the transaction referred to in this paragraph, no representation or warranty made by the Servicer in the Servicing Agreement will have been breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default will have occurred and be continuing;

      2. the successor to PP&L must execute an agreement of assumption to perform every obligation of PP&L under the Servicing Agreement;

      3. officers' certificates and opinions of counsel will have been delivered to the Issuer, the Trustee, and the Rating Agencies; and

      4.   prior written notice will have been received by the Rating
           Agencies.

           The Servicing Agreement provides that, subject to the foregoing provisions, PP&L may not resign from the obligations and duties imposed on it as Servicer. However, PP&L may resign as Servicer upon a determination, communicated to the Issuer, the Trustee and each Rating Agency and evidenced by an opinion of counsel, that the performance of PP&L's duties under the Servicing Agreement are no longer permissible under applicable law. This resignation will not become effective until a Successor Servicer has assumed the servicing obligations and duties of PP&L under the Servicing Agreement.

           In addition, the PUC Order and the Competition Act require that the Servicer's responsibility to collect the applicable Intangible Transition Charges and other obligations under the Servicing Agreement must be undertaken and performed by any other entity that provides transmission and distribution service to the Customers.

           Except as expressly provided in the Servicing Agreement, the Servicer will not be liable to the Issuer for any action taken or for refraining from taking any action pursuant to the Servicing Agreement or for errors in judgment. However, the Servicer will be liable to the extent this liability is imposed by reason of the Servicer's wilful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Servicing Agreement.

 Events Constituting a Default by PP&L in Its Role as Servicer

           Servicer Defaults under the Servicing Agreement will include, among other things:

      1. any failure by the Servicer to deliver to the Trustee, on behalf of the Issuer, any required remittance that continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or the Trustee;

      2. any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or any other Basic Document to which it is a party, which failure materially and adversely affects Intangible Transition Property and which continues unremedied for 60 days after notice of this failure has been given to the Servicer, by the Issuer or the Trustee or after discovery of this failure by an officer of the Servicer, as the case may be;

      3. any representation or warranty made by the Servicer in the Servicing Agreement proves to have been incorrect when made, which has a material adverse effect on any of the Transition Bondholders or the Issuer and which continues unremedied for 60 days after notice of this failure has been given to the Servicer by the Issuer or the Trustee or after discovery of this failure by an officer of the Servicer, as the case may be; or

      4. an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or an action by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations as specified in the Servicing Agreement.

 The Trustee with the consent of the holders of the majority of the outstanding principal amount of the Transition Bonds of all Series may waive any default by the Servicer, except a default in making any required remittances to the Trustee.

 The Trustee's Rights If PP&L Defaults in Its Role as Servicer

           As long as a Servicer Default under the Servicing Agreement remains unremedied, the Trustee, with the consent of the holders of a majority of the outstanding principal amount of the Transition Bonds of all Series, may terminate all the rights and obligations of the Servicer under the Servicing Agreement. However, the Servicer's indemnification obligation and obligation to continue performing its functions as Servicer may not be terminated until a Successor Servicer is appointed. Under the Servicing Agreement, the Trustee, with the consent of the holders of a majority of the outstanding principal amount of the Transition Bonds of all Series, may appoint a Successor Servicer which will succeed to all the rights and duties of the Servicer under the Servicing Agreement. The Trustee may make arrangements for compensation to be paid to any Successor Servicer. Only a Successor Servicer that is an electric utility may bring an action against a Customer for nonpayment of Intangible Transition Charges or terminate service for failure to pay Intangible Transition Charges.

           Upon a Servicer Default based upon the commencement of a case by or against the Servicer under the Insolvency Laws, the Trustee and the Issuer may be prevented from effecting a transfer of servicing. See "Risk Factors--The Risks Associated With Potential Bankruptcy Proceedings" and "How a Bankruptcy of PP&L or the Servicer May Affect Your Investment" in this Prospectus. Upon a Servicer Default because of a failure to make required remittances, the Issuer or the Trustee, may have the right to apply to the PUC for sequestration and payment of revenues arising from the Intangible Transition Property.

 The Obligations of a Servicer That Succeeds PP&L

           In accordance with the provisions of the PUC Order and pursuant to the provisions of the Servicing Agreement, if for any reason a third party assumes or succeeds to the role of the Servicer under the Servicing Agreement, the Servicing Agreement will require the Servicer to cooperate with the Issuer, the Trustee and the Successor Servicer in terminating the Servicer's rights and responsibilities under the Servicing Agreement. This procedure includes the transfer to the Successor Servicer of all documentation pertaining to Intangible Transition Property and all cash amounts then held by the Servicer for remittance or subsequently acquired by the Servicer. The Servicing Agreement will provide that the Servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the Successor Servicer. A Successor Servicer may not resign unless it is prohibited from serving by law. The predecessor Servicer is obligated, on an ongoing basis, to cooperate with the Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the Successor Servicer in performing its obligations under the Servicing Agreement.

           The Competition Act states that only an electric utility, its successor or any other entity which provides electric service to Customers may sue a Customer for failure to pay intangible transition charges. Thus, a third-party entity that is not an electric utility may not sue for non-payment of PP&L's Intangible Transition Property, unless this third-party entity is a successor to PP&L.


                               THE INDENTURE

           The following summary describes the material terms of the Indenture pursuant to which Transition Bonds will be issued. The Indenture, including the Supplemental Indenture, has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

 The Security for the Transition Bonds

           To secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the Transition Bonds pursuant to the Indenture, the Issuer will grant to the Trustee for the benefit of the Transition Bondholders a security interest in all of the Issuer's right, title and interest in and to the following Collateral:

      1. the Intangible Transition Property sold by the Seller to the Issuer pursuant to the Sale Agreement and all proceeds thereof;

      2.   the Sale Agreement;

      3.   the Contribution Agreement;

      4.   all bills of sale delivered by the Seller pursuant to the Sale
           Agreement;

      5.   the Servicing Agreement;

      6. the Collection Account and all amounts on deposit therein from time to time;

      7. all other property of whatever kind owned from time to time by the Issuer, other than any cash released to the Issuer by the Trustee pursuant to the Indenture;

      8. all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

      9. all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing,

 provided that cash or other property released to the Issuer from the Collection Account in accordance with the provisions of the Indenture will not be subject to the lien of the Indenture. See " How Funds in the General Subaccount Will Be Allocated" below.

 Transition Bonds May Be Issued in Various Series or Classes

           Transition Bonds may be issued under the Indenture from time to time to finance the purchase by the Issuer of Intangible Transition Property, which is referred to as a Financing Issuance. The aggregate principal amount of Transition Bonds that may be authenticated and delivered under the Indenture may not exceed $2.85 billion. Any Series of Transition Bonds may include one or more Classes which differ, among other things, as to interest rate and amortization of principal. The terms of all Transition Bonds of the same Series will be identical, unless a Series includes more than one Class, in which case the terms of all Transition Bonds of the same Class will be identical. The particular terms of the Transition Bonds of any Series and, if applicable, Classes thereof, will be set forth in the Supplemental Indenture for that Series. The terms of this Series and any Classes thereof will not be subject to consent of the Transition Bondholders of any previously issued Series. See "Risk
 Factors Other Risks Associated With An Investment In The Transition Bonds,"and "The Transition Bonds" in this Prospectus.

           The issuance of more than one Series of Transition Bonds is not expected to adversely affect collections of Intangible Transition Charges to make payments on the other Series. This is because Intangible Transition Charges and adjustments thereof are generally based on the total principal amount of all Transition Bonds outstanding.

           Under the Indenture, the Trustee will authenticate and deliver an additional Series of Transition Bonds only upon receipt by the Trustee of, among other things, a certificate of the Issuer that no Event of Default has occurred and is continuing, an opinion of counsel to the Issuer and evidence of satisfaction of the Rating Agency Condition.

           Opinion of Independent Certified Public Accountants Required for Each Series or Class. In addition, in connection with the issuance of each new Series, the Trustee must receive a certificate or opinion of a firm of independent certified public accountants of recognized national reputation. This certificate will be based on the assumptions used in calculating the initial Intangible Transition Charges with respect to the Transferred Intangible Property or, if applicable, the most recent revised Intangible Transition Charges with respect to the Transferred Intangible Transition Property. The certificate will state to the effect that, after giving effect to the issuance of the new Series and the application of the proceeds therefrom, the Intangible Transition Charges will be sufficient to:

      1.   pay all fees, costs and charges associated with the Transition
           Bonds,

      2.   pay interest of each Series of Transition Bonds when due,

      3. pay principal of each Series of Transition Bonds in accordance with the Expected Amortization Schedule therefor, and

      4. fund the Overcollateralization Subaccount to the Scheduled Overcollateralization Level and replenish any shortfalls in the Capital Subaccount as of each Payment Date taking into account any amounts on deposit in the Reserve Subaccount.

 The Collection Account for the Transition Bonds

           Under the Indenture, the Issuer will establish the Collection Account with the Trustee or at another Eligible Institution. Funds received from collections of the Intangible Transition Charges will be deposited into the Collection Account. The Collection Account will be divided into the following subaccounts, which need not be separate bank accounts:

      1.   the General Subaccount,

      2.   one or more Series Subaccounts,

      3.   the Overcollateralization Subaccount,

      4.   the Capital Subaccount,

      5.   the Reserve Subaccount, and

      6.   if required by the Indenture, one or more Defeasance
           Subaccounts.


 All amounts in the Collection Account not allocated to any other subaccount will be allocated to the General Subaccount. Unless the context indicates otherwise, references in this Prospectus to the Collection Account include all of the subaccounts contained therein. All monies deposited from time to time in the Collection Account, all deposits therein pursuant to the Indenture, and all investments made in Eligible Investments with these monies, will be held by the Trustee in the Collection Account as part of the Collateral.

           The Definition of Eligible Institution. Eligible Institution means:

      1.   the corporate trust department of the Trustee; or

      2. a depository institution organized under the laws of the United States of America or any state or any domestic branch of a foreign bank, which:

           (a)  has either:

                (1) a long-term unsecured debt rating of "AAA" by S&P and Fitch IBCA and "A1" by Moody's; or

                (2) a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies; and

           (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

           Appropriate Investments for Funds in the Collection Account. So long as no Default or Event of Default has occurred and is continuing, all funds in the Collection Account must be invested in any of the following, each of which referred to as an Eligible Investment:

      1. direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

      2. demand deposits, time deposits or certificates of deposit of any depositors institution or trust company incorporated under the laws of the United States of America or any State thereof, or any domestic branch of a foreign bank, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations where the rating is based on the credit of a person other than such depository institution or trust company, thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

      3. commercial paper or other short term obligations of any corporation organized under the laws of the United States of America, other than PP&L, whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest investment category granted thereby;

      4. investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby, including funds for which the Trustee or any of its affiliates act as investment manager or advisor;

      5. bankers' acceptances issued by any depository institution or trust company referred to in clause 2 above;

      6. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company, acting as principal, described in clause 2 above;

      7. repurchase obligations with respect to any security or whole loan entered into with

           a. a depository institution or trust company, acting as principal, described in clause 2 above, except that the rating referred to in the proviso in this clause 2 shall be A-1 or higher in the case of S&P,

           b. a broker/dealer, acting as principal, registered as a broker or dealer under Section 15 of the Exchange Act, the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by S&P at the time of entering into this repurchase obligation, or

           c. an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by S&P at the time of purchase; or

      8. any other investment permitted by each of the Rating Agencies; provided, however, that:

           a. any book-entry security, instrument or security having a maturity of one month or less that would be an Eligible Investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an Eligible Investment if such book-entry security, instrument or security, or the obligor thereon, has a long-term unsecured debt rating of at least "A2" by Moody's, or the equivalent thereof by the other Rating Agencies, or a short-term rating of at least "P-1" by Moody's, or the equivalent thereof by the other Rating Agencies, and

           b. any book-entry security, instrument or security having a maturity of greater than one month that would be an Eligible Investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an Eligible Investment if such book-entry security, instrument or security, or the obligor thereon, has a long-term unsecured debt rating of at least "A1" by Moody's, or the equivalent thereof by the other Rating Agencies, and a short-term rating of at least "P-1" by Moody's, or the equivalent thereof by the other Rating Agencies. These Eligible Investments may not:

      1.   mature later than the Business Day prior to the next Payment
           Date; or

      2. be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof.

 In the case of a defeasance, the Issuer will deposit U.S. government obligations in the Defeasance Subaccount to fund the defeasance of that Series. No moneys held in the Collection Account may be invested, and no investment held in the Collection Account may be sold, unless the security interest granted and perfected in the Collection Account will continue to be perfected in the investment or the proceeds of the sale in either case without any further action by any person.

           Remittances to the Collection Account. On each Remittance Date, the Servicer will remit all ITC Collections and any Indemnity Amounts to the Trustee under the Indenture for deposit in the Collection Account. Indemnity Amount means any amount paid by PP&L or the Servicer to the Trustee, for the Trustee or on behalf of the Transition Bondholders, in respect of indemnification obligations pursuant to the Contribution Agreement or the Servicing Agreement. See "The Contribution Agreement" and "The Servicing Agreement" in this Prospectus.

           General Subaccount. ITC Collections remitted by the Servicer to the Trustee, will be deposited into the General Subaccount. On each Payment Date, the Trustee will allocate amounts in the General Subaccount as described under "How Funds in the General Subaccount Will Be Allocated" below.

           Series Subaccount. Upon the issuance of each Series of Transition Bonds, a Series Subaccount will be established with respect to that Series. On the Business Day preceding each Payment Date, the Trustee will allocate, from amounts on deposit in the General Subaccount to the Series Subaccount for each Series an amount sufficient to pay, among other items:

      1.   Interest payable on that Series on that Payment Date;

      2. the Principal of that Series payable as a result of an acceleration following the occurrence an Event of Default, the Principal of that Series payable on the Final Maturity Date of that Series, or the Principal of that Series payable on a Redemption Date; and

      3. Principal scheduled to be paid on that Series on the next Payment Date, excluding amounts provided for in clause 2 above.

 On the Business Day preceding each Payment Date, allocations will be made to each Series Subaccount as described under "How Funds in the General Subaccount Will Be Allocated" below. On each Payment Date, the Trustee will withdraw funds from the Series Subaccount to make payments on the related Series of Transition Bonds.

           Capital Subaccount. Upon the issuance of each Series of Transition Bonds, PP&L will make a capital contribution in an amount equal to the Required Capital Amount to the Issuer. The Issuer will pay this amount to the Trustee for deposit into the Capital Subaccount which will be invested in Eligible Investments. The Trustee will draw on amounts in the Capital Subaccount to the extent that, after the allocation of funds in accordance with clauses 1 through 9 in "How Funds in the General Subaccount Will Be Allocated" below, amounts on deposit in the General Subaccount, the Series Subaccounts, the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to make scheduled payments on the Transition Bonds and to pay expenses of the Issuer, the Trustee and the Servicer and other fees, costs and charges specified in the Indenture. If any Series of Transition Bonds has been retired as of any Payment Date, the amounts on deposit in the Capital Subaccount allocable to that Series will be released to the Issuer, free of the lien of the Indenture.

           Overcollateralization Subaccount. To the extent funds are available as described in "How Funds in the General Subaccount Will Be Allocated" below, the Trustee will allocate them to the Overcollateralization Subaccount on each Payment Date. Each Prospectus Supplement will specify the Scheduled Overcollateralization Level on each Payment Date for the Overcollateralization Subaccount for the related Series of Transition Bonds. The overcollateralization amount will be funded over the life of the Transition Bonds for each Series as specified in the related Prospectus Supplement, and in aggregate will equal the amount stated in the related Prospectus Supplement for that Series, which is referred to as the Overcollateralization Amount.

           Amounts in the Overcollateralization Subaccount will be invested in Eligible Investments. On each Payment Date, the Trustee will draw on amounts in the Overcollateralization Subaccount to the extent that, after allocation of funds in accordance with clauses 1 through 9 in "How Funds in the General Subaccount Will Be Allocated" below, amounts on deposit in the General Subaccount, the Series Subaccounts and the Reserve Subaccount are insufficient to make scheduled payments on the Transition Bonds and to pay expenses of the Issuer, the Trustee and the Servicer and other fees, costs and charges specified in the Indenture. If any Series of Transition Bonds has been retired as of any Payment Date, the amounts on deposit in the Overcollateralization Subaccount allocable to that Series will be released to the Issuer, free of the lien of the Indenture.

           Reserve Subaccount. Funds available on any Payment Date that are not required to be allocated pursuant to clauses 1 through 12 in "How Funds in the General Subaccount Will Be Allocated" below will be allocated to the Reserve Subaccount.

           Amounts in the Reserve Subaccount will be invested in Eligible Investments. On each Payment Date, the Trustee will draw on amounts in the Reserve Subaccount, if any, to the extent that, after the allocation of funds in accordance with clauses 1 through 11 in "How Funds in the General Subaccount Will Be Allocated" below, amounts on deposit in the General Subaccount and the Series Subaccounts are insufficient to make scheduled payments on the Transition Bonds and pay expenses of the Issuer, the Trustee, the Servicer and other fees, costs and charges specified in the Indenture.

           Defeasance Account. In the event funds are remitted to the Trustee in connection with the exercise of the Legal Defeasance Option or the Covenant Defeasance Option, the Issuer will establish a Defeasance Account for each Series. If this occurs, funds set aside for future payment of the Transition Bonds will be deposited into the Defeasance Account. All amounts in a Defeasance Account will be applied by the Trustee to the payment to the holders of the particular Transition Bonds for the payment or redemption of which these amounts were deposited with the Trustee.
 These amounts will include, among any other amounts, all sums due for principal, premium, if any, and interest. These amounts will be applied in accordance with the provisions of the Transition Bonds and the Indenture. See "The Issuer's Legal Defeasance and Covenant Defeasance Options" below.

 How Funds in the General Subaccount Will Be Allocated

           Amounts remitted from the Servicer to the Trustee, and all investment earnings on the subaccounts in the Collection Account, will be deposited into the General Subaccount of the Collection Account. On the Business Day preceding each Payment Date, the Trustee will allocate all amounts on deposit in the General Subaccount of the Collection Account in the following priority:

      1. all amounts owed to the Trustee, including expenses and Indemnity Amounts, if any, will be paid to the Trustee;

      2. all amounts owed to the Independent Managers will be paid to the Independent Managers;

      3. the Servicing Fee and all unpaid Servicing Fees from prior Payment Dates will be paid to the Servicer;

      4. the administration fee payable under the Administration Agreement between the Issuer and PP&L will be paid to PP&L;

      5. so long as no Event of Default has occurred and is continuing or would be caused by this payment, all operating expenses of the Issuer other than those specified in clauses 1, 2, 3 and 4 above will be paid to the Persons entitled thereto, provided that the amount paid on any Payment Date pursuant to this clause 5 may not exceed $100,000 in the aggregate for all Series;

      6. an amount equal to Interest payable on each Series of Transition Bonds for the Payment Date will be allocated to the corresponding Series Subaccount or will be paid to the counterparty on any interest rate swap between the Issuer and that counterparty if so specified in the related Prospectus Supplement;

      7. an amount equal to Principal of each Series or Class of Transition Bonds payable as a result of acceleration following an Event of Default, Principal of any Series or Class of Transition Bonds payable on the Final Maturity Date for that Series or Class, or the Principal payable with respect to a Redemption Date will be allocated to the corresponding Series Subaccount;

      8. an amount equal to Principal scheduled to be paid on each Series of Transition Bonds on the Payment Date, excluding amounts provided for pursuant to clause 7 above, will be allocated to the corresponding Series Subaccount;

      9. all remaining unpaid operating expenses of the Issuer will be paid to the persons entitled thereto;

      10. any amount necessary to replenish withdrawals from the Capital Subaccount will be allocated to that subaccount;

      11. an amount necessary to cause the amount in the Overcollateralization Subaccount to equal the Scheduled Overcollateralization Level for that Payment Date will be allocated to the Overcollateralization Subaccount;

      12. an amount equal to investment earnings on amounts in the Capital Subaccount will be released to the Issuer;

      13.  the balance, if any, will be allocated to the Reserve
           Subaccount; and

      14. following repayment of all outstanding Series of Transition Bonds, the balance, if any, will be released to the Issuer free from the lien of the Indenture.

      Interest means, for any Payment Date for any Series of Transition Bonds, the sum, without duplication, of:

      1. an amount equal to the interest accrued on that Series at the applicable Bond Rate from the prior Payment Date, or with respect to the first Payment Date, the amount of interest accrued since the Closing Date, with respect to that Series;

      2. any unpaid interest plus any interest accrued on this unpaid interest;

      3. if the Transition Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

      4. with respect to a Series to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on that Series on the related Redemption Date.

       Principal means, with respect to any Payment Date and any Series of Transition Bonds:

      1.   the amount of principal scheduled to be paid on the next Payment
           Date;

      2. the amount of principal due on the Final Maturity Date of any Series;

      3. the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Transition Bonds;

      4. the amount of principal and premium, if any, due as a result of a redemption of Transition Bonds prior to the next Payment Date pursuant to the Indenture; and

      5.   any overdue payments of principal.

           If on any Payment Date funds in the General Subaccount are insufficient to make the allocations contemplated by clauses 1 through 9 of the first paragraph of this subsection, the Trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

      1.   from the Reserve Subaccount,

      2.   from the Overcollateralization Subaccount, and

      3.   from the Capital Subaccount.

           If, on any Payment Date, available collections of Intangible Transition Charges, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding Transition Bonds, amounts available will be allocated among the outstanding Series of Transition Bonds pro rata based on the amount of interest payable on the outstanding Series. If on any Payment Date, remaining collections on the Intangible Transition Property, together with available amounts in the subaccounts, are not sufficient to pay principal legally due on all outstanding Series of Transition Bonds, amounts available will be allocated among the outstanding Series pro rata based on the scheduled Principal then legally due on the outstanding Series. If on any Payment Date, remaining collections on the Intangible Transition Property, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding Series of Transition Bonds, amounts available will be allocated on a pro-rata basis based on the scheduled principal payable on the Payment Date.

 Reports to Holders of the Transition Bonds

           With respect to each Series of Transition Bonds, on or prior to each Payment Date, the Trustee will deliver a statement prepared by the Trustee to each Transition Bondholder of that Series. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the applicable Supplemental Indenture, as to the Transition Bonds of that Series with respect to that Payment Date or the period since the previous Payment Date, as applicable:

      1. the amount paid to Transition Bondholders of that Series and the related Classes in respect of principal;

      2. the amount paid to Transition Bondholders of that Series and the related Classes in respect of interest;

      3. the Transition Bond Balance and the Projected Transition Bond Balance of that Series and the related Classes as of that Payment Date;

      4. the amount on deposit in the Overcollateralization Subaccount and the Scheduled Overcollateralization Level, with respect to that Series and as of that Payment Date;

      5. the amount on deposit in the Capital Subaccount and the Required Capital Amount as of that Payment Date; and

      6. the amount, if any, on deposit in the Reserve Subaccount for all Series as of that Payment Date.

 The Issuer and the Trustee May Modify the Indenture

           Modifications of the Indenture that Do Not Require Consent of Transition Bondholders. Without the consent of any of the holders of the outstanding Transition Bonds but with prior notice to the Rating Agencies, the Issuer and the Trustee may execute a Supplemental Indenture for any of the following purposes:

      1. to correct or amplify the description of the Collateral, or to better assure, convey and confirm unto the Trustee the Collateral, or to subject to the lien of the Indenture additional property;

      2. to evidence the succession, in compliance with the applicable provisions of the Indenture, of another person to the Issuer, and the assumption by any applicable successor of the covenants of the Issuer contained in the Indenture and in the Transition Bonds;

      3. to add to the covenants of the Issuer, for the benefit of the Holders of the Transition Bonds, or to surrender any right or power therein conferred upon the Issuer;

      4. to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

      5. to cure any ambiguity, to correct or supplement any provision of the Indenture or in any Supplemental Indenture which may be inconsistent with any other provision of the Indenture or in any Supplemental Indenture or to make any other provisions with respect to matters or questions arising under the Indenture or in any Supplemental Indenture; provided, however, that:

           a. this action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Transition Bondholder; and

           b. the Rating Agency Condition shall have been satisfied with respect thereto;

      6. to evidence and provide for the acceptance of the appointment under the Indenture by a successor Trustee with respect to the Transition Bonds and to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements specified in the Indenture;

      7. to modify, eliminate or add to the provisions of the Indenture to the extent necessary to effect the qualification of the Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the Indenture any other provisions as may be expressly required by the Trust Indenture Act; or

      8. to set forth the terms of any Series that has not theretofore been authorized by a Supplemental Indenture, provided that the Rating Agency Condition has been satisfied.

           Additional Modifications to the Indenture that Do Not Require the Consent of Transition Bondholders. Additionally, without the consent of any of the Transition Bondholders, the Issuer and Trustee may execute a Supplemental Indenture. The Supplemental Indenture referred to in this paragraph may add provisions to, or change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the Transition Bondholders under the Indenture; provided, however, that

      1. this action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Transition Bondholder; and

      2. the Rating Agency Condition shall have been satisfied with respect thereto.

           Modifications That Require the Approval of the Transition Bondholders. The Issuer and the Trustee also may, with prior notice to the Rating Agencies and with the consent of the holders of not less than a majority of the outstanding amount of the Transition Bonds of each Series or Class to be affected, execute a Supplemental Indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the Transition Bondholders under the Indenture. However, this Supplemental Indenture may not, without the consent of the holder of each outstanding Transition Bond of each Series or Class affected thereby:

      1. change the date of payment of any installment of principal of or premium, if any, or interest on any Transition Bond, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of the Indenture and the related applicable Supplemental Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or premium, if any, or interest on the Transition Bonds, or change the coin or currency in which, any Transition Bond or any interest thereon is payable;

      2. impair the right to institute suit for the enforcement of those provisions of the Indenture specified therein regarding payment;

      3. reduce the percentage of the aggregate amount of the outstanding Transition Bonds, or of a Series or Class thereof, the consent of the Transition Bondholders of which is required for any Supplemental Indenture, or the consent of the Transition Bondholders of which is required for any waiver of compliance with those provisions of the Indenture specified therein or of defaults specified therein and their consequences provided for in the Indenture;

      4. reduce the percentage of the outstanding amount of the Transition Bonds required to direct the Trustee to direct the Issuer to sell or liquidate the Collateral;

      5. modify any provision of the section of the Indenture relating to the consent of Transition Bondholders with respect to Supplemental Indentures, except to increase any percentage specified therein or to provide that those provisions of the Indenture or the Basic Documents specified in the Indenture cannot be modified or waived without the consent of each Outstanding Transition Bondholder affected thereby;

      6. modify any of the provisions of the Indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any Transition Bond on any Payment Date or change the redemption dates, Expected Amortization Schedules, Series Final Maturity Dates or Class Final Maturity Dates of any Transition Bonds;

      7. decrease the Required Capital Amount with respect to any Series, the Overcollateralization Amount or the Scheduled
           Overcollateralization Level with respect to any Series and any Payment Date;

      8. modify or alter the provisions of the Indenture regarding the voting of Transition Bonds held by the Issuer, PP&L, an affiliate of either of them or any obligor on the Transition Bonds;

      9. decrease the percentage of the aggregate principal amount of the Transition Bonds required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal amount of the Transition Bonds necessary to amend the Indenture or other related agreements specified therein; or

      10. permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the Collateral for the Transition Bonds or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Transition Bond of the security provided by the lien of the Indenture.

           Enforcement of the Sale Agreement, the Contribution Agreement and Servicing Agreement. The Indenture provides that the Issuer will take all lawful actions to enforce its rights under the Sale Agreement, the Contribution Agreement and the Servicing Agreement. The Indenture also provides that the Issuer will take all lawful actions to compel or secure the performance and observance by the Seller, PP&L and the Servicer of each of their respective obligations to the Issuer under or in connection with the Sale Agreement, the Contribution Agreement and the Servicing Agreement. So long as no Event of Default occurs and is continuing, the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Contribution Agreement and the Servicing Agreement. However, if the Issuer or Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting Intangible Transition Charges, the Issuer must notify the Trustee and the Trustee must notify Transition Bondholders of this proposal. In addition, the Trustee may consent to this proposal only with the consent of the holders of a majority of the principal amount of the Outstanding Transition Bonds of each Series or Class materially and adversely affected thereby and only if the Rating Agency Condition is satisfied.

           If an Event of Default occurs and is continuing, the Trustee may, and, at the direction of the holders of a majority of the outstanding amount of the Transition Bonds of all Series shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, PP&L or the Servicer under or in connection with the Sale Agreement, the Contribution Agreement and the Servicing Agreement, and any right of the Issuer to take this action shall be suspended. In the event of a foreclosure, there is likely to be a limited market, if any, for the Transferred Intangible Transition Property, and, therefore, foreclosure may not be a realistic or practical remedy.

           Modifications to the Sale Agreement, the Contribution Agreement and the Servicing Agreement. With the consent of the Trustee, the Sale Agreement, the Contribution Agreement and the Servicing Agreement may be amended, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the Transition Bondholders. However, this amendment may not, as evidenced by an opinion of counsel, adversely affect the interest of any Transition Bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the Transition Bonds.

           Notification of the Rating Agencies, the Trustee and the Transition Bondholders of Any Modification. If the Issuer, the Seller, PP&L or the Servicer:

      1. proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the Sale Agreement, the Contribution Agreement or the Servicing Agreement, or

      2. waive timely performance or observance by the Seller, PP&L or the Servicer under the Sale Agreement, the Contribution Agreement or Servicing Agreement, respectively,

 in each case in a way which would materially and adversely affect the interests of Transition Bondholders, the Issuer must first notify the Rating Agencies of the proposed amendment. Upon receiving notification regarding the Rating Agency Condition, the Issuer must thereafter notify the Trustee and the Trustee shall notify the Transition Bondholders of the proposed amendment and whether the Rating Agency Condition has been satisfied with respect thereto. The Trustee will consent to this proposed amendment, modification, supplement or waiver only with the consent of the holders of a majority of the outstanding principal amount of the Transition Bonds of each Series or Class materially and adversely affected thereby.

 What Constitutes an Event of Default on the Transition Bonds

           An Event of Default is defined in the Indenture as being:

      1. a default in the payment of any interest on any Transition Bond when the same becomes due and payable and the continuation of this default for five Business Days;

      2. a default in the payment of the then unpaid principal of any Transition Bond of any Series on the Final Maturity Date for that Series or, if applicable, any Class on the Final Maturity Date for that Class;

      3. a default in the payment of the Redemption Price for any Transition Bond on the redemption date therefor;

      4. a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, other than those specifically dealt with in clause 1, 2 or 3 above, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant to the Indenture or in connection with the Indenture proving to have been incorrect in any material respect as of the time when made, and this default shall continues or is not cured, for a period of 30 days after

           a. notice of the default is given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the outstanding principal amount of the Transition Bonds of any Series or Class, or

           b.  the date the Issuer has knowledge of the default;

      5. the filing of a decree or order for relief by a court having jurisdiction in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order remains unstayed and in effect for a period of 90 consecutive days;

      6. the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

      7. any act or failure to act by the Commonwealth of Pennsylvania or any of its agencies, including the PUC, officers or employees that violates or is not in accordance with the pledge and agreement of the Commonwealth in the Competition Act.

 If an Event of Default occurs and is continuing, other than a default described in clause 7 above, the Trustee or holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may declare the principal of all Series of the Transition Bonds to be immediately due and payable. This declaration may, under the circumstances specified therein, be rescinded by the holders of a majority in principal amount of all Series of the Transition Bonds then outstanding.

           When the Trustee Can Sell the Collateral. If the Transition Bonds of all Series have been declared to be due and payable following an Event of Default, the Trustee may, in its discretion, either:

      1.   sell the Collateral; or

      2. elect to have the Issuer maintain possession of the Collateral and continue to apply distributions on the Collateral as if there had been no declaration of acceleration.

 The Trustee is prohibited from selling the Collateral following an Event of Default other than a default for five days or more in the payment of any interest on any Transition Bond of any Series, a default in the payment of the then unpaid principal of any Transition Bond of any Series on the Final Maturity Date for that Series or, if applicable, any Class on the Final Maturity Date for that Class, or a default in the payment of the Redemption Price for any Transition Bond on the Redemption Date therefor unless:

      1. the holders of 100% of the principal amount of all Series of Transition Bonds consent to this sale; or

      2. the proceeds of this sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding Transition Bonds; or

      3. the Trustee determines that funds provided by the Collateral would not be sufficient on an ongoing basis to make all payments on the Transition Bonds of all Series as these payments would have become due if the Transition Bonds had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the Transition Bonds of all Series.

           Right of Transition Bondholders to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Transition Bonds of all Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that, among other things:

      1. this direction does not conflict with any rule of law or with the Indenture;

      2. subject to the provisions specified in the Indenture, any direction to the Trustee to sell or liquidate the Collateral is by the holders of 100% of the principal amount of all Series of Transition Bonds then outstanding; and

      3. the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with this direction.

 However, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Transition Bonds of any Series if

      o it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with this request; or

      o it determines that this action might materially adversely affect the rights of any Transition Bondholder not consenting to this action.

           Waiver of Default. The holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may, in those cases specified in the Indenture, waive any default with respect thereto. However, they may not waive a default in the payment of principal of or premium, if any, or interest on any of the Transition Bonds or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Transition Bonds of all affected Series and Classes.

           No Transition Bondholder of any Series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the Intangible Transition Property or otherwise enforce the lien in the Intangible Transition Property, pursuant to Section 2812(d)(3)(v) of the Competition Act, with respect to the Indenture, unless:

      1. the holder previously has given to the Trustee written notice of a continuing Event of Default;

      2. the holders of not less than 25% in principal amount of the outstanding Transition Bonds of all Series have made written request of the Trustee to institute the proceeding in its own name as Trustee;

      3. the holder or holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in complying with the request;

      4. the Trustee for 60 days after its receipt of the notice, request and offer has failed to institute the proceeding; and

      5. no direction inconsistent with this written request has been given to the Trustee during the 60-day period referred to above by the holders of a majority in principal amount of the outstanding Transition Bonds of all Series.

 Covenants of the Issuer

           The Issuer will keep in effect its existence, rights and franchises as a limited liability company under Delaware law, provided that the Issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

      1. the entity formed by or surviving the consolidation or merger or to whom substantially all of its assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a Supplemental Indenture the due and punctual payment of the principal of and premium, if any, and interest on all Transition Bonds and the performance of the Issuer's obligations under the Indenture;

      2. the entity expressly assumes all obligations and succeeds to all rights of the Issuer under the Sale Agreement, the Contribution Agreement and the Servicing Agreement pursuant to an assignment and assumption agreement executed and delivered to the Trustee;

      3. no default or Event of Default will have occurred and be continuing immediately after giving effect to the merger, consolidation or sale;

      4. the Rating Agency Condition will have been satisfied with respect to this consolidation or merger or sale;

      5. the Issuer has received an opinion of counsel to the effect that this consolidation or merger or sale of assets would have no material adverse tax consequence to the Issuer or any Transition Bondholder, the consolidation or merger or sale complies with the Indenture and all conditions precedent therein provided relating to the consolidation or merger or sale and will result in the Trustee maintaining a continuing valid first priority security interest in the Collateral;

      6. none of the Intangible Transition Property, the PUC Order or PP&L's, the Seller's, the Servicer's or the Issuer's rights under the Competition Act or the PUC Order are impaired thereby; and

      7. any action that is necessary to maintain the lien and security interest created by the Indenture has been taken.

           Additional Covenants of the Issuer. The Issuer will from time to time execute and deliver all documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien, of the Indenture and the priority thereof. The Issuer will not permit the validity of the Indenture to be impaired, the lien to be amended, subordinated or terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the Indenture. The Issuer will also not permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien of the Indenture, to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof.

           The Issuer may not, among other things:

      1. except as expressly permitted by the Indenture, the Sale Agreement or the Servicing Agreement sell, transfer, exchange or otherwise dispose of any of the Collateral unless directed to do so by the Trustee in accordance with the Indenture; or

      2. claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Transition Bonds, other than amounts properly withheld under the Code, or assert any claim against any present or former Transition Bondholder because of the payment of taxes levied or assessed upon the Issuer.

           The Issuer may not engage in any business other than purchasing and owning the Intangible Transition Property, issuing Transition Bonds from time to time, pledging its interest in the Collateral to the Trustee under the Indenture in order to secure the Transition Bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

           The Issuer May Not Engage in Any Other Financial Transactions. The Issuer may not issue, incur, assume or guarantee any indebtedness except for the Transition Bonds. Also, the Issuer may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, other than the Eligible Investments. The Issuer may not, except as contemplated by the Indenture, the Sale Agreement, the Servicing Agreement, the Contribution Agreement and related documents, including the Limited Liability Company Agreement, make any loan or advance or credit to any person. The Issuer will not make any expenditure for capital assets or lease any capital asset other than Intangible Transition Property purchased from the Seller pursuant to, and in accordance with, the Sale Agreement. The Issuer may not make any payments, distributions or dividends to any member of the Issuer in respect of its membership interest in the Issuer, except in accordance with the Indenture.

           The Servicer will deliver to the Trustee the Annual Accountant's Report, compliance certificates and monthly reports regarding distributions and other statements required by the Servicing Agreement. See "The Servicing Agreement" in this Prospectus.

 Access to the List of Holders of the Transition Bonds

           Any Transition Bondholder who has owned a Transition Bond for at least six months may by written request to the Trustee, obtain access to the list of all Transition Bondholders maintained by the Trustee for the purpose of communicating with other Transition Bondholders with respect to their rights under the Indenture or the Transition Bonds. In addition, a group of Transition Bondholders each of whom has owned a Transition Bond for at least six months may also obtain access to the list of all Transition Bondholders for the same purpose. The Trustee may elect not to afford the requesting Transition Bondholders access to the list of Transition Bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Transition Bondholders, to all Transition Bondholders.

 The Issuer Must File an Annual Compliance Statement

           The Issuer will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture. In addition, the Issuer will furnish to the Trustee an opinion of counsel concerning filings made by the Issuer on an annual basis and before the effectiveness of any amendment to the Sale Agreement, the Contribution Agreement or the Servicing Agreement.

 The Trustee Must Provide an Annual Report to All Transition Bondholders

           If required by the Trust Indenture Act, the Trustee will be required to mail each year to all Transition Bondholders a brief report. This report must state, among other items:

      1. the Trustee's eligibility and qualification to continue as the Trustee under the Indenture,

      2.   any amounts advanced by it under the Indenture,

      3. the amount, interest rate and maturity date of specific indebtedness owing by the Issuer to the Trustee in the Trustee's individual capacity,

      4.   the property and funds physically held by the Trustee,

      5. any additional issue of a Series of Transition Bonds not previously reported; and

      6. any action taken by it that materially affects the Transition Bonds of any Series and that has not been previously reported.

 What Will Trigger Satisfaction and Discharge of the Indenture

           The Indenture will be discharged with respect to the Transition Bonds of any Series upon the delivery to the Trustee of funds sufficient for the payment in full of all of the Transition Bonds of that Series with the Trustee. In addition, the Issuer must deliver to the Trustee the officer's certificate and opinion of counsel specified in the Indenture. The deposited funds will be segregated and held apart solely for paying the Transition Bonds, and the Transition Bonds will not be entitled to any amounts on deposit in the Collection Account other than amounts on deposit in the Defeasance Subaccount for the Transition Bonds.

 The Issuer's Legal Defeasance and Covenant Defeasance Options

           The Issuer may, at any time, terminate:

      1. all of its obligations under the Indenture with respect to the Transition Bonds of any Series; or

      2. its obligations to comply with some of the covenants in the Indenture, including all of the covenants described under "--Covenants of the Issuer" above.

 The Legal Defeasance Option is the right of the Issuer to terminate at any time its obligations under the Indenture with respect to the Transition Bonds of any Series. The Covenant Defeasance Option is the right of the Issuer at any time to terminate its obligations to comply with the covenants in the Indenture. The Issuer may exercise the Legal Defeasance Option with respect to any Series of Transition Bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to that Series. If the Issuer exercises the Legal Defeasance Option with respect to any Series, that Series will be entitled to payment only from the funds or other obligations set aside under the Indenture for payment thereof on the Expected Final Payment Date or Redemption Date therefor as described below. That Series will not be subject to payment through redemption or acceleration prior to the Expected Final Payment Date or redemption date, as applicable. If the Issuer exercises the Covenant Defeasance Option with respect to any Series, the final payment of the Transition Bonds of that Series may not be accelerated because of an Event of Default relating to a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture.

           The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Transition Bonds only if:

      1. the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on that Series to the Expected Final Payment Date or redemption date therefor, as applicable, the deposit to be made in the Defeasance Subaccount for that Series;

      2. the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the U.S. Government Obligations when due and without reinvestment plus any cash deposited in the Defeasance Subaccount will provide cash at times and in sufficient amounts to pay in respect of the Transition Bonds of that Series:

           a. principal in accordance with the Expected Amortization Schedule therefor, and/or if that Series is to be redeemed, the redemption price on the redemption date therefor, and

           b.  interest when due;

      3. in the case of the Legal Defeasance Option, 125 days pass after the deposit is made and during the 125-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the Issuer occurs and is continuing at the end of the period;

      4. no default has occurred and is continuing on the day of this deposit and after giving effect thereto;

      5. in the case of the Legal Defeasance Option, the Issuer delivers to the Trustee an opinion of counsel stating that:

           a. the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or

           b. since the date of execution of the Indenture, there has been a change in the applicable federal income tax law and in either case confirming that the holders of the Transition Bonds of that Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the Legal Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

      6. in the case of the Covenant Defeasance Option, the Issuer delivers to the Trustee an opinion of counsel to the effect that the holders of the Transition Bonds of that Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the Covenant Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred; and

      7. the Issuer delivers to the Trustee a certificate of an authorized officer of the Issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the Transition Bonds of that Series have been complied with as required by the Indenture.

           There will be no other conditions to the exercise by the Issuer of its Legal Defeasance Option or its Covenant Defeasance Option.

 The Trustee

           The Bank of New York will be the Trustee under the Indenture. The Trustee may resign at any time upon 30 days notice by so notifying the Issuer. The holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer will remove the Trustee if the Trustee ceases to be eligible to continue in this capacity under the Indenture, the Trustee becomes insolvent, a receiver or other public officer takes charge of the Trustee or its property or the Trustee becomes incapable of acting. If the Trustee resigns or is removed or a vacancy exists in the office of Trustee for any reason, the Issuer will be obligated promptly to appoint a successor Trustee eligible under the Indenture. No resignation or removal of the Trustee will become effective until acceptance of the appointment by a successor Trustee. The Trustee shall at all times satisfy the requirements of the Trust Indenture Act, as amended and have a combined capital and surplus of at least $50 million and a long term debt rating of "Baa3" or better by Moody's. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor Trustee.


                      HOW A BANKRUPTCY OF PP&L OR THE
                    SERVICER MAY AFFECT YOUR INVESTMENT

           True Sale or Financing. PP&L will represent and warrant in the Contribution Agreement that the assignment of the Intangible Transition Property in accordance with that agreement constitutes an absolute transfer of the Intangible Transition Property by PP&L to the Seller and that the transfer of the Transferred Intangible Transition Property, in accordance with the Sale Agreement constitutes a valid sale and assignment by the Seller to the Issuer of the Intangible Transition Property. It is a condition of closing for the sale of Intangible Transition Property pursuant to the Sale Agreement that the Seller will take the appropriate actions under the Competition Act, including filing an intangible transition property notice, to perfect this sale. The Competition Act provides that a transfer of intangible transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a qualified rate order, shall be treated as an absolute transfer of all the transferor's right, title and interest, as in a true sale, and not as a pledge or other financing, of the relevant intangible transition property. See "The Competition Act--PP&L and Other Utilities May Securitize Stranded Costs" in this Prospectus. In the event of a bankruptcy of PP&L or of the Seller, if a party in interest in the bankruptcy were to take the position that the sale of the Transferred Intangible Transition Property to the Issuer was a financing transaction and not a "true sale," there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a Seller or a PP&L bankruptcy and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the Transition Bonds.

           Commonwealth law has attempted to mitigate the impact of a possible recharacterization of a sale of intangible transition property as a financing transaction. The Competition Act and the regulations promulgated thereunder provide that if an intangible transition property notice is filed and the transfer is thereafter recharacterized by a court as a financing transaction, and not a true sale, this notice will be deemed to constitute a filing with respect to a security interest. The Competition Act further provides that any relevant filing in respect of transition bonds takes precedence over any other filings. In addition, the Sale Agreement requires that financing statements under the Uniform Commercial Code executed by the Issuer be filed in the appropriate offices in Pennsylvania and Nevada. As a result of these filings, the Issuer would be a secured creditor of PP&L and entitled to recover against the security, which is the Collateral. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a Seller or a PP&L bankruptcy. Further, if, for any reason, an intangible transition property notice is not filed under the Competition Act or the Issuer fails to otherwise perfect its interest in the Transferred Intangible Transition Property, and the transfer is thereafter deemed not to constitute a true sale, the Issuer would be an unsecured creditor of PP&L.

           Consolidation of the Issuer and PP&L. If PP&L were to become a debtor in a bankruptcy case, a party in interest may attempt to substantively consolidate the assets and liabilities of the Issuer and PP&L. PP&L and the Issuer have taken steps to attempt to minimize this risk as discussed in "PP&L Transition Bond Company LLC, the Issuer" in this Prospectus. However, no assurance can be given that if PP&L or an affiliate of PP&L, other than the Issuer, were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the Issuer be consolidated with those of PP&L or its affiliate.

           Estimation of Claims; Challenge to Indemnity Claims. If PP&L were to become a debtor in a bankruptcy case, claims, including indemnity claims, by the Issuer against PP&L under the Contribution Agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the Bankruptcy Court estimate any contingent claims of the Issuer against PP&L. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If PP&L were to become a debtor in a bankruptcy case and the indemnity provisions of the Contribution Agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, the Issuer would be left with a claim for actual damages against PP&L based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

           No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving PP&L.

           Status of Intangible Transition Property as Current Property. PP&L has represented in the Contribution Agreement, and the Competition Act provides, that the Transferred Intangible Transition Property constitutes a current property right on the date that the PUC Order became effective and that it thereafter exists continuously for all purposes. Nevertheless, no assurance can be given that, in the event of a bankruptcy of PP&L or of the Seller, a party in interest in the bankruptcy would not attempt to take the position that the Transferred Intangible Transition Property comes into existence only as Customers use electricity. If a court were to adopt this position, no assurance can be given that a security interest in favor of the Transition Bondholders would attach to Intangible Transition Charges in respect of electricity consumed after the commencement of the bankruptcy case. If it were determined that the Transferred Intangible Transition Property had not been sold to the Issuer, and the security interest in favor of the Transition Bondholders did not attach to Intangible Transition Charges in respect of electricity consumed after the commencement of the bankruptcy case, then the Issuer would be an unsecured creditor of PP&L.
 If so, there would be delays or reductions in payments on the Transition Bonds. Whether or not a court determined that the Transferred Intangible Transition Property had been sold to the Issuer, no assurances can be given that a court would not rule that any Intangible Transition Charges relating to electricity consumed after the commencement of the bankruptcy cannot be transferred to the Issuer or the Trustee.

           In addition, in the event of a bankruptcy of PP&L, a party in interest in the bankruptcy could assert that the Issuer should pay a portion of PP&L's costs associated with the generation, transmission or distribution of the electricity, consumption of which gave rise to the ITC Collections used to make payments on the Transition Bonds.

           Regardless of whether PP&L is the debtor in a bankruptcy case, if a court were to accept the argument that the Transferred Intangible Transition Property comes into existence only as Customers use electricity, a tax or government lien or other nonconsensual lien on property of PP&L arising before the Transferred Intangible Transition Property came into existence could have priority over the Issuer's interest in the Transferred Intangible Transition Property. Adjustments to the Intangible Transition Charges may be available to mitigate this exposure, although there may be delays in implementing these Adjustments.

           Enforcement of Rights by Trustee. Upon an Event of Default under the Indenture, the Competition Act permits the Trustee to enforce the security interest in the Transferred Intangible Transition Property in accordance with the terms of the Indenture. In this capacity, the Trustee is permitted to request the PUC to order the sequestration and payment to Transition Bondholders of all revenues arising with respect to the Transferred Intangible Transition Property. The Competition Act provides that this order will remain in full force and effect notwithstanding bankruptcy, reorganization, or other insolvency proceedings with respect to the utility or its assignee. There can be no assurance, however, that the PUC would issue this order after a PP&L bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit this action by the PUC. In that event, the Trustee may under the Indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the PUC, and an order requiring an accounting and segregation of the revenues arising from the Transferred Intangible Transition Property. There can be no assurance that a court would grant either order.

           Bankruptcy of Servicer. The Servicer is entitled to commingle ITC Collections with its own funds until each Remittance Date. The Competition Act provides that the relative priority of a lien created under the Competition Act is not defeated or adversely affected by the commingling of ITC Collections arising with respect to the Intangible Transition Property with funds of the electric utility. However, in the event of a bankruptcy of the Servicer, a party in interest in the bankruptcy might assert, and a court might rule, that ITC Collections commingled by the Servicer with its own funds and held by the Servicer as of the date of bankruptcy were property of the Servicer as of that date, and are therefore property of the Servicer's bankruptcy estate, rather than property of the Issuer. If the court so rules, then the court would likely rule that the Trustee has only a general unsecured claim against the Servicer for the amount of commingled ITC Collections held as of that date and could not recover the commingled ITC Collections held as of the date of bankruptcy.

           However the court rules on the ownership of the commingled ITC Collections, the automatic stay arising upon the bankruptcy of the Servicer could delay the Trustee from receiving the commingled ITC Collections held by the Servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled ITC Collections are property of the Issuer or of the Servicer, including resolution of any tracing of proceeds issues.

           The Servicing Agreement provides that the Trustee, as assignee of the Issuer, together with the other persons specified therein, may vote to appoint a Successor Servicer that satisfies the Rating Agency Condition. The Servicing Agreement also provides that the Trustee, together with the other persons specified therein, may petition the PUC or a court of competent jurisdiction to appoint a Successor Servicer that meets this criterion. However, the automatic stay might delay a Successor Servicer's replacement of the Servicer. Even if a Successor Servicer may be appointed and may replace the Servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that PP&L as Servicer was capable of performing. Furthermore, should the Servicer enter into bankruptcy, it may be permitted to stop acting as Service.

           Other risks relating to bankruptcy may be found in "Risk Factors --The Risks Associated With Potential Bankruptcy Proceedings."


         MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDHOLDERS

 Income Tax Status of the Transition Bonds and the Issuer

           The Issuer and PP&L have received a private letter ruling from the IRS to the effect that the Transition Bonds will be classified as debt obligations of PP&L Based on that private letter ruling and the assumptions contained therein, including a representation by PP&L that it will not make, or allow there to be made, any election to the contrary, Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to PP&L and the Issuer, will render its opinion that the Issuer will not be subject to United States federal income tax as an entity separate from PP&L.

 Consequences to Non-U.S. Holders

           The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Transition Bonds applicable to an initial purchaser of Transition Bonds that, for U.S. federal income tax purposes, is a Foreign Person as defined below. This summary has been prepared by Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to PP&L and the Issuer, which is referred to in this Prospectus as Special Tax Counsel. Special Tax Counsel is of the opinion that its summary is correct in all material respects. Special Tax Counsel will render no other opinions to the Issuer with respect to the Transition Bonds. This summary does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax adviser. This summary also does not address the consequences to holders of the Transition Bonds under state, local or foreign tax laws. This summary is based upon current provisions of the Code, Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Transition Bonds.

           Definition of Foreign Person. For purposes of the discussion below, a Foreign Person means any person other than:

      1. an individual, who is a citizen or resident of the United States for U.S. federal income tax purposes;

      2. a corporation, partnership or other entity created or organized in or under the laws of the United States, or any state, including the District of Columbia, or any political subdivision thereof or, in the case of a partnership, otherwise treated as a U.S. person under applicable Treasury Regulations;

      3. an estate, the net income of which is subject to United States federal income taxation regardless of its source, or

      4. a trust, if a court within the United States is able to exercise primary supervision over the administration of each trust and one or more United States Persons have the authority to control all substantial decisions of such trust.

 A Non-U.S. Holder means a holder of a Transition Bond that is a Foreign Person. The following summary applies only to a Foreign Persons.

 IT IS RECOMMENDED THAT ALL PROSPECTIVE INVESTORS CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

 Taxation of Foreign Transition Bondholders

           Payments of interest income received by a Non-U.S. Holder generally will not be subject to United States federal withholding tax, assuming that the interest income is not effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States and provided that the Non-U.S. Holder complies with the requirements listed below.

           Withholding Taxation on Interest Received before 2001. Payments of interest income on the Transition Bonds received by a Non-U.S. Holder that does not hold its Transition Bonds in connection with the conduct of a trade or business in the United States on or prior to December 31, 2000, will not be subject to United States federal withholding tax, or to backup withholding and information reporting, provided that:

      1. a Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PP&L entitled to vote;

      2. a Non-U.S. Holder is not a controlled foreign corporation that is related to PP&L through stock ownership; and

      3.   the Issuer or the Trustee receive:

           a. From the Non-U.S. Holder, a properly completed Form W-8, or substitute Form W-8, signed under penalties of perjury, which provides its name and address and certifies that it is a Foreign Person or

           b. from a security clearing organization, bank or other financial institution that holds the Transition Bonds in the ordinary course of its trade or business, which is referred to as a Financial Institution, on behalf of a Non-U.S. Holder, certification signed under penalties of perjury, that this Form W-8, or substitute Form W-8 has been received by it, or by another Financial Institution, from the Non-U.S. Holder, and a copy of the Form W-8, or substitute Form W-8, is furnished to the Issuer or to the Trustee.

           Withholding Taxation on Interest Received After December 31, 2000. Payments of interest income on the Transition Bonds received by a Non-U.S. Holder that does not hold its Transition Bonds in connection with the conduct of a trade or business in the United States after December 31, 2000, will not be subject to United States federal withholding tax, or to backup withholding and information reporting, provided that requirements 1 and 2 of the preceding paragraph are satisfied and, in general, PP&L or its paying agent must receive:

      1. from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury regulations issued under Section 1441 of the Code;

      2. a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury regulations;

      3. a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under these Treasury regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

      4. a statement, under penalties of perjury from an authorized representative of a Financial Institution, stating that the Financial Institution has received from the beneficial owner a withholding certificate described in these Treasury regulations or that it has received a similar statement from another Financial Institution acting on behalf of the foreign beneficial owner.

 In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to PP&L or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable tax treaty provides for the reduction or elimination of this withholding tax. A Non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower rate provided by a treaty.

           Capital Gains Tax Issues. A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of Transition Bonds, unless:

      1. the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

      2. the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and other requirements are satisfied.

           Sale of the Transition Bonds to or Through the Office of a Broker. The payment of the proceeds of the sale of Transition Bonds to or through the United States office of a broker will be subject to information reporting and possible backup withholding at a rate of 31%. To avoid these requirements, a Non-U.S. Holder must certify its non-United States status under penalties of perjury or otherwise establish an exemption in accordance with applicable Treasury regulations. The payment of the proceeds of the sale of Transition Bonds to or through the foreign office of a broker generally will not be subject to this backup withholding tax. However, in the case of the payment of proceeds from the disposition of Transition Bonds through a foreign office of a broker that is a United States Person or a United States related person, the applicable Treasury regulations require information reporting on the payment. To avoid this requirement, the broker must have documentary evidence in its files that a Non-U.S. Holder is a Foreign Person and the broker cannot have actual knowledge to the contrary. For this purpose, a United States related person is:

      1. a "controlled foreign corporation" for United States federal income tax purposes or

      2. a Foreign Person 50% or more of whose gross income from all sources for a specified period is derived from activities that are effectively connected with the conduct of a United States trade or business.

 Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against its United States federal income tax, provided that the required information is furnished to the IRS.

 Material Commonwealth of Pennsylvania Tax Matters

           In the opinion of Morgan, Lewis & Bockius LLP, special Pennsylvania tax counsel to PP&L and the Issuer, interest from Transition Bonds received by a person who is not otherwise subject to corporate or personal income tax in the Commonwealth of Pennsylvania will not be subject to these taxes. Neither residents nor nonresidents of the Commonwealth of Pennsylvania will be subject to an intangible personal property tax in respect to the Transition Bonds.


                            ERISA CONSIDERATIONS

           ERISA, and Section 4975 of the Code impose restrictions on:

      1. employee benefit plans, as defined in Section 3(3) of ERISA, that are subject to Title I of ERISA;

      2. plans, as defined in Section 4975(e)(1) of the Code, that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans;

      3. any entities whose underlying assets include plan assets by reason of that plan's investment in these entities, each of the entities described in 1, 2 and 3 being referred to as a Plan; and

      4. persons who have specified relationships to Plans which are "parties in interest" under ERISA and "disqualified persons" under the Code, which collectively are referred to as Parties in Interest.

 Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86
 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account, such as through the purchase of an annuity contract. Thus, this insurance company might be treated as a Party in Interest with respect to a Plan by virtue of this investment. ERISA also imposes specific duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit specified transactions between a Plan and Parties in Interest with respect to the Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.

 Plan Asset Issues For an Investment in the Transition Bonds

           The Plan Asset Regulation is a regulation issued by the United States Department of Labor which states that if a Plan makes an "equity" investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless those exceptions set forth in the regulation apply. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the Transition Bonds should not be treated as an equity interest for purposes of the Plan Asset Regulation. Accordingly, the assets of the Borrower should not be treated as the assets of Plans investing in the Transition Bonds.

 Prohibited Transaction Exemptions

           It should be noted, however, that without regard to the treatment of the Transition Bonds as equity interests under the Plan Asset Regulation, PP&L, the Underwriters and/or their affiliates, as a provider of services to Plans, may be deemed to be Parties in Interest with respect to many Plans. The purchase and holding of Transition Bonds by or on behalf of one or more of these Plans could result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code. However, the purchase and holding of Transition Bonds may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Code.

           Examples of Prohibited Transaction Class Exemptions.
 Potentially applicable prohibited transaction class exemptions, which are referred to as PTCE's, include the following:

      1. PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

      2. PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

      3. PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

      4. PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a "qualified professional asset manager" as that term is defined in PTCE 84-14, and which is referred to as a QPAM; or

      5. PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by "in-house" asset managers that satisfy the requirements of PTCE 95-23.

 It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

           Conditions That Would Allow the QPAM Exemption to Apply.   Plan
 fiduciaries intending to rely upon the QPAM exemption should consider the following. As noted above, although the Issuer believes that the Transition Bonds should not constitute "equity interests" for purposes of the Plan Asset Regulation, it is nonetheless possible that any Class or Series of Transition Bonds could be treated as "equity interests" for purposes of the Plan Asset Regulation. In this case, the assets of the Issuer would be treated as the plan assets of any Plan purchasing that Class or Series unless another exception were applicable. In this event, ITC Collections would be deemed, for purposes of the prohibited transaction rules, to flow indirectly from Customers to Plans that own that Class or Series of Transition Bonds. Thus, if one or more Customers were Parties in Interest with respect to a Plan that owned that Class or Series of Transition Bonds, this holding could be deemed to constitute a prohibited transfer of property between a Plan and any Party in Interest with respect to the Plan. The QPAM exemption requires, among other things, that at the time of the proposed transaction, the Party in Interest, or its affiliate, does not have the authority to appoint or terminate the QPAM as a manager of any of the Plan's assets. This means, however, that if a Party in Interest with respect to a Plan that holds this Class or Series is a Customer, that has the authority to appoint or terminate the QPAM as a manager of the Plan's assets (for example, the Plan's sponsor or a director of the Plan's sponsor), the holding of that Class or Series of Transition Bonds by the Plan could be deemed to constitute a prohibited transaction to which the QPAM exemption does not apply. Accordingly, fiduciaries intending to rely upon the QPAM exemption should carefully discuss the effectiveness of the QPAM exemption with their legal advisors before purchasing any Class or Series of Transition Bonds.

           Prior to making an investment in the Transition Bonds of any Series, a Plan investor must determine whether, and each fiduciary causing the Transition Bonds to be purchased by, on behalf of or using Plan assets of a Plan that is subject to the prohibited transaction rules of ERISA or
 Section 4975 of the Code, including without limitation an insurance company general account, shall be deemed to have represented and warranted that, an exemption from the prohibited transaction rules applies, so that the use of plan assets of the Plan to purchase and hold the Transition Bonds does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the Code.

 Special Considerations Applicable to Insurance Company General Accounts

           It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor was required to issue the General Account Regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute plan assets for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
 Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan. This provision does not apply in cases of avoidance of the General Account Regulations or actions brought by the Secretary of Labor relating to particular breaches of fiduciary duties that also constitute breaches of state or federal criminal law. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.

           Department of Labor Proposed Regulations. As of the date hereof, the Department of Labor has issued proposed regulations under Section 401(c). If the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as plan assets after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of Transition Bonds by insurance company general accounts.


 General Investment Considerations For Prospective Plan Investors in the Transition Bonds

           Prior to making an investment in the Transition Bonds, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations,

      1.   whether the fiduciary has the authority to make the investment;

      2. whether the investment constitutes a direct or indirect transaction with a Party in Interest;

      3. the composition of the Plan's portfolio with respect to diversification by type of asset;

      4.   the Plan's funding objectives;

      5.   the tax effects of the investment; and

      6. whether under the general fiduciary standards of investment prudence and diversification an investment in the Transition Bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

           Governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Code.

           The sale of Transition Bonds to a Plan shall not be deemed a representation by PP&L, the Seller, the Issuer or the Underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.


               PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

           The Transition Bonds of each Series may be sold to or through the Underwriters by a negotiated firm commitment underwriting and public reoffering by the Underwriters. The Transition Bonds may also be sold to or through any other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The Issuer and the Trustee intend that Transition Bonds will be offered through various methods from time to time. The Issuer also intends that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Transition Bonds may be made through a combination of these methods.

           The distribution of Transition Bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

           The Transition Bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the Transition Bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any Series of Transition Bonds will develop or, if one does develop, that it will continue.

           Compensation to Underwriters. In connection with the sale of the Transition Bonds, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Transition Bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the Transition Bonds of a Series may be deemed to be underwriters. Any discounts or commissions received by the Underwriters from the Issuer and any profit on the resale of the Transition Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. These Underwriters or agents will be identified, and any compensation received from the Issuer will be described, in the related Prospectus Supplement.

           Other Distribution Issues. Under agreements which may be entered into by PP&L, the Seller, the Issuer and the Trustee, Underwriters and agents who participate in the distribution of the Transition Bonds may be entitled to indemnification by PP&L and the Issuer against liabilities specified therein, including under the Securities Act. The Underwriters may, from time to time, buy and sell the Transition Bonds, but there can be no assurance that a secondary market will develop and there is no assurance that this market, if established will continue.


                      RATINGS FOR THE TRANSITION BONDS

           It is a condition of any Underwriter's obligation to purchase the Transition Bonds that each Series or Class receive the ratings indicated in the related Prospectus Supplement.

           Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Transition Bonds, and, accordingly, there can be no assurance that the ratings assigned to any Series or Class of Transition Bonds upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Series or Class of Transition Bonds is revised or withdrawn, the liquidity of this Class of Transition Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Transition Bonds other than the payment in full of each Series or Class of Transition Bonds by the applicable Series Final Maturity Date or Class Final Maturity Date.


           VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS

           Some legal matters relating to the Issuer and the issuance of the Transition Bonds will be passed upon for the Issuer by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and for the Underwriters by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Some legal matters relating to PP&L and the Issuer will be passed upon for PP&L and the Issuer by Morgan Lewis & Bockius LLP, Philadelphia, Pennsylvania. Other legal matters relating to PP&L will be passed upon for PP&L by Thelen Reid & Priest LLP, New York, New York. Some legal matters relating to the federal tax consequences of the issuance of the Transition Bonds will be passed upon for the Issuer by Skadden, Arps, Slate, Meagher & Flom LLP. Some legal matters relating to Commonwealth of Pennsylvania tax consequences of the issuance of the Transition Bonds will be passed upon for the Issuer by Morgan, Lewis & Bockius LLP.




                                 EXHIBIT A


                         GLOSSARY OF DEFINED TERMS

 The following definitions are used in this Prospectus and in any accompanying Prospectus Supplement:

     Actual ITC Collections means actual collections of Intangible Transition Charges that the Servicer receives for a particular Billing Month.

     Adjustment Date means, in relation to each Series of Transition Bonds, the date on which the adjustments to the Intangible Transition Charges are to be made.

     Adjustment Request in relation to the Intangible Transition Charges means a request filed by the Servicer requesting modifications to the Intangible Transition Charges.

     Annual Accountants Report means a statement furnished by a firm of independent public accountants to the Issuer, the Trustee and the Rating Agencies, as to the compliance by the Servicer during the preceding calendar year, or the relevant portion thereof, with standards relating to the servicing of Intangible Transition Property.

     Average ITC Rate for each Rate Schedule equals the ITC Collections divided by the amount of electricity used, in kilowatt hours.

     Basic Documents means the Contribution Agreement, the assignment for the Intangible Transition Property pursuant to the Contribution Agreement, the Sale Agreement, the Servicing Agreement, the bills of sale for the Intangible Transition Property pursuant to the Sale Agreement, the Administration Agreement between the Issuer and PP&L, the Indenture, and the Limited Liability Company Agreement and the certificate of formation of the Issuer.

     Bond Rate means, with respect to each Series or, if applicable, each Class of the Transition Bonds, the rate of interest payable on that Series or Class.

     Book-Entry Transition Bonds means Transition Bonds registered in the name of Cede & Co., as nominee of DTC, or another securities depository which will be available to investors only in the form of book-entries maintained indirectly with DTC through organizations that are DTC participants.

     Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Allentown, Pennsylvania, or in the City of New York are required or authorized by law or executive order to remain closed.

     Calculation Date in relation to the Intangible Transition Charges means the date on which the Servicer is required to file an Adjustment Request with the PUC.

     Capital Subaccount means a subaccount in the Collection Account designated the Capital Subaccount and held by the Trustee under the Indenture.

     Cede means Cede & Co., the nominee for The Depository Trust Company.

     CEDEL means Cedelbank, societe anonyme.

     CEDEL Customers means customers of Cedelbank.

     CEP Securities means CEP Securities Co. LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of PP&L.

     Class means, with respect to any Series, any one of the classes of Transition Bonds of that Series.

     Class Final Maturity Date in relation to any Class means the Final Maturity Date of that Class.

     Code means the Internal Revenue Code of 1986.

     Collateral means the Intangible Transition Property and all other property pledged to the Trustee by the Issuer as collateral security for the Transition Bonds pursuant to the Indenture.

     Collection Account means the segregated trust account designated the Collection Account and held by the Trustee under the Indenture.

     Commonwealth means the Commonwealth of Pennsylvania.

     Competition Act means the Pennsylvania Electricity Generation Customer Choice and Competition Act.

     Competitive Default Service means, in relation to the Restructuring Plan and the Joint Petition, electrical generation service provided by a provider of last resort other than PP&L.

     Competitive Default Supplier means, in relation to the Restructuring Plan and the Joint Petition, a provider of Competitive Default Service.

     Competitive Transition Charge means, with respect to PP&L, the nonbypassable charge applied to the bill of every Customer which charge is designed to recover PP&L's transition or stranded costs as determined by the PUC.

     Contribution Agreement means the Contribution Agreement dated as of May 13, 1999, among PP&L, CEP Group, Inc., a Pennsylvania corporation wholly owned by PP&L, CEP Reserves, Inc., a Delaware corporation indirectly wholly owned by PP&L, and CEP Securities, as amended from time to time.

     Cooperative means Euroclear Clearance System S.C., a Belgian cooperative corporation.

     Customer means, with respect to PP&L, a retail consumer of electricity within PP&L's service territory who accesses PP&L's transmission and distribution system.

     Customer Class means one of the three customer classes which make up PP&L's customer base.

     De Minimus Amount means an amount that is less than 0.25% of a Transition Bond's principal amount payable at expected maturity multiplied by the weighted average number of years to maturity.

     Defeasance Subaccount means a subaccount in the Collection Account designated the Defeasance Subaccount and held by the Trustee under the Indenture.

     Depositories mean Citibank, N.A., as depository for CEDEL, and Morgan Guaranty Trust Company of New York, as depository for Euroclear.

     Direct Participants means direct participants of DTC which include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

     DTC means the Depository Trust Company.

     electric generation suppliers means entities, licensed by the PUC, other than PP&L, which provide electricity generation and related services, including billing and metering of electricity consumption.

     Eligible Institution in relation to the Collection Account means:

      1.   the corporate trust department of the Trustee; or

      2. a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which:

           a. has either:

                (1) a long-term unsecured debt rating of "AAA" by S&P and "A1" by Moody's; or

                (2) a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies; and

           b. whose deposits are insured by the Federal Deposit Insurance Corporation.

     Eligible Investments mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

      1. direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

      2. demand deposits, time deposits or certificates of deposit of any depositors institution or trust company incorporated under the laws of the United States of America or any State thereof, or any domestic branch of a foreign bank, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations where the rating is based on the credit of a person other than such depository institution or trust company, thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

      3. commercial paper or other short term obligations of any corporation organized under the laws of the United States of America, other than PP&L, whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest investment category granted thereby;

      4. investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby, including funds for which the Trustee or any of its affiliates act as investment manager or advisor;

      5. bankers' acceptances issued by any depository institution or trust company referred to in clause 2 above;

      6. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company, acting as principal, described in clause 2 above;

      7. repurchase obligations with respect to any security or whole loan entered into with

           a. a depository institution or trust company, acting as principal, described in clause 2 above, except that the rating referred to in the proviso in this clause 2 shall be A-1 or higher in the case of S&P,,

           b. a broker/dealer, acting as principal, registered as a broker or dealer under Section 15 of the Exchange Act, the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by S&P at the time of entering into this repurchase obligation, or

           c. an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by S&P at the time of purchase; or

      8.   any other investment permitted by each of the Rating Agencies;

    provided, however, that:

           a. any book-entry security, instrument or security having a maturity of one month or less that would be an Eligible Investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an Eligible Investment if such book-entry security, instrument or security, or the obligor thereon, has a long-term unsecured debt rating of at least "A2" by Moody's, or the equivalent thereof by the other Rating Agencies, or a short-term rating of at least "P-1" by Moody's, or the equivalent thereof by the other Rating Agencies, and

           b. any book-entry security, instrument or security having a maturity of greater than one month that would be an Eligible Investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an Eligible Investment if such book-entry security, instrument or security, or the obligor thereon, has a long-term unsecured debt rating of at least "A1" by Moody's, or the equivalent thereof by the other Rating Agencies, and a short-term rating of at least "P-1" by Moody's, or the equivalent thereof by the other Rating Agencies.. Equity Interest means, pursuant to the Plan Asset Regulation, any interest in an entity other than an instrument that is treated as indebtedness under applicable law and which has no substantial equity features.

     Euroclear means the Euroclear System.

     Euroclear Operator means the Morgan Guaranty Trust Company of New York in its role as operator of Euroclear, which is based in its Brussels, Belgium office.

     Euroclear Participants means participants of the Euroclear system.

     Exchange Act means the Securities Exchange Act of 1934.

     Expected Amortization Schedule means a schedule of the outstanding principal balance amounts of the Transition Bonds of each Series and, if applicable, each Class.

     Expected Final Payment Date for each Series or Class of Transition Bonds means the date when all principal is scheduled to be paid for that Series or Class in accordance with the Expected Amortization Schedule.

     Financial Institution means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

     Final Maturity Date means, for a Series or Class of Transition Bonds, the date by which all principal and interest on the Transition Bonds is required to be paid.

     Final Order means the qualified rate order issued by the PUC on August 27, 1999.

     Fitch IBCA means Fitch IBCA, Inc.

     Foreign Person means a person other than a United States Person.

     General Account Regulations means final regulations, which are required to be issued by the Department of Labor pursuant to Section 401(c) of ERISA, with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account.

     General Subaccount means a subaccount in the Collection Account designated the General Subaccount and held by the Trustee under the Indenture.

     Generation Rate Cap means the sum of the Competitive Transition Charge, the Intangible Transition Charge and the Shopping Credit.

     H.R. 1230 means the Consumers Electric Power Act of 1997.

     Indenture means the Indenture to be entered into between the Issuer and the Trustee providing for the issuance of the Transition Bonds, as the same may be amended and supplemented from time to time by one or more indentures supplemental thereto.

     Indirect Participants means securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

     Initial Transfer Date means the Series Issuance Date for the first Series of Transition Bonds.

     Insolvency Laws means the United States Bankruptcy Code or similar laws in effect in any jurisdiction within the United States.

     Intangible Transition Charges means, with respect to PP&L, the amounts authorized to be imposed on all Customer bills and collected, through a non-bypassable mechanism by PP&L or its successor or by any other entity which provides electric service to a Customer, to recover Qualified Transition Expenses pursuant to the PUC Order.

     Intangible Transition Property means, with respect to PP&L, the property right created under the Competition Act representing the irrevocable right of PP&L or its assignee to receive through Intangible Transition Charges amounts sufficient to recover all of its Qualified Transition Expenses.

     ITC Collections means the amount of Intangible Transition Charges received by the Servicer from Customers.

     Joint Petition means the Joint Petition for Full Settlement of PP&L's Restructuring Plan and Related Court Proceedings which was filed with the PUC on August 12, 1998.

     kwh means kilowatt-hour.


     Lien means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

     Limited Liability Company Agreement means the Amended and Restated Limited Liability Company Agreement of the Issuer to be executed by PP&L as sole member.

     Monthly Remittance Date means the 15th day of each calendar month, or if such 15th day is not a Business Day, the next Business Day.

     Moody's means Moody's Investors Service Inc.

     mWh means megawatt-hour.

     non-bypassable means, with respect to PP&L, a characteristic of the right of PP&L to collect the Competitive Transition Charge and the Intangible Transition Charge from Customers even if those Customers elect to purchase electricity from another supplier or choose to operate self-generation equipment while accessing PP&L's transmission and distribution system.

     On Track is PP&L's special reduced payment program for some low income Residential Customers who are currently served under or otherwise qualify for Rate Schedule RS.

     Overcollateralization Subaccount means a subaccount in the Collection Account designated the Overcollateralization Subaccount and held by the Trustee under the Indenture.

     Participants means participants of CEDEL, Euroclear or DTC.

     Payment Date means the date or dates on which interest and principal are to be payable on the Transition Bonds.

     PECO means PECO Energy Company.

     PJM means PJM Interconnection, L.L.C.

     PP&L means PP&L, Inc.

     PP&L Resources means PP&L Resources, Inc., the parent holding company of PP&L.

     Projected Transition Bond Balance means, for each Series or Class of Transition Bonds and each Payment Date, the projected aggregate outstanding principal balance for that Series or Class as specified for that Payment Date in the Expected Amortization Schedule.

     provider of last resort means PP&L as provider of electric generation service to its Customers.

     PUC means the Pennsylvania Public Utility Commission.

     PUC Order means the Final Order, together with the supplemental order issued by the PUC on May 21, 1999 supplementing the Final Order.

     PUC Restructuring Order means the order issued by the PUC on June 15, 1998 concerning PP&L's Restructuring Plan.

     Qualified Transition Expenses means the transition or stranded costs of an electric utility approved by the PUC for recovery through the issuance of transition bonds; the costs of retiring existing debt or equity capital of the electric utility or its holding company parent, including accrued interest and acquisition or redemption premium, costs of defeasance, and other related fees, costs and charges, through the issuance of transition bonds or the assignment, sale or other transfer of intangible transition property; and the costs incurred to issue, service or refinance the transition bonds, including accrued interest and acquisition or redemption premium, and other related fees, costs and charges associated with the transition bonds, or to assign, sell or otherwise transfer intangible transition property.

     Rate Schedule means one of the rate schedules within a Customer Class.

     Rating Agency means any rating agency which has, at the request of the Issuer, rated the Transition Bonds of any Class or Series at the time of issuance thereof. If no rating agency remains in existence, then the term means a nationally recognized statistical rating organization or other comparable person designated by the Issuer.

     Rating Agency Condition means the notification in writing by each Rating Agency to the Trustee and the Issuer that a specified action will not result in a reduction or withdrawal of its then current rating of any outstanding Series or Class of Transition Bonds.

     Reconciliation Date means, with respect to any Billing Month, the 12th day (or if the 12th day is not a Business Day, the next Business Day) in the eighth month after that Billing Month.

     Redemption Price means the price specified in a Supplemental Indenture at which the Issuer may, at its option, redeem the relevant Class or Series of Transition Bonds.

     Remittance Date means each date on which the Servicer must remit ITC Collections to the Trustee for deposit in the Collection Account.

     Required Capital Amount means the amount deposited by the Issuer in the Capital Subaccount upon the issuance of each Series of Transition Bonds as specified in the related Prospectus Supplement.

     Reserve Subaccount means a subaccount in the Collection Account designated the Reserve Subaccount and held by the Trustee under the Indenture.

     Restructuring Plan means the comprehensive plan filed by PP&L with the PUC on April 1, 1997 relating to its proposal to implement full customer choice of electric generation suppliers, in accordance with the provisions of the Competition Act.

     S&P means Standard and Poor's Corporation.

     Sale Agreement means the Intangible Transition Property Sale Agreement to be entered into between CEP Securities and the Issuer.

     Scheduled Overcollateralization Level means in relation to any Payment Date the amount of funds required to be on deposit in the Overcollateralization Subaccount on that Payment Date.

     Securities Act means the Securities Act of 1933.

     Seller means CEP Securities as seller under the Sale Agreement.

     Series means one or more series of Transition Bonds.

     Series Final Maturity Date means the Final Maturity Date for a Series.

     Series Issuance Date means the initial issuance date for a Series.

     Series Subaccount means a subaccount in the Collection Account designated the Series Subaccount with respect to a Series and held by the Trustee under the Indenture.

     Servicer means PP&L in its capacity as servicer under the Servicing Agreement, and any successor in that capacity.

     Servicing Agreement means the Servicing Agreement to be entered into between the Issuer and the Servicer, as the same may be amended and supplemented from time to time.

     Servicing Fee means the fee paid by the Issuer to the Servicer on each Payment Date with respect to each Series of Transition Bonds in an amount to be specified in the related Prospectus Supplement.

     Shopping Credit means the bundled rate for electricity consumption that PP&L charged its customers prior to the implementation of the Competition Act less PP&L's Competitive Transition Charges, the Intangible Transition Charges and PP&L's transmission and distribution charges and less a 4% system average rate reduction during 1999. This represents the amount that Customers can apply towards electricity generation charges for electricity they purchase from other Electricity Generation Suppliers.

     Stranded Costs means, in relation to PP&L, the net electric generation related costs which traditionally would be recoverable under a regulated environment but which may not be recoverable in a competitive electric generation market and which the PUC has determined will remain following mitigation of those costs by PP&L.

     Subaccount means any subaccount in the Collection Account into which the funds in the Collection Account will be allocated.

     Subsequent Sale means the sale of additional Intangible Transition Property by the Seller to the Issuer, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture.

     Subsequent Transfer Date means the date that a Subsequent Sale will be effective, specified in a written notice provided by the Seller to the Issuer.

     Successor Servicer means any successor to the Servicer appointed by the Trustee pursuant to the Servicing Agreement.

     Supplemental Indenture means each supplement to the base Indenture.

     Transferred Intangible Transition Property means Intangible Transition Property which has been sold to the Issuer.

     Transition Bond Balance means the aggregate outstanding principal balance for each Series or Class of Transition Bonds.

     Transition Bondholder means a beneficial owner of Transition Bonds.

     Transition Bonds means any of the transition bonds (as defined in the Competition Act) issued by the Issuer pursuant to the Indenture.

     Treasury Regulations means existing and proposed treasury regulations promulgated under the Code.

     Trust Indenture Act means the Trust Indenture Act of 1939.

     Trustee means The Bank of New York, a New York banking corporation, or its successor or any successor Trustee under the Indenture.

     U.S. Government Obligations means direct obligations, or certificates representing an ownership interest in those obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Issuer's option.

     Underwriting Agreement means the underwriting agreement with respect to the Transition Bonds among the Issuer, PP&L and the underwriters named in the Prospectus Supplement for whom Morgan Stanley Dean Witter is acting as the representative.

     United States Person means:

         1.  a citizen or resident of the United States,

         2. a corporation, partnership or other specified entity created or organized in or under the laws of the United States, or any state (including the District of Columbia) or any political subdivision thereof,

         3. an estate the net income of which is subject to United States federal income taxation regardless of its source or

         4.  a trust:

             a. over the administration of which a court within the United
                States is able to exercise primary supervision and

             b. all substantial decisions of which one or more United
                States Persons have the authority to control.

     United States related person means:

         1. a "controlled foreign corporation" for United States federal income tax purposes or

         2. a Foreign Person 50% or more of whose gross income from all sources for a specified period is derived from activities that are effectively connected with the conduct of a United States trade or business.



     INDEX TO FINANCIAL STATEMENTS OF PP&L TRANSITION BOND COMPANY LLC

                                                                       Page

 Report of Independent Accountants . . . . . . . . . . . . . . . . . .  F-2
      Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . .  F-3
      Statement of Income and Changes in Member's Equity . . . . . . .  F-4
      Statement of Cash Flows  . . . . . . . . . . . . . . . . . . . .  F-5
 Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .  F-6



 Report of Independent Accountants


 To PP&L, Inc., the Sole Member
 of PP&L Transition Bond Company LLC

      In our opinion, the accompanying balance sheet and the related statements of operations and changes in member's equity and of cash flows present fairly, in all material respects, the financial position of PP&L Transition Bond Company LLC (the Company) as of June 30, 1999, and the results of its operations and its cash flows for the period from March 25, 1999 (date of inception) to June 30, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


 PricewaterhouseCoopers LLP

 July 14, 1999


                            ____________________



 PP&L Transition Bond Company LLC
 Balance Sheet at June 30, 1999


                                            (in thousands)



 Assets

      Cash and cash equivalents                               $     1
      Unamortized debt issuance expenses                        1,056
                                                                -----

           Total Assets                                              $1,057
                                                                       ===

 Liabilities and Member's Equity

      Payable to member - as servicer                         $1,056
      Member's equity                                              1
                                                              ------

           Total Liabilities and Member's Equity                     $1,057
                                                                     ======

 See accompanying Notes to Financial Statements



 PP&L Transition Bond Company LLC
 Statement of Operations and Changes in Member's Equity
 For the Period March 25, 1999 (date of inception) to June 30, 1999


                                                    (in thousands)


 Income                                                  $0

 Expenses                                                  0
                                                         ---
     Net Income (Loss)                                   $0
                                                         ===

 Member's equity - beginning of period                   $0

 Member's initial cash contribution                       1
                                                         --
 Member's equity - end of period                         $1
                                                         ==

 See accompanying Notes to Financial Statements



 PP&L Transition Bond Company LLC
 Statement of Cash Flows
 for the Period March 25, 1999 (date of inception) to June 30, 1999



                                                     (in thousands)


 Cash Flow from Operating Activities
 Net income (loss)                                                 $   0

 Adjustment to reconcile net income to
 net cash provided by (used in) operating activities:
      Increase in payable to member                                  1,056
                                                                    ------
      Net cash provided by operating activities                          0
                                                                    ------

 Cash Flow from Investing Activities                                     0


 Cash Flow from Financing Activities
 Member's initial cash contribution                                      1
                                                                    ------
 Unamortized debt issuance expense                                  (1,056)
      Net cash used in financing activities                         (1,055)
                                                                    -------

 Net Increase in Cash and Cash Equivalents                         $     1

 Cash and Cash Equivalents - Beginning of Period                         0
                                                                   -------
 Cash and Cash Equivalents - End of Period                         $     1
                                                                   =======

 See accompanying Notes to Financial Statements



 PP&L Transition Bond Company LLC
 Notes to Financial Statements

 1.  Nature of Operations

      PP&L Transition Bond Company LLC ("The Company"), a limited liability company established by PP&L, Inc. ("PP&L") under the laws of the State of Delaware, was formed on March 25, 1999 pursuant to a limited liability company agreement of PP&L, as sole member of the Company. PP&L is an operating electric utility and is a wholly-owned subsidiary of PP&L Resources, Inc.

      The Company was organized for the sole purpose of purchasing and owning Intangible Transition Property ("ITP"), issuing Transition Bonds ("Bonds"), pledging its interest in ITP and other collateral to the Trustee to collateralize the Bonds, and performing activities that are necessary, suitable or convenient to accomplish these purposes. ITP represents the irrevocable right of PP&L, or its successor or assignee, to collect a non-bypassable Intangible Transition Charge ("ITC") from customers pursuant to a Qualified Rate Order ("PUC Order") issued August 27, 1998 by the Pennsylvania Public Utility Commission ("PUC") in accordance with the Pennsylvania Electricity Generation Customer Choice and Competition Act ("applicable law") enacted in Pennsylvania in December 1996. The PUC Order authorizes the ITC to be sufficient to recover $2.85 billion aggregate principal amount of Bonds, plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Bonds. The Company's organizational documents require it to operate in a manner so that it should not be consolidated in the bankruptcy estate of PP&L in the event PP&L becomes subject to a bankruptcy proceeding. Both PP&L and the Company will treat the transfer of ITP to the Company as a sale under applicable law. The Bonds will be treated as debt obligations of the Company.

      The Company anticipates issuing Bonds in the third quarter of 1999.

      Furthermore, the results of operations of the Company will be consolidated with PP&L for financial and income tax reporting purposes.

 2. Summary of Significant Accounting Policies

 Basis of Presentation

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions will affect the reported amount of revenues, expenses, assets, and liabilities and disclosure of contingencies. Actual results could differ from these estimates.

 Cash and Cash Equivalents

      The Company considers all liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

 Unamortized Debt Issuance Costs

      The costs associated with the anticipated issuance of the Bonds are being capitalized and will be amortized over the life of the Bonds utilizing the effective interest method. These costs, consisting primarily of legal fees, have been incurred by PP&L, and are reflected on the Balance Sheet as "Payable to member" at June 30, 1999. The Company will reimburse PP&L for these and any additional Bond issuance costs when the Bonds are issued.

 Income Taxes

      The Company has elected not to be taxed as a corporation for federal income tax purposes. The Company will be treated as a division of PP&L and will not be treated as a separate entity.

 3. The Bonds

      The purpose of the Company is to issue Bonds pursuant to authority granted by the PUC in the PUC Order. The Company intends to issue Bonds in series (the "Series") from time to time, the maturities and interest rates of which will depend upon market conditions at the time of issuance. The proceeds will be used to fund the purchase of ITP from PP&L. The ITP and other assets of the Company will collateralize the Bonds. Under applicable law, the Bonds will be recourse to the Company and will be collateralized on a pro rata basis by the ITP and the equity and assets of the Company. The source of repayment will be the ITC authorized pursuant to a PUC Order, which charges will be collected from PP&L customers by PP&L, as servicer.

      ITC collections will be deposited by PP&L with the Company and used to pay the expenses of the Company, to pay debt service on the Bonds and to fund credit enhancement for the Bonds. The Company will also pledge the capital contributed by PP&L to secure the debt service requirements of the Bonds. The debt service requirements will include an Overcollateralization Account, a Capital Account and a Reserve Account which will be available to bond holders. Any amounts collateralizing the Bonds will be returned to the Company upon payment of the Bonds.

 4. Significant Agreements and Related Party Transactions

      Under the Servicing Agreement to be entered into by the Company and PP&L concurrently with the issuance of the first Series of Bonds, PP&L, as servicer, will be required to manage and administer the ITP of the Company and to collect the ITC on behalf of the Company. The Company will pay an annual servicing fee of $1.25 million to PP&L. PP&L will also invoice the Company for certain other administrative expenses incurred.

      All debt issuance costs incurred to date have been or will be paid by PP&L and reimbursed by the Company upon issuance of the Bonds.



                             TABLE OF CONTENTS

                           Prospectus Supplement

 WHERE TO FIND INFORMATION IN THESE DOCUMENTS..........................  S-5
 SUMMARY OF TERMS - PROSPECTUS SUPPLEMENT.............................   S-6
 THE SERIES [1999-1] BONDS ...........................................   S-13
 DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY ......................    S-20
 DESCRIPTION OF PP&L'S BUSINESS .....................................    S-24
 UNDERWRITING THE SERIES [1999-1] BONDS .............................    S-26
 RATINGS FOR THE SERIES [1999-1] BONDS ..............................    S-27

                                 Prospectus

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS.....       6
 SUMMARY OF TERMS - PROSPECTUS.......................................       7
 RISK FACTORS........................................................      13
 FORWARD LOOKING INFORMATION.........................................      27
 PP&L................................................................      31
 THE COMPETITION ACT.................................................      31
 PP&L'S RESTRUCTURING PLAN...........................................      35
 THE PUC ORDER AND THE INTANGIBLE TRANSITION CHARGES ................      41
 PRIOR LEGAL CHALLENGES TO THE COMPETITION ACT OR THE PUC ORDER......      48
 THE SERVICER OF THE INTANGIBLE TRANSITION PROPERTY..................      53
 PP&L TRANSITION BOND COMPANY LLC, THE ISSUER........................      78
 HOW THE ISSUER WILL USE THE PROCEEDS OF THE TRANSITION BONDS........      81
 INCORPORATION OF DOCUMENTS BY REFERENCE.............................      81
 THE TRANSITION BONDS................................................      82
 WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
 FOR THE TRANSITION BONDS............................................      90
 THE CONTRIBUTION AGREEMENT .........................................      91
 THE SALE AGREEMENT..................................................     104
 THE SERVICING AGREEMENT.............................................     106
 THE INDENTURE.......................................................     118
 HOW A BANKRUPTCY OF PP&L OR THE
 SERVICER MAY AFFECT YOUR INVESTMENT.................................     141
 MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS................     144
 ERISA CONSIDERATIONS ...............................................     148
 PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS ......................     152
 RATINGS FOR THE TRANSITION BONDS....................................     153
 VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS..............     153



      The Requirement to Deliver a Copy of the Prospectus. Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the related Series of Transition Bonds, whether or not participating in the distribution of the related Series of Transition Bonds, may be required to deliver a Prospectus and a Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                      PP&L Transition Bond Company LLC


                                     $



                              Transition Bonds
                              Series [1999-1]



                                   ___ %



                            --------------------



                           PROSPECTUS SUPPLEMENT



                              __________, 1999



                            --------------------



                               [Underwriters]




                                  PART II


 Item 14. Other Expenses of Issuance and Distribution

           The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

 Registration Fee                                            $ 714,460
                                                             ---------
 Printing and Engraving Expenses                             $    *
                                                              --------
 Trustee's Fees and Expenses                                 $    *
                                                              --------
 Legal Fees and Expenses                                     $    *
                                                              --------
 Blue Sky Fees and Expenses                                  $    *
                                                              --------
 Accountants' Fees and Expenses                              $    *
                                                              --------
 Rating Agency Fees                                          $    *
                                                              --------
 Miscellaneous Fees and Expenses                             $    *
                                                              --------

 Total                                                       $    *
                                                              ========


 * To be provided by amendment.



 Item 15. Indemnification of Members and Mangers.

            Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

           The Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of PP&L Transition Bond Company LLC (the "Issuer") provides that, to the fullest extent permitted by law, the Issuer shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the LLC Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the managers in connection with any of the transactions contemplated by the LLC Agreement and related agreements.

 Item 16. Exhibits

 Exhibit No.     Description


1.1       Form of Underwriting Agreement.*
4.1.1     Limited Liability Company Agreement of PP&L Transition Bond
          Company LLC.**
4.1.2 Form of Amended and Restated Limited Liability Company Agreement for PP&L Transition Bond Company LLC.*
4.2       Certificate of Formation of PP&L Transition Bond Company LLC.**
4.3       Form of Indenture.
4.4       Form of Transition Bonds.*
5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to legality of the Transition Bonds.**
8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to material federal tax matters.**
8.2 Opinion of Morgan, Lewis & Bockius LLP with respect to material Commonwealth of Pennsylvania tax matters.
10.1      Form of Sale Agreement.
10.2      Form of Contribution Agreement.
10.3      Form of Servicing Agreement.
10.4 Joint Petition for Full Settlement of PP&L's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated August 12, 1998.**
23.1.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibits 5.1 and 8.1).**
23.1.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 8.2).
23.2      Consent of PricewaterhouseCoopers LLP.
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Bank of New York, as Trustee under the Indenture.*
27.1      Financial Data Schedule.*
99.1.1    Qualified Rate Order issued August 27, 1998.**
99.1.2    Supplemental Order issued on May 21, 1999.**
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

*         To be filed by amendment

**        Previously filed


 Item 17. Undertakings

           The undersigned Registrant on behalf of PP&L Transition Bond Company, LLC (the "Issuer") hereby undertakes as follows:

            (a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in this information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(i)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each relevant post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering hereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the Issuer that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

                 (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                 (e) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.



                                 SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this Amendment Number 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on July 15, 1999.

                               PP&L Transition Bond Company LLC

                               By:  /s/  John R. Biggar
                                    ----------------------------
                                    Name:  John R. Biggar
                                    Title: Manager


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 July 15, 1999                       /s/ John R. Biggar
 -------------                       --------------------------
 Date                                Name:  John. R. Biggar
                                     Title: Manager


 July 15, 1999                       /s/ James E. Abel
 --------------                      -------------------------
 Date                                Name:  James E. Abel
                                     Title: Manager


 July 15, 1999                        /s/ James S. Pennington
 --------------                       -------------------------
 Date                                 Name:  James S. Pennington
                                      Title: Manager



                             INDEX TO EXHIBITS


 Exhibit No.     Description


1.1       Form of Underwriting Agreement.*
4.1.1     Limited Liability Company Agreement of PP&L Transition Bond
          Company LLC.**
4.1.2 Form of Amended and Restated Limited Liability Company Agreement for PP&L Transition Bond Company LLC.*
4.2       Certificate of Formation of PP&L Transition Bond Company LLC.**
4.3       Form of Indenture.
4.4       Form of Transition Bonds.*
5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to legality of the Transition Bonds.**
8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to material federal tax matters.**
8.2 Opinion of Morgan, Lewis & Bockius LLP with respect to material Commonwealth of Pennsylvania tax matters.
10.1      Form of Sale Agreement.
10.2      Form of Contribution Agreement.
10.3      Form of Servicing Agreement.
10.4 Joint Petition for Full Settlement of PP&L's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated August 12, 1998.**
23.1.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibits 5.1 and 8.1).**
23.1.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 8.2).
23.2      Consent of PricewaterhouseCoopers LLP.
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Bank of New York, as Trustee under the Indenture.*
27.1      Financial Data Schedule.*
99.1.1    Qualified Rate Order issued August 27, 1998.**
99.1.2    Supplemental Order issued on May 21, 1999.**
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

*         To be filed by amendment

**        Previously filed